                                             As Filed Pursuant to Rule 424(b)(5)
                                             Registration No. 333-68951


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 22, 1999)

                GE CAPITAL MORTGAGE SERVICES, INC. 1999-6 TRUST
                                     ISSUER

                       GE CAPITAL MORTGAGE SERVICES, INC.
                             DEPOSITOR AND SERVICER

                                  $692,613,100
                                 (APPROXIMATE)

            REMIC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-6 PRINCIPAL AND INTEREST PAYABLE MONTHLY, BEGINNING MAY 25, 1999

                          THE TRUST WILL ISSUE:

                               - 21 classes of senior certificates; and
                               - 6 classes of junior certificates.

For a description of the classes of certificates offered by this prospectus supplement, see "Securities Offered" on page S-3.

The assets of the trust will include two pools of conventional, fixed-rate, first-lien, fully-amortizing, one- to four-family residential mortgage loans. The stated maturities of the mortgage loans will range from 20 to 30 years.
                          ---------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT.
                          ---------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lehman Brothers Inc. will purchase the certificates offered by this prospectus supplement and will sell them to investors at varying prices determined at the time of sale. The Class 2-A3 Certificates will also be offered by Edward D. Jones & Co., L.P. at varying prices determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 98.854177% of the total principal balance of those certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays for those certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about April 29, 1999.
                          ---------------------------

LEHMAN BROTHERS                                      EDWARD D. JONES & CO., L.P.

The date of this prospectus supplement is April 22, 1999.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates offered by this prospectus supplement and the underlying trust in two separate documents: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates or trust, and (2) this prospectus supplement, which describes the specific terms of your certificates and the assets in your trust. You should read both of these documents together.

     This prospectus supplement will supplement and enhance the disclosure in the prospectus for purposes of your certificates.

SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of certain concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanation described in other parts of this prospectus supplement and the accompanying prospectus.

THE ISSUER

     The issuer of the certificates will be GE Capital Mortgage Services, Inc. 1999-6 Trust. The trust was created for the sole purpose of issuing the certificates.

     We will sell the mortgage loans underlying the certificates to the trust.

SECURITIES OFFERED

     The trust will issue two groups of Class A senior certificates. Each group will be backed by one of two separate pools of mortgage loans in the trust.

     The trust will also issue one group of junior certificates representing interests in both mortgage pools. Each class of junior certificates will consist of two components, each representing an interest in one of the two mortgage pools. Similarly, the trust will issue a single Class PO Certificate, a single Class S Certificate and a single residual certificate, each representing combined interests in both mortgage pools.

     With respect to any class of these component certificates, the interest of any such class in the Pool 1 and Pool 2 mortgage loans is referred to in this prospectus supplement as the Pool 1 component and Pool 2 component, respectively, of such class of certificates. The components comprising each class of the component certificates are not separable and may not be represented by separate certificates.

     Distributions on each group of senior certificates and on each component of the component certificates backed by a particular mortgage pool will come only from amounts collected on that mortgage pool. Pool 1 certificates will thus have no entitlement to funds collected on Pool 2, and vice versa.

     The total original principal balance of the Pool 1 senior certificates will be approximately $433,518,788, the total original principal balance of the Pool 2 senior certificates will be approximately $242,270,084, and the total original principal balance of the junior certificates will be approximately $28,158,266. The total original principal balance of the Class PO and the residual certificates will be approximately $4,519,873. The following table shows the approximate initial principal balance, annual certificate interest rate and minimum denomination of each class of certificates offered by this prospectus supplement:

                              CLASS CERTIFICATE      CERTIFICATE      MINIMUM
                             PRINCIPAL BALANCE(1)   INTEREST RATE   DENOMINATION
                             --------------------   -------------   ------------
POOL 1 SENIOR CERTIFICATES
1-A1.......................      $ 95,940,000           6.10%         $ 25,000
1-A2.......................        96,506,000           6.35            25,000
1-A3.......................         8,497,000           6.60            25,000
1-A4.......................       131,909,000           6.35            25,000
1-A5(2)....................        62,400,000(3)         (4)            25,000
1-A6.......................        10,600,000        6.75(5)            25,000
1-A7.......................         1,071,571           7.00            25,000
1-A8.......................         7,757,000           7.00             1,000
1-A9.......................         6,568,500           7.00            25,000
1-A10......................         5,431,500           7.00            25,000
1-A11......................           771,429            (6)            25,000
1-A12......................         3,000,000           6.75            25,000
R-RL.......................               100           6.75               (7)
POOL 2 SENIOR CERTIFICATES
2-A1.......................      $171,397,000           6.75%         $ 25,000
2-A2.......................        15,420,000           6.75            25,000
2-A3.......................        27,000,000           6.50             1,000
2-A4.......................               (8)           0.22               (9)
2-A5.......................        27,000,000           6.75            25,000
2-A6.......................               (8)           0.03              (10)
JUNIOR CERTIFICATES
M..........................      $ 13,022,000(11)       6.75%         $100,000
B1.........................         5,280,000(11)       6.75           100,000
B2.........................         3,042,000(11)       6.75           100,000

---------------

 (1) Approximate, subject to adjustment as described in this prospectus supplement.

 (2) This class of certificates will consist of two interest-only components and one accrual component, as described in this prospectus supplement. The components are not separately transferable. The initial notional component principal balances of the interest-only components will be approximately $15,146,363 and $7,816,830. The initial component principal balance of the accrual component will be $62,400,000.

 (3) The class certificate principal balance of this class will at all times equal the component principal balance of its accrual component.

 (4) The interest rate on these certificates is a variable rate. Interest will accrue on each component of these certificates during each interest accrual period in an amount equal to the product of the notional component principal balance or component principal balance of each component as of the related distribution date and 6.75% per annum. As described in this prospectus supplement, the interest accruing on the accrual component of these certificates will not be distributable to holders of these certificates until the time specified in this prospectus supplement and will instead be added to the component principal balance of that component. The annual interest rate for the initial interest accrual period is 9.234%.

 (5) The amount of interest accruing on these certificates will not be payable to holders of these certificates until such time as is described in this prospectus supplement but will instead be added to the certificate principal balance of this class.

 (6) This class of certificates pays only principal and will not accrue interest.

 (7) This class of certificates will be issued as a single certificate in definitive physical form.

 (8) This class of certificates pays only interest. Interest will accrue on these certificates on the aggregate notional principal balance, which at all times will equal the certificate principal balance of the Class 2-A3 Certificates.

 (9) This class of certificates will be issued in a minimum notional amount of $2,900,000.

(10) This class of certificates will be issued as a single certificate.

(11) The initial component principal balances of these certificates are set forth in Annex 3.

     The Class 1-A1 through Class 1-A12 Certificates and the Class R-RL Certificates are the Pool 1 senior certificates, and the Class 2-A1 through Class 2-A6 Certificates are the Pool 2 senior certificates. The Class PO and Class S Certificates are the senior component certificates. The Class M and the Class B1 through Class B5 Certificates are the junior certificates.

     The Class PO, Class B3, Class B4, Class B5 and Class S Certificates are not offered by this prospectus supplement. We will initially retain the Class PO and Class S Certificates but may transfer them later.

     Depending on the final composition of each pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. The total original principal balance of the Pool 1 senior certificates will not be less than $427,500,000 or greater than $472,500,000, and the total original principal balance of the Pool 2 senior certificates will not be less than $237,500,000 or greater than $262,500,000. The total original principal balance of the junior certificates will not be less than $26,750,000 or greater than $29,566,000.

     Certificates with principal balances in excess of the minimum denominations shown above will be issued in multiples of $1,000 above the minimum denomination.

THE MORTGAGE LOANS

     We originated or acquired all of the mortgage loans in both pools. The mortgage loans expected to be sold to the trust have the following characteristics as of April 1, 1999:

Pool 1 Mortgage Loans

- Total outstanding principal        $451,582,304
  balance(1):
- Original terms to maturity:        20 to 30 years
- Weighted average maturity:         between 354 and 356 months
- Weighted average annual            between 7.13% and 7.17%
  interest rate:
- Largest geographic                 No more than 50% of the mortgage
  concentration:                     loans are secured by properties
                                     located in California

-------------------------

(1) Approximate, after deducting payments of principal due on, or received on or before, April 1, 1999, and subject to the variance described in this prospectus supplement.

Pool 2 Mortgage Loans

- Total outstanding principal        $252,364,835
  balance(1):
- Original terms to maturity:        20 to 30 years
- Weighted average maturity:         between 355 and 357 months
- Weighted average annual            between 7.15% and 7.19%
  interest rate:
- Largest geographic                 100% of the mortgage loans are
  concentration:                     secured by properties located in
                                     California

-------------------------

(1) Approximate, after deducting payments of principal due on, or received on or before, April 1, 1999, and subject to the variance described in this prospectus supplement.

THE SERVICER

     We will directly service approximately 85% of the Pool 1 mortgage loans and 95% of the Pool 2 mortgage loans. We will supervise the servicing of the remainder of the mortgage loans by third party servicers.

     As servicer, we must make reasonable efforts to collect payments due on the mortgage loans. In addition, we must advance delinquent payments on mortgage loans to the extent described in this prospectus supplement and will reduce our servicing compensation, to the extent described in this prospectus supplement, to reimburse certificateholders for shortfalls of interest payments.

     You should refer to "GE Capital Mortgage Services, Inc." and "The Pooling and Servicing Agreement -- Servicing Arrangement with Respect to the Mortgage Loans" and "-- Servicing Compensation, Compensating Interest and Payment of Expenses" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be May 25, 1999.

     On each distribution date, the trustee will first pay to each group of senior certificates (including the senior component certificates) the amounts of interest and principal distributable to them from available funds collected on the related mortgage pool. The trustee will then pay interest and principal to each component of the junior certificates from the remaining available funds collected from the related mortgage pool.

Interest Payments

     - The actual amount of interest you receive on your certificates on each distribution date, if your certificates are entitled to interest, will depend on:

       -- the amount of interest accrued on your certificates or each component of your certificates;

       -- the total amount of funds available for distribution from the mortgage pool relating to your certificates or to each component of your certificates;

       -- the amount of any accrued interest not paid on your certificates on earlier distribution dates; and

       -- whether you are a holder of the Class 1-A5 or Class 1-A6 Certificates, which accrue interest rather than pay it on a current basis, as described below.

     - If you are the holder of a senior certificate entitled to interest payments, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together that are backed by the same mortgage pool backing your certificates. All of the senior certificates entitled to interest payments will receive these payments at the same time.

     - If you are the holder of a junior certificate, you will receive interest payments separately calculated for each component of your certificates. It is therefore possible that, depending on the performance of the related mortgage pool, you may receive an interest payment on one component of your certificates but not the other. With respect to each component, payments will be made only after the trustee has paid interest and principal to:

       -- all of the senior certificates and the components of the senior component certificates backed by the same mortgage pool relating to such component; and

       -- each component backed by the same mortgage pool of a class of junior certificates that ranks higher than the related component of your certificates.

     - If you are a holder of the Class 1-A5 or the Class 1-A6 Certificates, the interest accrued on your certificates, or, in the case of the Class 1-A5 Certificates, the interest accrued on the accrual component of your certificates, will initially not be distributed to you. This accrued interest will instead be added to the principal amount of your certificates until such time described in "Description of the Pool 1 Certificates -- Distributions on the Pool 1 Certificates" in Annex 1 of this prospectus supplement.

     - The Class 2-A4 and Class 2-A6 Certificates are interest-only certificates and will receive no payments of principal. As a result, the yield on these certificates will be particularly sensitive to the rate of prepayments on the Pool 2 mortgage loans. See the risk factor relating to this class of certificates on S-13.

     - The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

     - After interest payments have been made on all senior certificates and the components of the senior component certificates entitled to interest backed by a particular mortgage pool, each class of senior certificates entitled to principal distributions -- and backed by the same pool -- will also receive a payment of principal. If you are the holder of junior certificates, each component of your certificates will receive principal payments after (1) interest and principal have been paid on all the related senior certificates and the corresponding components of higher-ranking certificates and (2) interest has been paid on that component. You should refer to "Description of the Pool 1
       Certificates -- Distributions on the Pool 1 Certificates" or "Description of the Pool 2 Certificates -- Distributions on the Pool 2 Certificates" in Annex 1 or Annex 2, as applicable, for a description of the amount of principal payable to you and the priority in which it will be paid.

     - The amount of principal you receive on your certificates or each component of your certificates will depend on:

       -- the various formulas and, if applicable, the principal payment schedules described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

       -- the amounts actually available for distribution as principal from the mortgage pool relating to your certificates.

     - Because of the principal allocation formulas described in this prospectus supplement, the senior certificates entitled to principal distributions -- other than the Class PO Certificates -- will receive principal payments at a faster rate than the corresponding components of the junior certificates backed by the same mortgage pool for at least the first nine years after the issuance of the certificates. The Class 2-A5 Certificates will not benefit from this accelerated repayment to the same extent. You should refer to "Description of the Pool 2
       Certificates -- Distributions on the Pool 2 Certificates -- Allocation of Pool 2 Available Funds" in Annex 2.

     - The Class 1-A11 Certificates are principal-only certificates and will receive no payments of interest. As a result, the yield on these certificates will be particularly sensitive to the rate of prepayments on the Pool 1 mortgage loans. See the risk factor relating to these certificates on page S-13.

     - If you are the holder of a Class 1-A8 or Class 2-A3 Certificate, you will have the option to request redemption of all or any part of your certificate, in any amount that is a multiple of $1,000. In addition, you may receive principal payments by random lottery. Accordingly, the timing of the principal payments you receive will be determined by whether your redemption request is honored and whether your certificates are selected for payment. You should refer to "Description of the Pool 1
       Certificates -- Principal Distributions on the Class 1-A8 Certificates" in Annex 1 and "Description of the Pool 2 Certificates -- Principal Distributions on the Class 2-A3 Certificates" in Annex 2 for a description of how principal payments will be made on these certificates.

OPTIONAL TERMINATION

     We will have the option to repurchase all the mortgage loans in the trust and thereby effect the early retirement of all of the certificates when the aggregate principal balance of the mortgage loans in both pools is less than 10% of the aggregate principal balance of the mortgage loans in both pools as of April 1, 1999. See "The Pooling and Servicing Agreement -- Termination" in this prospectus supplement.

CREDIT ENHANCEMENT

     If you are the holder of Pool 1 senior certificates, your certificates will benefit from the credit enhancement provided by the subordination of the Pool 1 components of the junior certificates. If you are the holder of Pool 2 senior certificates, your certificates will benefit from the credit enhancement provided by the subordination of the Pool 2 components of the junior certificates.

     This subordination will benefit the senior certificates in two ways:

     - The senior certificates backed by a particular mortgage pool will have a preferential right over the corresponding components of the junior certificates to receive funds available for interest and principal distributions.

     - The corresponding components of the junior certificates will absorb all losses on the mortgage loans of the related mortgage pool up to the levels described in this prospectus supplement.

     If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the corresponding components of the junior certificates offers only limited protection against the loss of your investment. If you are the holder of Class 1-A5 Certificates, the Class 1-A12 Certificates will bear certain losses that would otherwise have been allocated to you.

     If you are the holder of junior certificates, your certificates will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of junior certificates. This subordination will, however, offer only limited protection against the loss of your investment. See the risk factor concerning subordination on page S-16.

FEDERAL INCOME TAX CONSEQUENCES

     The trust will be treated as a two-tier REMIC for federal income tax purposes. The assets of the lower-tier REMIC will consist of the assets of both Pool 1 and Pool 2, and the assets of the upper-tier REMIC will consist of the regular interests of the lower-tier REMIC. The certificates other than the Class R-RL Certificates, which are the residual certificates, will be treated as regular interests in the upper-tier REMIC. The interest of the residual certificates in the upper-tier REMIC will be treated as the residual interest in the upper-tier REMIC, and the interest of the residual certificates in the lower-tier REMIC will be treated as the residual interest in the lower-tier REMIC.

     All of the regular interest certificates will be treated as debt for tax purposes. In addition, unless you are the holder of the residual certificates, you will be required to report income on your certificates under the accrual method of accounting. Under the accrual method of accounting, you may be required to report income for federal income tax purposes in advance of receiving a corresponding cash distribution.

     The particular federal income tax consequences of your investment will depend upon the class of certificates you buy. You should consider carefully the tax consequences of an investment in the following classes of certificates:

     - the Class 2-A4 and Class 2-A6 Certificates, which will likely be, the Class 1-A5, Class 1-A6 and Class 1-A11 Certificates, which will be, and certain other classes of certificates, which may be, issued with original issue discount;

     - the residual certificates, which will be subject to special rules that could significantly reduce their after-tax yield; and

     - the junior certificates, whose reported income may exceed the amount of cash actually received.

     You should refer to "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences -- REMIC Certificates" in the accompanying prospectus to determine the tax consequences to you of an investment in the certificates.

LEGAL INVESTMENT

     The senior certificates offered hereby and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they satisfy the criteria described in "Legal Investment Matters" in this prospectus supplement. No other certificates will be mortgage related securities. You should consult your own legal advisors to determine whether, and to what extent, you can invest in the certificates offered hereby. See "Legal Investment Matters" in this prospectus supplement and in the accompanying prospectus for important information concerning possible restrictions on the ownership of the certificates by regulated institutions.

ERISA CONSIDERATIONS

     If you are investing the assets of an employee benefit plan that is subject to ERISA or to Section 4975 of the federal income tax code, you may not acquire the Class 1-A12, Class M, Class B1 or Class B2 Certificates or the residual certificates. In addition, you should consider carefully the information presented in "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     The certificates must receive the ratings indicated under "Certificate Ratings" from Fitch IBCA Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at the time of their initial issuance. You should refer to "Certificate Ratings" in this prospectus supplement to learn more about the significance and limitation of ratings.

RISK FACTORS

AN INVESTMENT IN THE
CERTIFICATES MAY
  NOT BE SUITABLE FOR YOU           The certificates are not suitable
                                    investments for all investors. In
                                    particular, you should not purchase any
                                    class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

                                    The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

                                    You should carefully consider, among other things, the factors described below before purchasing the certificates.

LOSSES AND DELINQUENT PAYMENTS
  ON THE MORTGAGE LOANS MAY REDUCE
  THE YIELD ON YOUR CERTIFICATES    Payments on the mortgage loans will not be
                                    insured by the government or any other
                                    person. Moreover, we, as servicer, have a limited obligation to make advances for delinquent installments of principal or interest, as described in "The Pooling and Servicing Agreement -- Advances."
                                    Consequently, the certificates will absorb the losses resulting from delinquent payments, and the yield on your certificates could be lower than you expect.

                                    If you are buying the Class 1-A12
                                    Certificates, the yield on your certificates could be lower than expected because your certificates will bear certain losses that would otherwise have been allocated to the Class 1-A5 Certificates. See "Annex 1 -- Description of the Pool 1
                                    Certificates -- Allocation of Realized
                                    Losses on the Pool 1 Certificates."

                                    In addition, if you are buying a class of certificates that ranks junior to another class of certificates, you may be more likely than the holder of a certificate senior to you to experience losses as a result of payment defaults or liquidation losses on the underlying mortgage loans. This is because payment defaults and liquidation losses on each mortgage pool are first allocated to the related components of the junior certificates, as described in "Description of the Pool 1 Certificates -- Allocation of Realized Losses on the Pool 1 Certificates" and "-- Distributions on the Pool 1 Certificates -- Allocation of Pool 1 Available Funds" in Annex 1 and "Description of the Pool 2

                                    Certificates -- Allocation of Realized
                                    Losses on the Pool 2 Certificates" and
                                    "-- Distributions on the Pool 2
                                    Certificates -- Allocation of Pool 2
                                    Available Funds" in Annex 2 of this
                                    prospectus supplement.

                                    The performance of each mortgage pool will be independent of the other, and payments made on each of the components in a class of junior certificates will reflect this. If defaults and liquidation losses from one mortgage pool are especially high relative to those sustained by the other mortgage pool, or if those losses occur at a faster rate, junior certificates ranking senior to another class of junior certificates may begin to absorb losses even though the junior-ranking class remains outstanding and continues to receive payments. For example, if the Pool 1 component of the Class B5 Certificates has been reduced to zero through the allocation of losses on Pool 1, the Pool 1 component of the Class B4 Certificates will begin to bear losses, even though the Pool 2 component of the Class B5 Certificates may continue to receive payments.

WE CANNOT GUARANTEE YOU REGULAR
  PAYMENTS ON YOUR CERTIFICATES     The amounts you receive on your certificates
                                    will depend on the amount of the payments borrowers make on the mortgage loans.
                                    Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount. Holders of the Class
                                    1-A8 and Class 2-A3 Certificates should be aware of the special payment rules for these certificates that may make these payments especially unpredictable.

PREPAYMENT RATES THAT ARE FASTER
  OR SLOWER THAN YOU EXPECT ON THE
  MORTGAGE POOL BACKING YOUR
  CERTIFICATES OR THEIR
  COMPONENTS
  MAY REDUCE THE YIELD ON YOUR
  CERTIFICATES                      The yield to maturity on your certificates
                                    will depend primarily on the purchase price of your certificates and the rate of principal payments on the mortgage loans in the mortgage pool backing your certificates or the components of your certificates.
                                    Unexpected changes in prepayment rates could have the following negative effects:

                                         - If you bought your certificates for
                                           more than their face amount, the
                                           yield on your
                                          certificates will drop if principal
                                          payments occur at a rate faster than
                                          you expect.

                                         - If you bought your certificates for
                                           less than their face amount
                                           (especially the Class 1-A11
                                           Certificates), the yield on your
                                           certificates will drop if principal
                                           payments occur at a rate slower than
                                           you expect.

                                         - If you are the holder of a Class
                                           1-A11 Certificate, you will receive
                                           only distributions of principal. If
                                           prepayments on the related mortgage
                                           pool occur at a rate slower than
                                           expected, the payments on your
                                           certificates will likewise occur at a
                                           rate slower than expected.
                                           Consequently, the yield on your
                                           certificates could drop
                                           significantly.

                                         - If you are the holder of a Class 2-A4
                                           or Class 2-A6 Certificate, you will
                                           receive only distributions of
                                           interest. If prepayments on the Pool
                                           2 mortgage loans occur at a rate
                                           faster than expected, the yield on
                                           your certificates may drop.
                                           Consequently, you should consider the
                                           risk that you may not fully recover
                                           your investment if there are rapid
                                           rates of principal payments on the
                                           Pool 2 mortgage loans. See "Yield and
                                           Weighted Average Life
                                           Considerations -- Sensitivity of the
                                           Class 2-A4 and Class 2-A6
                                           Certificates" in Annex 2.

                                         - If you are the holder of any of the
                                           Class 1-A5 through 1-A11
                                           Certificates, your certificates will
                                           support, in varying degrees, the
                                           stability of the principal payments
                                           made to other classes of certificates
                                           that will receive principal payments
                                           according to a designated schedule as
                                           described in this prospectus
                                           supplement. Principal amounts
                                           collected on Pool 1 in excess of the
                                           amounts needed to make payments
                                           according to these schedules may be
                                           used to make distributions on your
                                           certificates, which will shorten the
                                           life of your certificates.
                                           Conversely, if the Pool 1 mortgage
                                           loans prepay at a rate that is slower
                                           than that assumed in creating these
                                           schedules, the life of your
                                           certificates could lengthen, perhaps
                                           significantly.

                                         - If you are the holder of a class of
                                           certificates that receives principal
                                           payments according to a designated
                                           schedule, your
                                          certificates will receive principal
                                          distributions in accordance with those
                                          schedules so long as the mortgage
                                          loans backing your certificates prepay
                                          at a rate consistent with those
                                          designated schedules. Prepayments that
                                          are significantly slower or faster
                                          than those assumed in creating these
                                          schedules could adversely affect the
                                          yield of these certificates.

                                    For a more detailed discussion of the
                                    sensitivity of certain classes to prepayment rates and a description of the factors that may influence prepayments, see "Yield and Weighted Average Life Considerations" in the annex applicable to your certificates in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus.

PRINCIPAL PAYMENTS ON THE
  CLASS 1-A8 AND CLASS 2-A3
  CERTIFICATES MAY BE LESS
  PREDICTABLE THAN ON OTHER
  CLASSES
  BECAUSE OF SPECIAL RULES FOR
  DISTRIBUTING PRINCIPAL            As described in this prospectus supplement,
                                    special rules apply to determining which holders receive principal distributions on these certificates and when these distributions are made. Amounts available for principal on each class of these certificates will first be paid to holders who have submitted requests for principal payments in the order submitted and with certain priorities given to holders who have died. Any amounts not paid to these requesting holders will be paid by random lot to other holders of these certificates.

                                    If you submitted a request for principal payments, you may not receive the amount requested, either because other requests had priority over yours or because the amount available for principal payments on your class of certificates was insufficient to honor your request. If the amount available for principal distributions exceeds the amount requested by all holders of your class of certificates, you may receive distributions in excess of the amount you requested or even if you did not make a request, you may receive distributions.

                                    As a result, holders may not receive
                                    principal payments when they are expecting them, and may receive principal payments when they are not expecting them. In addition to making distributions on these classes somewhat unpredictable, your yield may be affected by the timing of these payments, as described in some of the other risk factors in this prospectus supplement.

                                    Investors in these certificates should pay particular attention to the risk that they may be less likely to receive principal payments when prevailing interest rates available for reinvestment are high, and may be more likely to receive principal payments when prevailing interest rates available for reinvestment are low. See "Distributions on the Pool 1 Certificates -- Principal Distributions on the Class 1-A8 Certificates" in Annex 1 or "Distributions on the Pool 2 Certificates -- Principal Distributions on the Class 2-A3 Certificates" in Annex 2.

YOU MAY BE UNABLE TO REINVEST
  DISTRIBUTIONS FROM THE
  CERTIFICATES IN COMPARABLE
  INVESTMENTS                       Rapid prepayment rates on the mortgage loans
                                    are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

                                    See "Yield and Weighted Average Life
                                    Considerations" in the applicable annex of this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for more discussion of the effect of prepayments.

PREPAYMENTS MAY CAUSE REDUCTIONS
  IN INTEREST DISTRIBUTIONS ON
  YOUR CERTIFICATES                 The actual interest rate on your
                                    certificate, if entitled to distributions of interest, may be less than the interest rate stated in this prospectus supplement. Unless you are the holder of the Class 1-A11
                                    Certificates, which pay only principal, your certificates will be allocated any interest shortfalls that we do not compensate for as described in this prospectus supplement. If you are the holder of a Class 2-A4 or Class
                                    2-A6 Certificate, which pays only interest, extremely high rates of prepayment on the Pool 2 mortgage loans could result in failure to recover your original investment.
                                    The circumstances under which these interest shortfalls will occur are described in "Description of the Pool 1
                                    Certificates -- Distributions on the Pool 1
                                    Certificates" in Annex 1 and "Description of the Pool 2 Certificates -- Distributions on the Pool 2 Certificates" in Annex 2.

THE CONCENTRATION OF MORTGAGE
  LOANS IN SPECIFIC GEOGRAPHIC
  AREAS MAY INCREASE THE RISK
  OF LOSS ON THOSE MORTGAGE
  LOANS AND REDUCE THE YIELD
  ON YOUR CERTIFICATES              If your certificates or a component of your
                                    certificates are backed by the Pool 1
                                    mortgage loans, you should be aware that approximately half of the Pool 1 mortgage loans are secured by properties located in California. If your certificates or a component of your certificates are backed by the Pool 2 mortgage loans, you should be aware that all of the Pool 2 mortgage loans are secured by properties located in California.

                                    Any deterioration in the real estate market or economy in California could result in higher rates of loss and delinquency than expected on the mortgage loans secured by California properties. In addition, California may experience natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. These events may adversely affect the funds available to make payments on your certificates, which may in turn reduce the yield on your certificates.

                                    See "The Pool 1 Mortgage Loans and the Pool
                                    1 Certificates" in Annex 1 or "The Pool 2
                                    Mortgage Loans and the Pool 2 Certificates" in Annex 2 of this prospectus supplement for more information on the location of the properties securing the mortgage loans backing your certificates.

LOSSES ON THE MORTGAGE LOANS MAY
  BE HIGHER THAN EXPECTED, WHICH
  MAY LOWER THE YIELD ON YOUR
  CERTIFICATES                      A decline in real estate values or in
                                    economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

THE SUBORDINATION PROVIDED BY
  THE JUNIOR CERTIFICATES MAY
  NOT BE ADEQUATE TO PROTECT
  HIGHER-RANKING CERTIFICATES
  FROM ALL LOSSES                   As described in the annex of this prospectus
                                    supplement applicable to your certificates, losses from a particular mortgage pool will first be allocated to the components of the junior certificates that are related to that pool. These losses will be allocated to such components in inverse order of priority.
                                    (Thus, for example, losses on the Pool 1 mortgage loans will first be allocated to the Pool 1 component of the Class B5
                                    Certificates, then to the Pool 1 component of the Class B4 Certificates, and so forth.)

                                    Losses may be severe enough in a mortgage pool, however, to reduce the aggregate principal balances of these components to zero. If this occurs, the senior certificates backed by that mortgage pool will bear their share of losses thereafter. This will occur even if the junior certificates remain outstanding because losses on the other mortgage pool have not been as severe. In addition, certain types of losses from a mortgage pool will be borne pro rata by the related senior certificates and the components of the junior certificates that are related to that pool after a specified amount of these losses are borne solely by such components of the junior certificates.

                                    Each component of the junior certificates will absorb only losses from the related mortgage pool. Moreover, the Pool 1 senior certificates will not absorb losses on the Pool 2 senior certificates, and vice versa. In addition, if you are the holder of the Class 1-A12 Certificates, you will bear certain specified losses otherwise allocable to the Class 1-A5 Certificates.

IF WE EXERCISE OUR OPTION TO
  TERMINATE THE TRUST, THE YIELD
  ON YOUR CERTIFICATES COULD BE
  LOWER THAN EXPECTED               We may, at our option, terminate the trust
                                    under the circumstances described in "The
                                    Pooling and Servicing
                                    Agreement -- Termination" in this prospectus supplement. Because our option to terminate depends on the outstanding aggregate principal balance of all of the mortgage loans in the trust, your certificates may be retired even if the aggregate principal balance of the mortgage loans in the pool backing your certificates is above the threshold for termination, if the pools were considered separately. If the proceeds realized upon termination are less than the outstanding principal balance on the certificates and accrued interest thereon, your certificates may bear their share of the resulting shortfall. As a result, you may not fully recover your investment and could potentially suffer losses. In addition, termination of the trust will result in the early retirement of your certificates, which will shorten the average life of the certificates and potentially lower their yield.

                                    You should refer to "The Pooling and
                                    Servicing Agreement -- Termination" for a discussion of additional consequences of the trust's early termination.

YOU MAY NOT BE ABLE TO RESELL
  YOUR CERTIFICATES                 The certificates will not be listed on any
                                    securities exchange, and a resale market for the certificates may not develop. Although the underwriter of this offering intends to create a resale market for the certificates offered by it, it has no obligation to do so. If a market for the certificates does develop, it may not continue. Moreover, this market may not be liquid enough to allow you to resell your certificates or to resell them at the price you desire.

YOU WILL NOT RECEIVE PHYSICAL
  CERTIFICATES, WHICH CAN CAUSE
  DELAYS IN DISTRIBUTIONS AND
  HAMPER YOUR ABILITY TO PLEDGE
  OR RESELL YOUR CERTIFICATES       Unless you are the purchaser of the residual
                                    certificates, your ownership of the
                                    certificates will be registered
                                    electronically with DTC. The lack of
                                    physical certificates could:

                                         - result in payment delays on the
                                           certificates because the trustee will
                                           be sending distributions on the
                                           certificates to DTC instead of
                                           directly to you;

                                         - make it difficult for you to pledge
                                           your certificates if physical
                                           certificates are required by the
                                           party demanding the pledge; and

                                         - hinder your ability to resell the
                                           certificates because some investors
                                           may be unwilling to buy certificates
                                           that are not in physical form.

OUR FAILURE OR THE FAILURE OF
  THIRD PARTIES TO BE YEAR 2000
  COMPUTER READY COULD DISRUPT
  THE DISTRIBUTIONS ON YOUR
  CERTIFICATES                      Many computer systems and microprocessors
                                    with data functions, including those in
                                    non-information technology equipment and systems, use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always "19." Consequently, on January 1,
                                    2000, computers that are not year 2000
                                    compliant may read the year as 1900 and
                                    malfunction.

                                    We are implementing a plan, which is
                                    described in "Year 2000 Computer Readiness" in the prospectus, to become year 2000 compliant by mid-1999. We cannot guarantee, however, that our efforts to achieve year 2000 readiness will be fully effective. Moreover, we cannot guarantee that any of our third-party service providers, such as trustees, borrowers' banks, loan servicers and DTC, will be year 2000 ready. We also cannot assure you that any future developments in connection with our year 2000 readiness or the readiness of third parties will be those that we have anticipated.

                                    Our failure, or the failure of our
                                    third-party servicers, to become fully year
                                    2000 ready could disrupt, at least
                                    temporarily, our ability to carry out the servicing duties described in this prospectus supplement, including the calculation of amounts distributable to you and the timely transfer of funds to the trustee for your benefit. Your investment in the certificates could consequently suffer.

INDEX OF DEFINITIONS

     You can find a list of capitalized terms used in this prospectus supplement and the annexes hereto, and the pages on which they are defined, under the caption "Index of Certain Prospectus Supplement Definitions" beginning on page S-39 of this prospectus supplement. Any capitalized terms that are not defined in the prospectus supplement are defined in the accompanying prospectus. See "Index of Certain Prospectus Definitions" on page 91 of the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOLS AND THE MORTGAGED PROPERTIES

GENERAL

     The certificates described in this prospectus supplement will represent the entire beneficial ownership interest in the trust that is issuing these certificates. The assets of the trust will consist primarily of two pools of conventional, fixed-rate, fully-amortizing mortgage loans. The mortgage loans are secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties or first liens on rights to own and occupy apartments in cooperative buildings. GE Capital Mortgage Services, Inc. ("GECMSI") is depositing the mortgage loans in the trust.

     Certain data with respect to the mortgage loans expected to be included in each of Pool 1 and Pool 2 are set forth in Annex 1 and Annex 2, respectively, attached to this prospectus supplement. A description of the final mortgage pools on a Current Report on Form 8-K will be available to purchasers of the certificates at or before, and will be filed by GECMSI with the SEC within fifteen days after, the initial delivery of the certificates. This definitive description will specify the precise aggregate Scheduled Principal Balance (as defined in this prospectus supplement) of the mortgage loans in each pool as of the first day of the month of creation of the trust (the "Cut-off Date") and will also include statistical data relating to the final mortgage loans in each pool comparable in scope to that set forth with respect to the expected mortgage pools on pages A1-3 through A1-8 of Annex 1 and pages A2-3 through A2-6 of Annex
2. It will also specify the original principal balance of each class of certificates (or, in the case of the Class S, Class 2-A4 and Class 2-A6 Certificates, the notional principal balance) on the date of issuance of the certificates, the initial Pool 1 Senior Percentage, the initial Pool 2 Senior Percentage, the initial Class 2-A5 Percentage, the initial Pool 1 Junior Percentage, the initial Pool 2 Junior Percentage, the Pool 1 Bankruptcy Loss Amount, the Pool 2 Bankruptcy Loss Amount, the Pool 1 Fraud Loss Amount, the Pool 2 Fraud Loss Amount, the Pool 1 Special Hazard Loss Amount and the Pool 2 Special Hazard Loss Amount, each as defined herein. The Pooling and Servicing Agreement under which the certificates are issued and its exhibits will be filed as an exhibit to the definitive description of the final mortgage pools.

     The "Scheduled Principal Balance" of a mortgage loan as of the Cut-off Date is the then outstanding principal balance thereof, after deducting payments of principal due on or received before such date. The "Scheduled Principal Balance" of a mortgage loan as of any Distribution Date is the unpaid principal balance of such mortgage loan as specified in the amortization schedule at the time relating thereto, before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period, as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Pool 1 Bankruptcy Coverage Termination Date or the

Pool 2 Bankruptcy Coverage Termination Date, as applicable, as such terms are defined herein, irrespective of any delinquency in payment by the related borrower.

     The "Pool 1 Scheduled Principal Balance" and the "Pool 2 Scheduled Principal Balance" as of any Distribution Date are equal to the aggregate Scheduled Principal Balances of all of the mortgage loans in Pool 1 and Pool 2, respectively, that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date, or such other date as is specified.

     An "Outstanding Mortgage Loan" is any mortgage loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     Each mortgage loan other than a Cooperative Loan, as defined in Annex 1, is required to be covered by a standard hazard insurance policy. Each mortgage loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See "Servicing of the Mortgage Loans -- Hazard Insurance" and "-- Private Mortgage Insurance" in the prospectus.

     All payments due on each mortgage loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date. Each mortgage pool will include a substantial number of recently originated loans on which the first monthly payments are not due until the Cut-off Date or on a date subsequent to the initial issuance of the certificates.

     For a description of the underwriting standards generally applicable to the mortgage loans, see "The Trust Fund -- The Mortgage Loans -- Loan Underwriting Policies" in the prospectus.

DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of the Cut-off Date between GECMSI, as depositor of the mortgage loans and servicer, and State Street Bank and Trust Company, as Trustee. See the prospectus for important additional information regarding the terms and conditions of the Agreement and the certificates. The certificates will be issued in the classes offered by this prospectus supplement, together with the Class PO, Class B3, Class B4, Class B5 and Class S Certificates, none of which are offered hereby. Throughout this prospectus supplement and the annexes hereto, the "Pool 1 certificates" shall mean, collectively, the Pool 1 senior certificates, the Pool 1 components of the Class PO and Class S Certificates and the Pool 1 components of the junior certificates; the "Pool 2 certificates" shall mean, collectively, the Pool 2 senior certificates, the Pool 2 components of the Class PO and Class S Certificates and the Pool 2 components of the junior certificates; the "Senior Component Certificates" shall mean the Class PO and Class S Certificates and the "Component Certificates" shall mean the Senior Component Certificates, and the junior certificates.

     The Pool 1 senior certificates and the Pool 1 components of the Component Certificates entitled to principal distributions will have an aggregate original principal balance of approximately $451,582,304, subject to a permitted variance such that the aggregate original principal balance will not be less than $427,500,000 or greater than $472,500,000. The Pool 2 senior certificates and the Pool 2 components of the Component Certificates entitled to principal distributions will have an aggregate original principal balance of approximately $252,364,835, subject to a permitted variance such that the aggregate original principal balance will not be less than $237,500,000 or greater than $262,500,000. Any variance will be allocated so as to approximate the material characteristics of the classes of certificates (or components thereof) described herein.

     As described below, each class of certificates offered hereby, other than the residual certificates, will be issued in book-entry form. Beneficial interests in these certificates (the "Book-Entry Certificates") will be held by investors through the book-entry facilities of The Depository Trust Company, as described below, in the minimum denominations described in the summary of this prospectus supplement. Notwithstanding the integral multiple requirements described in the summary, one certificate of each class other than the residual certificates may evidence an additional amount equal to the remaining Class Certificate Principal Balance thereof.

BOOK-ENTRY CERTIFICATES

     Each class of the Book-Entry Certificates will be registered as a single certificate held by a nominee of The Depository Trust Company, which is known as DTC. For purposes of this discussion, the term DTC also refers to any successor depository selected by DTC. GECMSI has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a definitive physical certificate representing such certificate.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm, that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and participants.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     AS A RESULT, UNDER A BOOK-ENTRY FORMAT, BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES MAY EXPERIENCE SOME DELAY IN THEIR RECEIPT OF PAYMENTS. BECAUSE DTC CAN ONLY ACT ON BEHALF OF FINANCIAL INTERMEDIARIES, THE ABILITY OF A BENEFICIAL OWNER TO PLEDGE BOOK-ENTRY CERTIFICATES TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DTC SYSTEM, OR OTHERWISE TAKE ACTIONS IN RESPECT OF SUCH BOOK-ENTRY CERTIFICATES, MAY BE LIMITED DUE TO THE LACK OF PHYSICAL CERTIFICATES FOR SUCH BOOK-ENTRY CERTIFICATES. IN ADDITION, ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES IN THE SECONDARY MARKET SINCE CERTAIN POTENTIAL INVESTORS MAY BE UNWILLING TO PURCHASE CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

     DTC has advised GECMSI and the Trustee that, unless and until definitive physical certificates are issued, DTC will take any action permitted to be taken by a holder of a certificate under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive physical certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to DTC, only if
(a) DTC or GECMSI advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and GECMSI or the Trustee is unable to locate a qualified successor, (b) GECMSI, at its sole option, elects to terminate the book-entry system through DTC, or (c) after the occurrence of an Event of Default as described in the accompanying prospectus, beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of the certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive physical certificates. Upon surrender by DTC of the global certificate or certificates representing the certificates and instructions for re-registration, the Trustee will issue definitive physical certificates, and thereafter the Trustee will recognize the holders of such certificates as certificateholders under the Agreement. Following the issuance of definitive physical certificates, distribution of principal and interest on the certificates will be made by the Trustee directly to holders of these certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if definitive physical certificates are issued in respect of the Class 1-A12, Class M, Class B1 or Class B2 Certificates, no transfer of such a certificate may be made unless the Trustee has received (1) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such certificate or (2) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and GECMSI. See "ERISA Considerations" herein.

NON-BOOK-ENTRY CERTIFICATES

     The residual certificates (the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a certificate register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the residual certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The residual certificates will be subject to certain restrictions on transfer. See "-- Restrictions on Transfer of the Residual Certificates" herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date (the "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the certificate register or, upon written request by the certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the Trustee or by such other means of payment as such certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ("Available Funds") that will be available for distribution to holders of certificates backed by a particular mortgage pool on each Distribution Date is described in the accompanying prospectus under "Servicing of the Mortgage Loans -- Loan Payment Record." The Available Funds in respect of Pool 1 are referred to herein as the "Pool 1 Available Funds," and the Available Funds in respect of Pool 2 are referred to herein as the "Pool 2 Available Funds."

     See "Distributions on the Pool 1 Certificates" in Annex 1 or "Distributions on the Pool 2 Certificates" in Annex 2 for a description of how the Pool 1 Available Funds or Pool 2 Available Funds, as applicable, will be allocated to your certificates.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to principal and interest distributable to the residual certificates as described under "Distributions on the Pool 1 Certificates" in Annex 1, the holder of the residual certificates will be entitled to receive:

          (1) the amount, if any, of Pool 1 Available Funds and Pool 2 Available Funds remaining in the upper-tier REMIC on any Distribution Date after distributions of principal and interest and in respect of any Pool 1 Class PO Deferred Amount or any Pool 2 Class PO Deferred Amount are made on the certificates of the related pool on such date;

          (2) the amount in the Class 1-A8 Rounding Account upon the earlier of the Pool 1 Cross-Over Date and the next Distribution Date after the Class Certificate

     Principal Balance of the Class 1-A8 Certificates is reduced to zero, as described herein;

          (3) the amount in the Class 2-A3 Rounding Account upon the earlier of the Pool 2 Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the Class 2-A3 Certificates is reduced to zero, as described herein;

          (4) the proceeds, if any, of the assets of the trust remaining in the upper-tier REMIC after the Class Certificate Principal Balances of all classes of certificates have been reduced to zero;

          (5) the amount, if any, of Pool 1 Available Funds and Pool 2 Available Funds remaining in the lower-tier REMIC on any Distribution Date after distributions of principal and interest on the lower-tier regular interests are made on such date;

          (6) the proceeds, if any, of the assets of the trust remaining in the lower-tier REMIC after the principal balances of the regular interests in the lower-tier REMIC have been reduced to zero; and

          (7) the amount of any Unanticipated Recoveries received by GECMSI in the calendar month preceding the month of a Distribution Date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans--Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus.

     It is not anticipated that any material assets will be remaining for such distributions on the residual certificates at any such time. See "Federal Income Tax Consequences -- Residual Certificates" herein.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The residual certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Transfers of Residual Certificates -- Disqualified Organizations," "-- Foreign Investors" and "-- Noneconomic Residual Interests." In addition, the Agreement provides that the residual certificates may not be acquired by an ERISA Plan. The residual certificates will contain a legend describing the foregoing restrictions.

GE CAPITAL MORTGAGE SERVICES, INC.

     GECMSI, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of GECMSI is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of GECMSI and its activities, see "GE Capital Mortgage Services, Inc." in the accompanying prospectus.

     GECMSI currently maintains an electronic bulletin board, accessible by computer modem, which provides certain information about loans included in various series of mortgage pass-through securities that GECMSI has publicly offered. GECMSI makes no representation or warranty that such information will be suitable for any particular purpose and GECMSI assumes no responsibility for the accuracy or completeness of any information that is generated by others using such information. GECMSI has no obligation to maintain the bulletin board and may stop maintaining it any time. For further information concerning the bulletin board, you should call 800-544-3466, extension 5515.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF GECMSI

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by GECMSI, excluding Home Equity Loans (as defined in the prospectus) and special loan portfolios which, upon the GECMSI's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

                             AS OF DECEMBER 31,       AS OF DECEMBER 31,       AS OF DECEMBER 31,
                                    1996                     1997                     1998
                            ---------------------   ----------------------   ----------------------
                            BY NO.     BY DOLLAR    BY NO.      BY DOLLAR    BY NO.      BY DOLLAR
                              OF       AMOUNT OF      OF        AMOUNT OF      OF        AMOUNT OF
                             LOANS       LOANS       LOANS        LOANS       LOANS        LOANS
                            -------   -----------   -------    -----------   -------    -----------
                                                 (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio...........  785,928   $88,188,662   726,869    $83,535,531   622,179    $75,039,774
                            =======   ===========   =======    ===========   =======    ===========
Period of delinquency(1)
  30 to 59 days...........    3,362   $   353,209     2,687    $   281,657     2,314    $   242,342
  60 to 89 days...........    1,177       135,668       632         71,245       526         56,889
  90 days or more(2)......    6,867       892,643     5,442        662,342     4,561        512,734
                            -------   -----------   -------    -----------   -------    -----------
Total delinquent loans....   11,406   $ 1,381,520     8,761    $ 1,051,244     7,401    $   811,965
                            =======   ===========   =======    ===========   =======    ===========
Percent of portfolio......     1.45%         1.57%     1.21%          1.22%     1.19%          1.08%

------------------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.

(2) Includes pending foreclosures.

                                               AS OF DECEMBER 31,
                                    -----------------------------------------
                                       1996           1997           1998
                                    -----------    -----------    -----------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio...................  $88,188,662    $83,535,531    $75,039,774
Foreclosures(1)...................      372,800        271,046        189,421
Foreclosure ratio.................         0.42%          0.32%          0.25%

-------------------------
(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by GECMSI, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     We are not currently aware of specific trends that have affected our recent delinquency and loss experience, nor are we currently aware of any trends that are likely to affect the future performance of our servicing portfolio.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the trust. Consequently, there can be no assurance that the delinquency and foreclosure experience on the mortgage loans in the trust will be consistent with the data set forth above. The servicing portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the trust. The servicing portfolio also includes mortgage loans originated in accordance with GECMSI's then-applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which GECMSI had acquired the related servicing rights.

     The servicing portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of such substantial continuous additions of servicing for recently originated mortgage loans to the servicing portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above. Investors should further note that a number of social, economic, tax, geographic, demographic, legal and other factors may adversely affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the servicing portfolio, which could, in turn, cause an increase in delinquency and foreclosure rates. These factors include economic conditions, either nationally or in geographic areas where GECMSI's servicing portfolio tends to be concentrated, the age of the mortgage loans in the trust, the geographic distribution of the mortgaged properties, the payment terms of the mortgages, the characteristics of the mortgagors, enforceability of due-on-sale clauses and servicing decisions.

USE OF PROCEEDS

     The net proceeds from the sale of the certificates offered hereby will be general funds used by GECMSI for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued pursuant to the Agreement. The following summaries describe the material provisions of the Agreement that are unique to this offering of certificates. See "The Pooling and Servicing Agreement" in the accompanying prospectus for summaries of the other material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, those provisions or terms are as specified in the Agreement.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that GECMSI will directly service approximately 85% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the mortgage loans in Pool 1 and 95% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the mortgage loans in Pool 2. It will function as master servicer with respect to the remaining mortgage loans in each pool pursuant to a Direct Master Servicing Arrangement. Such master-serviced loans will be directly serviced by the entities which originated or acquired those loans and sold them to GECMSI. The Agreement permits GECMSI to use other primary servicing agents from time to time. See "Servicing of the Mortgage Loans" in the accompanying prospectus.

COLLECTION ACCOUNT

     The Agreement provides that if GECMSI or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade of GE Capital's short term unsecured rating below A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), GECMSI will, in lieu of the Loan Payment Record described under the caption "Servicing of the Mortgage Loans -- Loan Payment Record" in the accompanying prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the certificates for the collection of payments on the mortgage loans; provided, however, that such action will not be required if GECMSI delivers to the Trustee a letter from each rating agency which originally rated the certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such certificates. If established, such Collection Account would be:

      -- maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch IBCA, Inc. ("Fitch") and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category;

      -- an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF");

      -- an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

      -- a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee; or

      -- an account as will not cause either Fitch or S&P to downgrade or withdraw its then-current ratings assigned to the certificates.

If a Collection Account is established for the certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans -- Loan Payment Record" will instead be deposited or withdrawn from the Collection Account. See "Servicing of the Mortgage Loans -- Loan Payment Record" in the accompanying prospectus.

     Prior to the occurrence of a Trigger Event, GECMSI will transfer to the Certificate Account, in next day funds, the Pool 1 Available Funds and Pool 2 Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any mortgagor fails to make any payment of principal or interest required under the terms of a mortgage loan, GECMSI will advance the entire amount of such payment, net of the applicable servicing fee, less the amount of any such payment that GECMSI reasonably believes will not be recoverable out of liquidation proceeds or otherwise. See "Servicing of the Mortgage Loans -- Advances" in the accompanying prospectus for more information.

     GECMSI will be entitled to reimbursement for any such advance from late payments on the related mortgage loan as to which such advance was made. Furthermore, in the event that any mortgage loan in Pool 1 or Pool 2 as to which such an advance has been made is foreclosed while in such pool, GECMSI will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to the related Pool 1 or Pool 2 certificateholders, as applicable, of the Scheduled Principal Balance of such mortgage loan plus accrued interest at the mortgage rate, net of the applicable servicing fee.

     If GECMSI makes a good faith judgment that all or any portion of any advance of delinquent principal and interest made by it with respect to any mortgage loan may not ultimately be recoverable from related liquidation or insurance proceeds or other collections on such mortgage loan (a "Nonrecoverable Advance"), GECMSI will so notify the Trustee, and GECMSI will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other mortgage loans in the related mortgage pool. The factors that GECMSI will take into consideration in determining whether an advance is recoverable are described in the accompanying prospectus.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by GECMSI to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to GECMSI's entitlement as described in the accompanying prospectus and in the preceding paragraphs.

     As a result of the subordination of the Pool 1 and Pool 2 components of the junior certificates, the effect of reimbursements to GECMSI or the Trustee of previous advances from liquidation or insurance proceeds and of nonrecoverable advances will generally be borne by the Pool 1 or Pool 2 components, as applicable, of the junior certificates (to the extent then outstanding) in inverse order of priority before they are borne by the related senior certificates.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, GECMSI will have the option (but not the obligation) to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such mortgage loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate, less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     GECMSI's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any mortgage loan, of the servicing fee at the rate described below. As to each mortgage loan, the servicing fee rate will be a fixed rate per annum of the outstanding principal balance of such mortgage loan. For Pool 1, this rate is expected to range from approximately 0.20% to 0.29%, with an anticipated initial weighted average rate of between approximately 0.22% and 0.26%. For Pool 2, this rate is expected to range from approximately 0.20% to 0.29%, with an anticipated initial weighted average rate of between approximately 0.21% and 0.25%. The aggregate servicing compensation to GECMSI could vary depending on the prepayment experience of the mortgage loans. The servicing compensation of any direct servicer of any mortgage loan will be paid out of the related servicing fee, and GECMSI will retain the balance of the servicing fee as part of its servicing compensation, (subject to its obligation to make Compensating Interest Payments, as described below).

     To the extent any voluntary prepayment results in an Interest Shortfall (as described in clauses (1) and (2) of the definition thereof) with respect to any Pool 1 mortgage loan or Pool 2 mortgage loan on any Distribution Date, GECMSI will be obligated to remit an amount (such amount, a "Compensating Interest Payment") sufficient to pass through to the Pool 1 or Pool 2 certificateholders, as applicable, the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool 1 Scheduled Principal Balance or Pool 2 Scheduled Principal Balance, as applicable, for such Distribution Date and (b) the aggregate amount received by GECMSI on account of its servicing fees for Pool 1 or Pool 2, as applicable (net of any servicing compensation paid to any direct servicer), in connection with such Distribution Date. Because the net amount received by GECMSI on account of its servicing fee is generally less in the case of mortgage loans master-serviced by GECMSI than in the case of mortgage loans GECMSI services directly, the amounts available for any Compensating Interest Payment with respect to either mortgage pool and any Distribution Date will generally decrease to the extent the proportion of Outstanding Mortgage Loans in such pool master-serviced by GECMSI increases, and increase to the extent the proportion of such mortgage loans decreases. It is expected that no more than 15% of the mortgage loans in Pool 1 and 5% of the mortgage loans in Pool 2 (by aggregate Scheduled Principal Balance as of the Cut-off Date) will be master-serviced by GECMSI. This percentage could vary over time, however, if mortgage loans directly serviced by GECMSI experience a disproportionately high or low level of prepayments or defaults relative to mortgage loans master-serviced by GECMSI. In addition, the proportion of master-serviced mortgage loans could be affected as a result of (1) the exercise by GECMSI of its right under the Agreement to contract with third parties to directly service mortgage loans, with GECMSI becoming the master servicer of such mortgage loans, or (2) the substitution of any mortgage loans under the Agreement.

     GECMSI will retain, as additional servicing compensation, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by GECMSI (or, with respect to mortgage loans master-serviced by GECMSI, of which the Company receives notice) from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     GECMSI will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying prospectus. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus for information regarding other possible compensation to GECMSI.

TRUSTEE

     The Trustee for the certificates offered hereby will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at Two International Place, Boston, Massachusetts.

OPTIONAL TERMINATION

     GECMSI may, at its option, repurchase all of the mortgage loans underlying the certificates and thereby effect the early retirement of the certificates and cause the termination of the trust on any Distribution Date after the aggregate Scheduled Principal Balance of the mortgage loans in both pools combined is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date. Under the Agreement, the Trustee will provide notice to certificateholders of this final distribution. This notice will state:

     (1) the distribution date on which the final distribution will be made;

     (2) the amount of the final distribution; and

     (3) that the final distribution on each certificate will be paid only upon surrender of such certificate.

     GECMSI may not exercise this option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the trust to a tax on prohibited transactions or result in the failure of the trust to qualify as a REMIC.

     In accordance with the Agreement, any such repurchase by GECMSI of the assets included in the trust will be at a price equal to the sum of:

     (1) 100% of the unpaid principal balance of each mortgage loan in the trust other than a mortgage loan described in clause (2) below, as of the first day of the month of such repurchase, plus accrued and unpaid interest thereon to the first day of the month of such repurchase at the related Net Mortgage Rate, less any amounts representing previously unreimbursed advances; and

     (2) the appraised value of any property acquired in respect of a related mortgage loan less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses.

     The Pool 1 Available Funds and Pool 2 Available Funds on the final Distribution Date will be allocated to each class of certificates in accordance with the priorities described under "Description of the Pool 1
Certificates -- Distributions on the Pool 1 Certificates -- Allocation of Pool 1 Available Funds" in Annex 1 and "Description of the Pool 2
Certificates -- Distributions on the Pool 2 Certificates -- Allocation of Pool 2 Available Funds" in Annex 2. Accordingly, if the Pool 1 Available Funds or Pool 2 Available Funds, as applicable, on the final Distribution Date are less than the aggregate principal balance of the outstanding Pool 1 certificates or Pool 2 certificates, as applicable, including, for this purpose, certificate components relating to Pool 1 or Pool 2, as applicable, plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs:

     - prior to the Pool 1 Cross-Over Date or Pool 2 Cross-Over Date, as applicable, the resulting shortfall will borne by the Pool 1 or Pool 2 certificates, as applicable, or their corresponding components, in inverse order of their related payment priorities, and

     - on or after the Pool 1 Cross-Over Date or Pool 2 Cross-Over Date, as applicable, such shortfall will be borne pro rata among the Pool 1 senior certificates or Pool 2 senior certificates, as applicable.

     No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the prospectus.

VOTING RIGHTS

     The Class S Certificates will be allocated 2% of the votes, the Class 2-A4 Certificates will be allocated 1% of the votes, and the other classes of certificates in the aggregate will be allocated 97% of the votes eligible to be cast in connection with any vote of all certificateholders under the Agreement. The Class 2-A6 Certificates will have no voting rights.

     Votes allocated to the certificates under the Agreement will be allocated among the classes (and among the certificates within each such class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be. With respect to any matters relating exclusively to the certificates backed by a particular mortgage pool (i.e. matters relating only to the Pool 1 certificates or only to the Pool 2 certificates), the only certificateholders entitled to vote will be the holders of the certificates backed by the affected mortgage pool. Votes allocated to the certificates backed by a particular mortgage pool in such a circumstance will be allocated based on their respective Certificate Principal Balances or Component Principal Balances in proportion to the Pool 1 Scheduled Principal Balance or the Pool 2 Scheduled Principal Balance, as applicable.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, insofar as it states conclusions of law, represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to GECMSI.

     An election will be made to treat the trust as a double-tier REMIC for federal income tax purposes.

     The Pool 1 and Pool 2 certificates other than the residual certificates (the "Regular Certificates") will be designated as "regular interests" in the upper-tier REMIC. The interest of the residual certificates in the upper-tier REMIC will be designated as the "residual interest" in the upper-tier REMIC, and the interest of the residual certificates in the lower-tier REMIC will be designated as the "residual interest" in the lower-tier REMIC.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates (other than the Class 1-A5, Class 1-A6, Class 1-A11, Class 2-A4 and Class 2-A6 Certificates) may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances over their issue prices. The Class 1-A5, Class 1-A6 and Class 1-A11 Certificates will be, and the Class 2-A4 and Class 2-A6 Certificates will likely be treated as being, issued with original issue discount in an amount equal to the excess of (1) the sum of all payments thereon determined under the Prepayment Assumption described below, over (2) their issue price. With respect to the Pool 1 senior certificates and the Pool 1 components of the junior certificates, the prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 250% of the Prepayment Assumption. With respect to the Pool 2 senior certificates and the Pool 2 components of the junior certificates, the applicable prepayment assumption will be 275% of the Prepayment Assumption. No representation is made as to the actual rate at which the mortgage loans will prepay. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a junior certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of Pool 1 or Pool 2 senior certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of junior certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

Residual Certificates

     The holders of the residual certificates must include the taxable income of the upper-tier and lower-tier REMICs in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from the residual certificates recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, the residual certificates may be considered to be "noneconomic residual interests" at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of the residual certificates should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Residual Certificates -- Taxation of Certain Foreign Investors -- Servicing Compensation and Other REMIC Pool Expense -- Transfers of Residual Certificates."

ERISA CONSIDERATIONS

     As described in the prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with an ERISA Plan's purchase of certain of the certificates offered hereby, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain classes of certificates offered hereby, provided that the conditions specified in PTE 83-1 are satisfied. See "ERISA Considerations" in the accompanying prospectus.

     The United States Department of Labor (the "DOL") has issued to Lehman Brothers Inc. an individual administrative exemption, Prohibited Transaction Exemption 91-14 (56 Fed. Reg. 7413, February 22, 1991), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Pool 1 and Pool 2 senior certificates (other than the Class 1-A12 Certificates) by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Pool 1 and Pool 2 senior certificates (other than the Class 1-A12 Certificates) are the following:

     - Lehman Brothers Inc. is the sole underwriter or the manager or co-manager of the underwriting syndicate for such certificates;

     - the certificates are rated in one of the three highest generic rating categories by Fitch, Moody's Investors Service, Inc., S&P or Duff & Phelps Credit Rating Co. at the time of the acquisition of such certificates by the ERISA Plan;

     - the certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations;

     - the certificates are not subordinated to other certificates issued by the trust in respect of the mortgage pool backing the certificates being purchased;

     - the ERISA Plan investing in such certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     - the acquisition of the certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party;

     - the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below); and

     - the compensation to Lehman Brothers Inc. represents not more than reasonable compensation for underwriting the certificates, the proceeds to GECMSI pursuant to the assignment of the mortgage loans (or interests therein) to the Trustee represent not more than the fair market value of such mortgage loans (or interests) and the sum of all payments made to and retained by GECMSI represents not more than reasonable compensation for GECMSI's services under the Agreement and reimbursement of GECMSI's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Pool 1 and Pool 2 senior certificates (other than the Class 1-A12 Certificates) offered hereby if the fiduciary (or its affiliate) is an obligor on any of the Pool 1 or Pool 2 mortgage loans backing the certificates being purchased.

     The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity):

     -  GECMSI;

     -  Lehman Brothers Inc.;

     -  the Trustee;

     - any entity that provides insurance or other credit enhancement to the trust in respect of the mortgage pool backing the certificates being purchased; or

     - any obligor with respect to mortgage loans included in the mortgage pool backing the certificates being purchased constituting more than five percent of the aggregate unamortized principal balance of the assets in such mortgage loan pool (the "Restricted Group").

Before purchasing any certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such certificate.

     The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class 1-A12, Class M, Class B1 and Class B2 Certificates because such certificates are subordinate to certain other classes of certificates. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS 1-A12, CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES, except that any insurance company may purchase such certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The residual certificates constitute the residual interests in the upper-tier and lower-tier REMICs constituted by the trust, and all "excess inclusions" allocated to the residual certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax
Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Residual Certificates" in the prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class 1-A12, Class M, Class B1 and Class B2 Certificates. See "Description of the Certificates -- Book-Entry Certificates" herein. The Agreement provides that the residual certificates may not be acquired by or transferred to an ERISA Plan. See "Description of the Certificates -- Restrictions on Transfer of the Residual Certificates" herein.

LEGAL INVESTMENT MATTERS

     The senior certificates offered hereby and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized rating agency. As such, such certificates are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the certificates, as certain classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the certificates offered hereby constitute legal investments for such investors. See "Legal Investment Matters" in the accompanying prospectus.

     The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B1 and Class B2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B1 or Class B2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 or Class B2 Certificates will constitute legal investments for them.

     GECMSI makes no representation as to the proper characterization of the Class B1 or Class B2 Certificates for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Class B1 or Class B2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B1 or Class B2 Certificates) may adversely affect the liquidity of the Class B1 and Class B2 Certificates.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between GECMSI and Lehman Brothers Inc., the certificates offered hereby are being purchased from GECMSI by Lehman Brothers Inc. upon issuance. Distribution of the certificates offered hereby will be made by Lehman Brothers Inc., and distribution of the Class 2-A3 Certificates will also be made by Edward D. Jones & Co., L.P. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Class 2-A3 Certificates to be distributed by Edward D. Jones & Co., L.P. will have been purchased from Lehman Brothers Inc.

     Proceeds to GECMSI from the sale of the certificates offered hereby will be approximately 98.854177% of the aggregate initial Class Certificate Principal Balance of the certificates offered hereby, plus accrued interest thereon from the Cut-off Date to but excluding the date of initial issuance of the certificates, but before deducting issuance expenses payable by GECMSI. In connection with the purchase and sale of the certificates offered hereby, the underwriter may be deemed to have received compensation from GECMSI in the form of underwriting discounts. The commissions received by both Lehman Brothers Inc. and Edward D. Jones & Co., L.P. will be the difference between the price paid by them for the certificates and the amount they receive from the sale of the certificates to the public. The price of the Class 2-A3 Certificates sold to Edward D. Jones & Co., L.P. by Lehman Brothers Inc. may exceed the price paid by Lehman Brothers Inc. to GECMSI.

     GECMSI has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Lehman Brothers Inc. has entered into an agreement with GECMSI to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the certificates offered hereby, subject to certain conditions.

CERTIFICATE RATINGS

     It is a condition of issuance of the certificates that the senior certificates offered hereby other than the Class 1-A5, Class 1-A11, Class 2-A4 and Class 2-A6 Certificates be rated "AAA" by each of Fitch and S&P, that the Class 1-A5, Class 1-A11, Class 2-A4 and Class 2-A6 Certificates be rated "AAA" by Fitch and "AAAr" by S&P, and that the Class M, Class B1 and Class B2 Certificates be rated "AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.

Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield. The "r" symbol is appended to the rating by S&P of those certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of the "r" symbol in the ratings of other certificates offered hereby should not be taken as an indication that such certificates will exhibit no volatility or variability in return.

     The ratings of the certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     GECMSI has not requested a rating of the certificates offered hereby by any rating agency other than Fitch and S&P and GECMSI has not provided information relating to the certificates offered hereby or the mortgage loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the certificates offered hereby or, if another rating agency rates such certificates, what rating would be assigned to such certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the certificates offered hereby may be lower than the rating assigned to such certificates by either, or both, of Fitch and S&P.

LEGAL MATTERS

     Certain legal matters in respect of the certificates will be passed upon for GECMSI by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the underwriter by Brown & Wood LLP, Washington, D.C.

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

DEFINED TERM                          PAGE
------------                      ------------
Accretion Termination Date......         A1-15
Accrual Amount..................         A1-12
Accrued Certificate Interest....  A1-15, A2-10
Aggregate PAC Balance...........         A1-50
Aggregate TAC Balance...........         A1-55
Agreement.......................          S-21
Allocable Share.................  A1-24, A2-18
Available Funds.................          S-24
Bankruptcy Loss.................         A1-30
beneficial owner................          S-22
BIF.............................          S-28
Book-Entry Certificates.........          S-22
Certificate Principal Balance...  A1-16, A2-10
Class B Certificates............         A1-24
Class 1-A5 Accrual Amount.......         A1-13
Class 1-A6 Accrual Amount.......         A1-13
Class 1-A5 IO Component.........         A1-31
Class 1-A8 Rounding Account.....         A1-26
Class 2-A3 Rounding Account.....         A2-20
Class 2-A5 Percentage...........         A2-14
Class 2-A5 Prepayment
  Distribution Percentage.......         A2-14
Class 2-A5 Principal
  Distribution Amount...........         A2-13
Class 2-A5 Scheduled
  Distribution Percentage.......         A2-14
Class Certificate Principal
  Balance.......................          A1-8
Code............................          S-34
Collection Account..............          S-28
Compensating Interest Payment...          S-30
Component Principal Balance.....   A1-8, A2-10
Component Certificates..........          S-21
Cooperative Loan................          A1-3
Cut-off Date....................          S-20
Debt Service Reduction..........         A1-29
Deceased Holder.................  A1-28, A2-22
Defaulted Mortgage Loan.........          S-29
Deficient Valuation.............         A1-29

DEFINED TERM                          PAGE
------------                      ------------
Discount Mortgage Loan..........  A1-18, A2-11
Distribution Date...............          A1-8
DOL.............................          S-34
Effective Range.................         A1-40
ERISA...........................          S-34
ERISA Plan......................          S-34
Excess Loss.....................  A1-31, A2-24
Exemption.......................          S-34
FDIC............................          S-28
Financial Intermediary..........          S-22
Fitch...........................          S-28
Fraud Loss......................         A1-30
GECMSI..........................          S-20
Interest Accrual Period.........  A1-15, A2-10
Interest Shortfall..............  A1-17, A2-10
Liquidated Mortgage Loan........         A1-29
Living Holder...................  A1-25, A2-19
mortgage related securities.....          S-36
Net Interest Shortfall..........  A1-17, A2-10
Net Mortgage Rate...............         A1-17
NMR.............................         A2-11
Non-Book-Entry Certificates.....          S-24
Non-discount Mortgage Loan......         A1-18
Non-PO Percentage...............  A1-18, A2-11
noneconomic residual
  interests.....................          S-33
Notional Component Principal
  Balance.......................         A1-13
Notional Principal Balance......         A2-10
Original Pool 1 Junior Component
  Principal Balance.............         A1-20
Original Pool 2 Junior Component
  Principal Balance.............         A2-15
Outstanding Mortgage Loan.......          S-21
PO Percentage...................  A1-18, A2-11
Pool 1 Adjustment Amount........         A1-33
Pool 1 Available Funds..........          S-24
Pool 1 Bankruptcy Coverage
  Termination Date..............         A1-32
Pool 1 Bankruptcy Loss Amount...         A1-33
Pool 1 Certificates.............          S-21
Pool 1 Class PO Deferred
  Amount........................         A1-30

DEFINED TERM                          PAGE
------------                      ------------
Pool 1 Class PO Deferred Payment
  Writedown Amount..............         A1-17
Pool 1 Class Prepayment
  Distribution Trigger..........         A1-24
Pool 1 Class PO Principal
  Distribution Amount...........         A1-22
Pool 1 Cross-Over Date..........         A1-11
Pool 1 Fraud Coverage
  Termination Date..............         A1-33
Pool 1 Fraud Loss Amount........         A1-33
Pool 1 Junior Certificate
  Writedown Amount..............         A1-16
Pool 1 Junior Optimal Principal
  Amount........................         A1-23
Pool 1 Junior Percentage........         A1-23
Pool 1 Junior Prepayment
  Percentage....................         A1-23
Pool 1 Loss Allocation
  Limitation....................         A1-31
Pool 1 Modeling Assumption......         A1-43
Pool 1 Notional Principal
  Balance.......................         A1-15
Pool 1 PAC Certificates.........         A1-40
Pool 1 Scheduled Principal
  Balance.......................          S-21
Pool 1 Senior Certificates......
Pool 1 Senior Final Distribution
  Date..........................         A1-23
Pool 1 Senior Optimal Principal
  Amount........................         A1-19
Pool 1 Senior Percentage........         A1-20
Pool 1 Senior Prepayment
  Percentage....................         A1-21
Pool 1 Senior Prepayment
  Percentage Stepdown
  Limitation....................         A1-21
Pool 1 Special Hazard Loss
  Amount........................         A1-33
Pool 1 Special Hazard
  Termination Date..............         A1-33
Pool 1 TAC Certificates.........         A1-41
Pool 2 Adjustment Amount........         A2-26
Pool 2 Available Funds..........          S-24
Pool 2 Bankruptcy Coverage
  Termination Date..............         A2-25
Pool 2 Bankruptcy Loss Amount...         A2-25
Pool 2 Certificates.............          S-21
Pool 2 Class PO Deferred
  Amount........................         A2-23
Pool 2 Class PO Deferred Payment
  Writedown Amount..............         A2-10

DEFINED TERM                          PAGE
------------                      ------------
Pool 2 Class PO Principal
  Distribution Amount...........         A2-16
Pool 2 Class Prepayment
  Distribution Trigger..........         A2-18
Pool 2 Cross-over Date..........          A2-8
Pool 2 Group I Final
  Distribution Date.............         A2-14
Pool 2 Group I Senior
  Certificates..................          A2-7
Pool 2 Group I Senior Principal
  Distribution Amount...........          A2-7
Pool 2 Junior Certificate
  Writedown Amount..............         A2-10
Pool 2 Junior Optimal Principal
  Amount........................         A2-17
Pool 2 Junior Percentage........         A2-17
Pool 2 Loss Allocation
  Limitation....................         A2-24
Pool 2 Modeling Assumption......  A1-43, A2-31
Pool 2 Notional Principal
  Balance.......................          A2-9
Pool 2 Scheduled Principal
  Balance.......................          S-21
Pool 2 Senior Certificates......          S-21
Pool 2 Senior Final Distribution
  Date..........................         A2-17
Pool 2 Senior Optimal Principal
  Amount........................  A1-19, A2-12
Pool 2 Senior Percentage........         A2-14
Pool 2 Senior Prepayment
  Percentage....................         A2-12
Pool 2 Senior Prepayment
  Percentage Stepdown
  Limitation....................         A2-15
Pool 2 Special Hazard Loss
  Amount........................         A2-26
Pool 2 Special Hazard
  Termination Date..............         A2-26
Prepayment Assumption...........  A1-40, A2-31
Prepayment Interest.............         A2-28
Prepayment Period...............  A1-20, A2-13
Principal Distribution
  Request.......................  A1-27, A2-21
Realized Loss...................         A1-29
Record Date.....................          S-24
Regular Certificates............          S-32
regular interests...............          S-32
residual interest...............          S-33

DEFINED TERM                          PAGE
------------                      ------------
Restricted Group................          S-35
S&P.............................          S-28
SAIF............................          S-28
Scheduled Principal Balance.....          S-20
Senior Component Certificates...          S-21
SMMEA...........................          S-36
Special Hazard Loss.............         A1-30

DEFINED TERM                          PAGE
------------                      ------------
Structuring Range...............         A1-40
TAC Balances Schedule...........         A1-41
TAC Prepayment Assumption.......         A1-54
Tax-Exempt Investor.............          S-36
Trustee.........................          S-21
Withdrawal......................  A1-28, A2-21

                                    ANNEX 1

THE POOL 1 MORTGAGE LOANS AND THE POOL 1 CERTIFICATES

     Interest and principal will be distributable on the Pool 1 senior certificates and on the Pool 1 components of the Component Certificates solely out of the Pool 1 Available Funds received in respect of the Pool 1 mortgage loans. This annex sets forth certain data with respect to the Pool 1 mortgage loans and describes the manner in which interest and principal will be distributable on the Pool 1 senior certificates and on the Pool 1 components of each of the classes of junior certificates and of the Class PO and Class S Certificates. This annex also discusses the yield and weighted average life considerations relevant to an investment in the Pool 1 senior certificates.

THE POOL 1 MORTGAGE LOANS

     We expect that the following percentages of the Pool 1 mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) will have been originated under the following documentation programs:

     - At least 90% of such mortgage loans and substantially all of the mortgage loans with loan-to-value ratios in excess of 80% will have been originated under GECMSI's full or alternative documentation program or other full or alternative documentation programs acceptable to GECMSI.

     - No more than 6.50% of such mortgage loans will have been originated under GECMSI's no income verification programs or other no income verification programs acceptable to GECMSI.

     - No more than 1.50% of such mortgage loans will have been originated under GECMSI's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to GECMSI.

     - No more than 0.50% of such mortgage loans will have been originated under GECMSI's "No Ratio Program" or other no ratio programs acceptable to GECMSI.

     - No more than 0.50% of such mortgage loans will have been originated under GECMSI's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to GECMSI.

     - No more than 0.45% of such mortgage loans will have been acquired under GECMSI's "Relocation Loan" program or other relocation programs acceptable to GECMSI.

See "The Trusts -- The Mortgage Loans -- Loan Underwriting Policies" in the accompanying prospectus for a description of these documentation programs.

     The Pool 1 mortgage loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due or received on or before such date, of approximately $451,582,304. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $427,500,000 or greater than $472,500,000.

     Prior to issuance of the certificates, we will not remove from the expected Pool 1 mortgage pool more than 5% of the mortgage loans, measured by Scheduled Principal

                                      A1-1

Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors. In addition, prior to issuance of the certificates, we will not add mortgage loans to Pool 1 if this would result in more than a 5% increase in the size of Pool 1, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors.

     The interest rates borne by the Pool 1 mortgage loans are expected to range from 6.2500% to 9.5000% per annum, and the weighted average mortgage interest rate as of the Cut-off Date of such mortgage loans is expected to be between 7.1300% and 7.1700% per annum. The original principal balances of the Pool 1 mortgage loans are expected to range from $19,350 to $1,500,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the Pool 1 mortgage loans is not expected to exceed $332,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Pool 1 mortgage loan will be March 1987, and the month and year of the latest scheduled maturity date of any such mortgage loan will be April 2029. All of the Pool 1 mortgage loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the Pool 1 mortgage loans will be between 354 and 356 months as of the Cut-off Date.

     The Pool 1 mortgage loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Pool 1 mortgage loans) as of the Cut-off Date:

     - No more than 10% of the mortgage loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 2% of the mortgage loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 1.4% of the mortgage loans will have a Scheduled Principal Balance of more than $1,000,000.

     - No more than 12% of the mortgage loans will have a loan-to-value ratio at origination in excess of 80%, no more than 4% of the mortgage loans will have a loan-to-value ratio at origination in excess of 90%, and none of the mortgage loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the mortgage loans is expected to be between 72% and 74%.

     - No more than 1.00% of the mortgage loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     - The proceeds of at least 32% of the mortgage loans will have been used to acquire the related mortgaged property. The proceeds of the remainder of the mortgage loans will have been used to refinance an existing loan. No more than 21% of the mortgage loans will have been the subject of "cash-out" refinancings.

     - No more than 1% of the mortgage loans will be temporary buy-down mortgage loans. The portion of the interest rate paid by the related mortgagor will not increase by more than one percentage point for each six month period. No mortgage interest rate may exceed the "bought down" rate by more than 3 percentage points, and no buy-down period will exceed 3 years.

     - No more than 2% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                                      A1-2

     - No more than 50% of the mortgage loans will be secured by mortgaged properties located in California. The majority of the mortgage loans will be secured by mortgaged properties located in California, New Jersey and Georgia.

       No more than 6% of the mortgage loans will be secured by mortgaged properties located in any one state except California.

     - At least 96% of the mortgage loans will be secured by mortgaged properties determined by GECMSI to be the primary residence of the mortgagor. The basis for such determination will be the making of a representation by the mortgagor at origination that the underlying property will be used as the mortgagor's primary residence.

     - At least 92% of the mortgage loans will be secured by single-family, detached residences.

     - No more than 5% of the mortgage loans will be secured by condominiums.

     - No more than 3% of the mortgage loans will be secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to occupy cooperative apartment units therein (each, a "Cooperative Loan").

     Set forth below is a description of certain characteristics of Pool 1 and the mortgage loans expected to be included therein, subject to the variance described herein relating to Pool 1. The sum of the percentages may not equal 100% due to rounding.

               ORIGINAL PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
      RANGE OF ORIGINAL           NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
      PRINCIPAL BALANCE         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
      -----------------         --------------   -------------------   ---------------------
$        0 - 227,150..........         95          $ 12,473,336.68              2.76%
  227,151 -  250,000..........         67            16,094,425.85              3.56
  250,001 -  300,000..........        469           129,292,524.60             28.63
  300,001 -  350,000..........        323           105,016,505.60             23.26
  350,001 -  400,000..........        178            66,866,124.65             14.81
  400,001 -  450,000..........         88            37,392,130.32              8.28
  450,001 -  600,000..........        117            59,473,739.58             13.17
  600,001 -  650,000..........         22            14,086,541.40              3.12
  650,001 - 1,500,000.........         11            10,886,975.57              2.41
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

                                      A1-3

                 MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
    MORTGAGE INTEREST RATE      MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
    ----------------------      --------------   -------------------   ---------------------
6.2500%.......................          4          $  1,122,860.59              0.25%
6.3750%.......................          3               938,012.23              0.21
6.5000%.......................         19             6,801,076.95              1.51
6.6250%.......................         28             9,763,326.30              2.16
6.7500%.......................         78            26,291,825.90              5.82
6.8750%.......................        213            74,534,423.89             16.51
6.9000%.......................          1               264,152.56              0.06
7.0000%.......................        279            93,064,013.89             20.61
7.1250%.......................        182            62,527,917.23             13.85
7.1500%.......................          1               343,312.09              0.08
7.2000%.......................          1               334,288.08              0.07
7.2500%.......................        217            74,679,430.90             16.54
7.2750%.......................          1               339,470.56              0.08
7.3750%.......................        118            38,332,841.09              8.49
7.5000%.......................         85            27,205,370.64              6.02
7.5500%.......................          1               892,492.71              0.20
7.6250%.......................         44            12,446,238.89              2.76
7.7500%.......................         19             4,667,445.11              1.03
7.8750%.......................          8             1,557,992.33              0.35
8.0000%.......................         14             2,705,475.88              0.60
8.1250%.......................          5               556,939.60              0.12
8.2500%.......................          7             1,391,180.33              0.31
8.3750%.......................          4             1,189,154.14              0.26
8.5000%.......................         11             2,511,086.71              0.56
8.6250%.......................          6             1,413,600.78              0.31
8.7500%.......................          6             1,518,813.76              0.34
8.8750%.......................          7             1,813,708.47              0.40
9.0000%.......................          3             1,030,030.61              0.23
9.1250%.......................          1                94,286.36              0.02
9.2500%.......................          1               207,280.14              0.05
9.3750%.......................          2               798,396.61              0.18
9.5000%.......................          1               245,858.92              0.05
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

                                      A1-4

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Alabama.......................          2          $    724,799.17              0.16%
Arizona.......................         43            13,586,309.36              3.01
Arkansas......................          2               648,616.24              0.14
California....................        648           225,689,018.51             49.98
Colorado......................         56            17,616,456.06              3.90
Connecticut...................         22             7,196,309.18              1.59
Delaware......................          3               959,364.75              0.21
District Of Columbia..........          5             1,745,498.41              0.39
Florida.......................         53            14,059,483.94              3.11
Georgia.......................         66            20,692,538.30              4.58
Hawaii........................          3               662,959.02              0.15
Illinois......................         52            16,608,958.78              3.68
Indiana.......................          3               756,993.25              0.17
Iowa..........................          1               118,787.73              0.03
Kentucky......................          3             1,054,150.04              0.23
Louisiana.....................          2               462,672.36              0.10
Maine.........................          1               341,739.77              0.08
Maryland......................         16             5,570,608.02              1.23
Massachusetts.................         53            16,464,491.12              3.65
Michigan......................          7             2,161,935.42              0.48
Minnesota.....................          4             1,771,495.19              0.39
Missouri......................          8             2,593,842.71              0.57
Nevada........................          8             2,925,977.66              0.65
New Hampshire.................          4             1,430,569.20              0.32
New Jersey....................         84            25,503,399.88              5.65
New Mexico....................          3               835,176.59              0.18
New York......................         46            14,266,807.75              3.16
North Carolina................          5             1,888,721.84              0.42
Ohio..........................          4             1,220,830.95              0.27
Oregon........................         21             6,689,578.64              1.48
Pennsylvania..................         31            10,505,663.22              2.33
Rhode Island..................          6             1,978,000.00              0.44
South Carolina................          5             1,503,439.50              0.33
South Dakota..................          1               419,326.27              0.09

                                      A1-5

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Tennessee.....................          3               823,813.88              0.18
Texas.........................         13             3,880,488.00              0.86
Utah..........................          7             2,059,746.68              0.46
Vermont.......................          3               823,236.39              0.18
Virginia......................         30             9,409,127.52              2.08
Washington....................         43            13,931,372.95              3.09
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

                   YEAR OF ORIGINATION AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF ORIGINATION             MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
-------------------             --------------   -------------------   ---------------------
1987..........................          1          $    402,500.00              0.09%
1990..........................          1               171,783.04              0.04
1991..........................          2               310,475.32              0.07
1992..........................         29             9,004,624.40              1.99
1995..........................          1               329,390.94              0.07
1996..........................          1               432,000.00              0.10
1998..........................        169            51,306,226.62             11.36
1999..........................      1,166           389,625,303.93             86.28
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

                    YEAR OF MATURITY AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF MATURITY                MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
----------------                --------------   -------------------   ---------------------
2019..........................         15          $  3,979,323.91              0.88%
2020..........................          1               171,783.04              0.04
2022..........................         30             8,850,099.72              1.96
2023..........................          1               351,044.12              0.08
2024..........................          6             1,970,963.23              0.44
2027..........................          2               420,896.41              0.09
2028..........................         80            22,152,814.26              4.91
2029..........................      1,235           413,685,379.56             91.61
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

                                      A1-6

              TYPES OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
       TYPE OF DWELLING         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
       ----------------         --------------   -------------------   ---------------------
Single-family detached........      1,279          $425,329,380.08             94.19%
Single-family attached........         16             5,080,091.20              1.13
Condominium...................         48            12,542,343.13              2.78
2 - 4 family units............         23             7,736,140.61              1.71
Co-op.........................          4               894,349.23              0.20
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

                  OCCUPANCY STATUS OF MORTGAGED PROPERTIES(1)

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
OCCUPANCY                       MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
---------                       --------------   -------------------   ---------------------
Owner Occupied................      1,322          $440,649,419.97             97.58%
Vacation......................         32             8,680,520.32              1.92
Investment....................         16             2,252,363.96              0.50
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

---------------
(1) Based on information supplied by the mortgagor in the loan application.

                         PURPOSE OF THE MORTGAGE LOANS

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
     PURPOSE OF THE LOAN        MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
     -------------------        --------------   -------------------   ---------------------
Purchase......................        482          $151,980,581.67             33.66%
Rate Term/Refinance...........        637           215,237,813.81             47.66
Cash-out Refinance............        251            84,363,908.77             18.68
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

                                      A1-7

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
RANGE OF                                              PRINCIPAL         AGGREGATE SCHEDULED
LOAN-TO-VALUE RATIOS              NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
AT ORIGINATION                  MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------            --------------   -------------------   ---------------------
00.001-50.000%................         65          $ 23,493,644.86              5.20%
50.001-60.000.................        116            40,587,706.28              8.99
60.001-70.000.................        220            79,991,897.91             17.71
70.001-75.000.................        220            73,419,978.32             16.26
75.001-80.000.................        563           183,196,746.32             40.57
80.001-85.000.................         29             7,893,412.82              1.75
85.001-90.000.................        106            30,148,311.61              6.68
90.001-95.000.................         51            12,850,606.13              2.85
                                    -----          ---------------            ------
     Total....................      1,370          $451,582,304.25            100.00%
                                    =====          ===============            ======

DISTRIBUTIONS ON THE POOL 1 CERTIFICATES

Allocation of Pool 1 Available Funds

     Interest and principal on the Pool 1 senior certificates and the Pool 1 components of the Component Certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in May 1999. These distributions will be in an aggregate amount equal to the Pool 1 Available Funds for the related Distribution Date. Distributions will be made to holders of record at the close of business on the related Record Date.

     On each Distribution Date, the Pool 1 Available Funds will be distributed in the following order of priority among the certificates:

          first, to the classes of Pool 1 senior certificates entitled to distributions of interest and the Pool 1 component of the Class S Certificates, the Accrued Certificate Interest on each such class for such Distribution Date, any shortfall in available amounts being allocated among such classes and component in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon; provided however, that on each Distribution Date through the related Accretion Termination Date (as defined herein) for the Class 1-A6 Certificates and the Class 1-A5 Accrual Component, such amounts with respect to such certificates or such component will not be distributed under this priority first but will instead be added to the class certificate principal balance (the "Class Certificate Principal Balance") or component principal balance (the "Component Principal Balance") thereof and distributed in accordance with the first paragraph following priority eighth below;

          second, to the classes of Pool 1 senior certificates entitled to distributions of interest and the Pool 1 component of the Class S Certificates, any Accrued Certificate Interest thereon remaining undistributed (or not added to the Class Certificate Principal Balance of the Class 1-A6 Certificates or to the Component Principal Balance of the Class 1-A5 Accrual Component, as the case may be) from previous Distribution Dates, to the extent of remaining Pool 1 Available Funds, any shortfall in available amounts being allocated among such classes and component in proportion to

                                      A1-8
     the amount of such Accrued Certificate Interest remaining undistributed (or not added to the Class Certificate Principal Balance of the Class 1-A6 Certificates or to the Component Principal Balance of the Class 1-A5 Accrual Component, as the case may be) for each such class or component for such Distribution Date; provided, however, that on each Distribution Date through the related Accretion Termination Date for the Class 1-A6 Certificates and the Class 1-A5 Accrual Component, such amounts with respect to such certificates or such component will not be distributed under this priority second but will instead be added to the Class Certificate Principal Balance or Component Principal Balance thereof and distributed in accordance with the first paragraph following priority eighth below;

          third, to the classes of Pool 1 senior certificates entitled to principal distributions and the Pool 1 component of the Class PO Certificates, in reduction of the aggregate Class Certificate Principal Balances or Component Principal Balance thereof, to the extent of remaining Pool 1 Available Funds, concurrently, as follows:

             (1) to the Class 1-A1 through Class 1-A12 Certificates and the residual certificates, the Pool 1 Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                  (a) to the residual certificates, until the Class Certificate
             Principal Balance thereof has been reduced to zero;

                  (b) to the Class 1-A1 through Class 1-A12 Certificates,
             concurrently, as follows:

                       (I) approximately 0.6969418193% of the amount
                  distributable under this clause (1)(b) to the Class 1-A12 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

                       (II) approximately 99.3030581807% of the amount
                  distributable under this clause (1)(b) to the Class 1-A1 through Class 1-A11 Certificates, in the following order of priority:

                           (A) sequentially, to the Class 1-A1, Class 1-A2 and
                      Class 1-A3 Certificates, up to the amount necessary to reduce the aggregate Certificate Principal Balances thereof to the Aggregate Pool 1 PAC Balance set forth in the Pool 1 PAC Balances Table for such Distribution Date;

                           (B) to the Class 1-A4 Certificates, up to the amount
                      necessary to reduce the Class Certificate Principal Balance thereof to the Class 1-A4 TAC Balance No. 1 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

                           (C) to the Class 1-A5 Accrual Component, up to the
                      amount necessary to reduce the Component Principal Balance thereof to the Class 1-A5 TAC Component Balance No. 1 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

                           (D) to the Class 1-A6 Certificates, until the Class
                      Certificate Principal Balance thereof has been reduced to zero;

                           (E) to the Class 1-A11 Certificates, approximately
                      3.57143055556% of the remaining amount distributable under this

                                      A1-9
                      clause (1)(b)(II), until the Class Certificate Principal Balance thereof has been reduced to zero;

                           (F) to the Class 1-A8 Certificates, approximately
                      37.2421132492% of the remaining amount distributable under this clause (1)(b)(II), up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its Class 1-A8 TAC Balance set forth in the Pool 1 TAC Balances Table for such Distribution Date;

                           (G) sequentially, to the Class 1-A9 and Class 1-A10
                      Certificates, approximately 91.8022783949% of the remaining amount distributable under this clause
                      (1)(b)(II), up to the amount necessary to reduce the aggregate Class Certificate Principal Balances thereof to the Class 1-A9, Class 1-A10 Aggregate TAC Balance set forth in the Pool 1 TAC Balances Table for such Distribution Date;

                           (H) to the Class 1-A7 Certificates, until the Class
                      Certificate Principal Balance thereof has been reduced to zero;

                           (I) to the Class 1-A8 through Class 1-A10
                      Certificates, concurrently, as follows:

                               (i) approximately 39.2620337096% of the amount
                          distributable under this clause (1)(b)(II)(I) to the Class 1-A8 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                               (ii) approximately 60.7379662904% of the amount
                          distributable under this clause (1)(b)(II)(I) first to the Class 1-A9 Certificates and then to the Class 1-A10 Certificates, without regard to the Class 1-A9, Class 1-A10 Aggregate TAC Balance for such Distribution Date, until their respective Class Certificate Principal Balances have been reduced to zero;

                           (J) to the Class 1-A4 Certificates, up to the amount
                      necessary to reduce the Class Certificate Principal Balance thereof to the Class 1-A4 TAC Balance No. 2 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

                           (K) to the Class 1-A5 Accrual Component, up to the
                      amount necessary to reduce the Component Principal Balance thereof to the Class 1-A5 TAC Component Balance No. 2 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

                           (L) to the Class 1-A4 Certificates, without regard to
                      the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

                           (M) to the Class 1-A5 Accrual Component, without
                      regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero; and

                                      A1-10

                           (N) to the Class 1-A1, Class 1-A2 and Class 1-A3
                      Certificates, in the following order or priority:

                               (i) to the Class 1-A1 Certificates, without
                          regard to the Aggregate Pool 1 PAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

                               (ii) to the Class 1-A2 Certificates, without
                          regard to the Aggregate Pool 1 PAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                               (iii) to the Class 1-A3 Certificates, without
                          regard to the Aggregate Pool 1 PAC Balance Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

             (2) to the Pool 1 component of the Class PO Certificates, the Pool 1 Class PO Principal Distribution Amount for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero;

          fourth, to the Pool 1 component of the Class PO Certificates, to the extent of remaining Pool 1 Available Funds, the Pool 1 Class PO Deferred Amount for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero; provided that, (1) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Pool 1 Junior Optimal Principal Amount for such Distribution Date, (2) such distributions shall not reduce the Component Principal Balance of the Pool 1 component of the Class PO Certificates and (3) no distribution will be made in respect of the Pool 1 Class PO Deferred Amount after the Distribution Date on which the respective Component Principal Balances of the Pool 1 components of the junior certificates have been reduced to zero (the "Pool 1 Cross-Over Date");

          fifth, to the Pool 1 component of the Class M Certificates, to the extent of remaining Pool 1 Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share (as defined under "-- Principal" below) for such Distribution Date;

          sixth, to the Pool 1 component of the Class B1 Certificates, to the extent of remaining Pool 1 Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share for such Distribution Date;

          seventh, to the Pool 1 component of the Class B2 Certificates, to the extent of remaining Pool 1 Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share for such Distribution Date; and

          eighth, to each of the Pool 1 components of the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Pool 1 Available Funds:
     (1) the Accrued

                                      A1-11

     Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share for such Distribution Date.

     On each Distribution Date on which there is an Accrual Amount (as defined below), before distributions have been made pursuant to priority third above, an amount equal to the sum of the Class 1-A6 Accrual Amount and the Class 1-A5 Accrual Amount (the "Accrual Amount") will be distributed in the following order of priority in reduction of the Class Certificate Principal Balances of the following classes of certificates:

          first, to the Class 1-A4 Certificates, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to the Class 1-A4 TAC Balance No. 1 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

          second, to the Class 1-A5 Accrual Component, up to the amount necessary to reduce the Component Principal Balance thereof to the Class 1-A5 TAC Component Balance No. 1 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

          third, to the Class 1-A6 Certificates, in reduction of the Class Certificate Principal Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class 1-A11 Certificates, approximately 3.57143055556% of the remaining Accrual Amount, until the Class Certificate Principal Balance thereof has been reduced to zero;

          fifth, to the Class 1-A8 Certificates, approximately 37.2421132492% of the remaining Accrual Amount, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its Class 1-A8 TAC Balance set forth in the Pool 1 TAC Balances Table for such Distribution Date;

          sixth, sequentially, to the Class 1-A9 and Class 1-A10 Certificates, approximately 91.8022783949% of the remaining Accrual Amount, up to the amount necessary to reduce the aggregate Class Certificate Principal Balances thereof to the Class 1-A9, Class 1-A10 Aggregate TAC Balance set forth in the Pool 1 TAC Balances Table for such Distribution Date;

          seventh, to the Class 1-A7 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

          eighth, to the Class 1-A8 through Class 1-A10 Certificates, concurrently, as follows:

             (1) approximately 39.2620337096% of the amount distributable under this priority eighth to the Class 1-A8 Certificates, without regard to the Class 1-A8 TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

             (2) approximately 60.7379662904% of the amount distributable under this priority eighth first to the Class 1-A9 Certificates and then to the Class 1-A10 Certificates, without regard to the Class 1-A9, Class 1-A10 Aggregate TAC Balance for such Distribution Date, until their respective Class Certificate Principal Balances have been reduced to zero;

          ninth, to the Class 1-A4 Certificates, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to the Class 1-A4 TAC Balance No. 2 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

                                      A1-12
          tenth, to the Class 1-A5 Accrual Component, up to the amount necessary to reduce the Component Principal Balance thereof to the Class 1-A5 Scheduled Component Balance No. 2 set forth in the Pool 1 TAC Balances Table for such Distribution Date;

          eleventh, to the Class 1-A4 Certificates, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

          twelfth, to the Class 1-A5 Accrual Component, without regard to the Pool 1 TAC Balances Table for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero.

     Any Class 1-A5 Accrual Amount distributed as described above on a Distribution Date will be added to the Component Principal Balance of the Class 1-A5 Accrual Component on such date, and any Class 1-A6 Accrual Amount distributed as described above on such date will be added to the Class Certificate Principal Balance of the Class 1-A6 Certificates on such date.

     The "Class 1-A5 Accrual Amount" with respect to each Distribution Date through the related Accretion Termination Date will be an amount equal to the sum of (a) the Accrued Certificate Interest on the Class 1-A5 Accrual Component in accordance with priority first in the second paragraph under "Allocation of Pool 1 Available Funds" and (b) any available amount allocable to the Class 1-A5 Accrual Component in accordance with priority second in the second paragraph under "Allocation of Pool 1 Available Funds."

     The "Class 1-A6 Accrual Amount" with respect to each Distribution Date through the related Accretion Termination Date will be an amount equal to the sum of (a) Accrued Certificate Interest on the Class 1-A6 Certificates in accordance with priority first in the second paragraph under "Allocation of Pool 1 Available Funds" and (b) any available amount allocable to the Class 1-A6 Certificates in accordance with priority second in the second paragraph under "Allocation of Pool 1 Available Funds."

     Solely for purposes of determining distributions of principal and interest, the Class 1-A5 Certificates will consist of three payment components (the Class 1-A5 PAC IO Component, the Class 1-A5 TAC IO Component and the Class 1-A5 Accrual Component). The initial Component Principal Balance of the Class 1-A5 Accrual Component is expected to equal approximately $62,400,000, subject to the variance described herein relating to Pool 1. The notional component principal balances of the Class 1-A5 PAC IO Component and of the Class 1-A5 TAC IO Component (each, a "Notional Component Principal Balance") are initially expected to be approximately $15,146,363 and $7,816,830, respectively, each subject to the variance described herein relating to Pool 1. (The Class Certificate Principal Balance of the Class 1-A5 Certificates will at all times equal the Component Principal Balance of the Class 1-A5 Accrual Component thereof.)

     The Notional Component Principal Balance of the Class 1-A5 PAC IO Component as of any Distribution Date will equal the sum of (1) 0.65% of the Class Certificate Principal Balance of the Class 1-A1 Certificates on such Distribution Date, (2) 0.40% of the Class Certificate Principal Balance of the Class 1-A2 Certificates on such Distribution Date and (3) 0.15% of the Class Certificate Principal Balance of the Class 1-A3 Certificates on such Distribution Date divided by 6.75%. The Notional Component Principal Balance of the Class 1-A5 TAC IO Component as of any Distribution Date will

                                      A1-13
equal 0.40% of the Class Certificate Principal Balance of the Class 1-A4 Certificates on such Distribution Date divided by 6.75%.

     The holders of the Class 1-A5 Certificates will not have a severable interest in any component but will have an undivided interest in the entire class, and the amount distributed in respect of any component will be distributed pro rata to the holders of the Class 1-A5 Certificates.

     The percentages set forth in priority third in the second paragraph under "Allocation of Pool 1 Available Funds" and in the third paragraph under "Allocation of Pool 1 Available Funds" were calculated on the basis of the Class Certificate Principal Balances or Component Principal Balances of the related Pool 1 certificates described herein. If these Class Certificate Principal Balances or Component Principal Balances are increased or decreased in accordance with the variance permitted hereby for Pool 1, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Pool 1 Cross-Over Date, distributions of principal on the outstanding Pool 1 senior certificates entitled to principal distributions will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third in the second paragraph under "Allocation of Pool 1 Available Funds."

     "Pro rata" distributions among classes of certificates will be made in proportion to the then-current Class Certificate Principal Balances or Component Principal Balances, as applicable, of such classes.

     If, after distributions have been made under priorities first and second in the second paragraph under "Allocation of Pool 1 Available Funds" on any Distribution Date, the remaining Pool 1 Available Funds are less than the sum of the Pool 1 Senior Optimal Principal Amount and the Pool 1 Class PO Principal Distribution Amount for such Distribution Date, the amounts distributable under priority third in the second paragraph under "Allocation of Pool 1 Available Funds" shall be proportionately reduced, and such remaining Pool 1 Available Funds will be distributed on the Pool 1 senior certificates entitled to principal distributions and the Pool 1 component of the Class PO Certificates in accordance with the applicable clauses of priority third in the second paragraph under "Allocation of Pool 1 Available Funds" on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses will be allocated to the certificates or Pool 1 components thereof as described under "-- Allocation of Realized Losses on the Pool 1 Certificates" herein.

Interest

     Interest will accrue on the Pool 1 senior certificates and the Pool 1 components of the Component Certificates offered hereby entitled to interest distributions at the respective interest rates set forth in the summary of this prospectus supplement during each Interest Accrual Period. The "Interest Accrual Period" for each class of certificates or component thereof entitled to distributions of interest will be the one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Pool 1 components of the Class B3, Class B4 and Class B5 Certificates at the interest rate of 6.75% per annum during each Interest Accrual Period.

     On each Distribution Date through the applicable Accretion Termination Date for the Class 1-A6 Certificates and the Class 1-A5 Accrual Component, the Accrued Certificate
                                      A1-14

Interest on such certificates and such component on such Distribution Date will not be distributed on such certificates or such component but will instead be added to the Class Certificate Principal Balance of the Class 1-A6 Certificates or the Component Principal Balance of the Class 1-A5 Accrual Component, as applicable.

     On each Distribution Date after the applicable Accretion Termination Date for the Class 1-A6 Certificates and the Class 1-A5 Accrual Component, interest will be distributable on such certificates or such component and will not be added to the Class Certificate Principal Balance or Component Principal Balance thereof.

     The "Accretion Termination Date" for the Class 1-A6 Certificates is the earlier of:

          (1) the Pool 1 Cross-Over Date; and

          (2) the Distribution Date on which the Class Certificate Principal Balance of the Class 1-A6 Certificates has been reduced to zero.

     The "Accretion Termination Date" for the Class 1-A5 Accrual Component is the earlier of:

          (1) the Pool 1 Cross-Over Date; and

          (2) the Distribution Date on which the Component Principal Balance of the Class 1-A5 Accrual Component has been reduced to zero.

     Interest will accrue on the Pool 1 Notional Principal Balance of the Class S Certificates during each Interest Accrual Period at a variable per annum rate equal to the excess of (1) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans in Pool 1 which are Non-discount Mortgage Loans as of the first day of such Interest Accrual Period (or as of the Cut-off Date, in the case of the first Interest Accrual Period) over (2) 6.75%. However, this calculation will not include any Pool 1 mortgage loan that was the subject of a voluntary prepayment in full received by GECMSI, or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, on or after the first day but on or before the fifteenth day of such Interest Accrual Period. The per annum interest rate on the Pool 1 component of the Class S Certificates for the first Interest Accrual Period is expected to be approximately 0.29564394%.

     The "Pool 1 Notional Principal Balance" of the Pool 1 component of the Class S Certificates as of any Distribution Date will equal the aggregate Scheduled Principal Balance of the Outstanding Mortgage Loans in Pool 1 which are Non-discount Mortgage Loans as of the first day of the calendar month preceding such Distribution Date. The initial Pool 1 Notional Principal Balance of the Class S Certificates is expected to be approximately $316,460,149.

     The Class PO and Class 1-A11 Certificates are principal-only certificates and will not accrue interest.

     The "Accrued Certificate Interest" for any Pool 1 certificate or Pool 1 component of a certificate entitled to distributions of interest (other than the Class 1-A5 Certificates) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable certificate interest rate on the Certificate Principal Balance (or, in the case of the Pool 1 component of the Class S Certificates, the Pool 1 Notional Principal Balance) of such certificate (or, in the case of the Pool 1 component of a class of junior certificates, the Component Principal Balance thereof) immediately prior to such

                                      A1-15

Distribution Date, less such certificate's (or component's) share of any Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) in respect of Pool 1 mortgage loans through the Pool 1 Cross-Over Date and, after the Pool 1 Cross-Over Date, the interest portion of Realized Losses, including Excess Losses, in respect of Pool 1 mortgage loans.

     The "Accrued Certificate Interest" for the Class 1-A5 Certificates for any Distribution Date will equal the sum of the interest accrued during the related Interest Accrual Period on each component of the Class 1-A5 Certificates, at the fixed interest rate of 6.75% per annum on the Component Principal Balance or the Notional Component Principal Balance, as the case may be, of such component immediately prior to such Distribution Date, less such component's share of any allocable Net Interest Shortfall, the interest portion of any Excess Losses in respect of Pool 1 mortgage loans through the Pool 1 Cross-Over Date and, after the Pool 1 Cross-Over Date, the interest portion of Realized Losses, including Excess Losses, in respect of Pool 1 mortgage loans.

     The "Certificate Principal Balance" of any Pool 1 senior certificate as of any Distribution Date will equal such certificate's Certificate Principal Balance on the date of initial issuance of the certificates,

        (1) as reduced by:

             - all amounts distributed on previous Distribution Dates on such certificate on account of principal; and

             - the principal portion of all Realized Losses in respect of Pool 1 mortgage loans previously allocated to such certificate; and

        (2) in the case of the Class 1-A6 Certificates or the Class 1-A5 Accrual Component of the Class 1-A5 Certificates through the related Accretion Termination Date, increased by all Accrued Certificate Interest added to the Certificate Principal Balance or Component Principal Balance thereof on previous Distribution Dates.

     The "Certificate Principal Balance" of the Class PO Certificates will equal the sum of the Component Principal Balances of each of the Pool 1 component and the Pool 2 component of such certificates.

     The "Component Principal Balance" of any component of a Pool 1 certificate as of any Distribution Date will equal such component's principal balance on the date of initial issuance of the certificates as reduced by:

          - all amounts distributed on previous Distribution Dates on such component on account of principal;

          - the principal portion of all Realized Losses previously allocated to such component; and

          - in the case of a component of a junior certificate, such component's pro rata share, if any, of the Pool 1 Junior Certificate Writedown Amount and the Pool 1 Class PO Deferred Payment Writedown Amount for previous Distribution Dates.

     As of any Distribution Date, the "Pool 1 Junior Certificate Writedown Amount" will equal the amount by which (a) the sum of the Class Certificate Principal Balances of all of the Pool 1 senior certificates and the Component Principal Balances of the Pool 1 components of the Component Certificates, after giving effect to the distribution of principal and the application of Realized Losses in respect of Pool 1 mortgage loans in

                                      A1-16
reduction of the Certificate Principal Balances of the Pool 1 senior certificates or the Component Principal Balances of the Pool 1 components of the Component Certificates on such Distribution Date, exceeds (b) the Pool 1 Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Pool 1 Bankruptcy Coverage Termination Date.

     For any Distribution Date, the "Pool 1 Class PO Deferred Payment Writedown Amount" will equal the amount, if any, distributed on such date in respect of the Pool 1 Class PO Deferred Amount pursuant to priority fourth in the second paragraph under "-- Allocation of Pool 1 Available Funds" above. The Pool 1 Junior Certificate Writedown Amount and the Pool 1 Class PO Deferred Payment Writedown Amount will be allocated to the Pool 1 components of the classes of junior certificates in inverse order of priority, until the Component Principal Balance of each such component has been reduced to zero.

     With respect to any Distribution Date, the "Net Interest Shortfall" in respect of a mortgage pool will equal the excess of the aggregate Interest Shortfalls with respect to such Distribution Date in respect of the related mortgage loans over the applicable Compensating Interest Payment, if any, for such Distribution Date. See "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein for a definition of "Compensating Interest Payment."

     With respect to any Distribution Date, an "Interest Shortfall" in respect of a mortgage loan will result from:

          (1) any voluntary prepayment of principal in full on such mortgage loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date;

          (2) any partial prepayment of principal on such mortgage loan by the mortgagor during the month preceding such Distribution Date; or

          (3) a reduction in the interest rate on such mortgage loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service.

     See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the prospectus. As to any Distribution Date and any mortgage loan with respect to which a prepayment in full has occurred as described above, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the mortgage interest rate net of the applicable servicing fee (the "Net Mortgage Rate") on the Scheduled Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall, the interest portion of any Excess Losses through the Pool 1 Cross-Over Date and, after the Pool 1 Cross-Over Date, the interest portion of any Realized Losses in respect of the Pool 1 mortgage loans (see "-- Allocation of Realized Losses on the Pool 1 Certificates") will, on each Distribution Date, be allocated among all the outstanding Pool 1 senior certificates and the Pool 1 components of the Component Certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall

                                      A1-17
and losses. See "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the Pool 1 mortgage loans occurring prior to the Pool 1 Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Pool 1 Available Funds on the related Distribution Date. As a result of the subordination of the Pool 1 components of the junior certificates in right of distribution, such losses will be borne first by the outstanding Pool 1 components of the junior certificates in inverse order of priority.

     If Pool 1 Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Pool 1 senior certificates or the Pool 1 components of the Senior Component Certificates entitled to distributions of interest to their certificateholders, any shortfall in available amounts will be allocated among such classes and components in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon or, in the case of the Class 1-A6 Certificates and the Class 1-A5 Accrual Component through the related Accretion Termination Date, the amounts that would otherwise have been added to the Certificate Principal Balance or Component Principal Balance thereof. Such reduction with respect to the Class 1-A6 Certificates and the Class 1-A5 Accrual Component will effect a corresponding reduction in the Class 1-A6 Accrual Amount or Class 1-A5 Accrual Amount, respectively, on such Distribution Date. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the Pool 1 senior certificates and the Pool 1 components of Senior Component Certificates entitled to distributions of interest (or to be added to the Class Certificate Principal Balance of the Class 1-A6 Certificates or the Component Principal Balance of the Class 1-A5 Accrual Component, through the related Accretion Termination Date) on subsequent Distribution Dates in accordance with priority second in the second paragraph under "-- Allocation of Pool 1 Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

Principal

     Distributions in reduction of the principal balance of each Pool 1 senior certificate and in reduction of the Component Principal Balance of the Pool 1 component of each Component Certificate entitled to principal distributions will be made on each Distribution Date.

     All payments and other amounts received in respect of principal of the Pool 1 mortgage loans will be allocated between (1) the Pool 1 senior certificates entitled to principal distributions and the Pool 1 components of the junior certificates, on the one hand, and (2) the Pool 1 component of the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any Pool 1 mortgage loan with a Net Mortgage Rate ("NMR") less than 6.75% per annum (each such mortgage loan, a "Discount Mortgage Loan") will be the fraction, expressed as a percentage, equal to NMR / 6.75%. The "Non-PO Percentage" with respect to any Pool 1 mortgage loan with a Net Mortgage Rate equal to or greater than 6.75% (each such mortgage loan, a "Non-discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan in Pool 1 will be the fraction, expressed as a percentage, equal to

                                      A1-18

(6.75% -- NMR) / 6.75%. The "PO Percentage" with respect to any Non-discount Mortgage Loan in Pool 1 will be 0%.

     The initial Component Principal Balance of the Pool 1 component of the Class PO Certificates, which are not offered hereby, will be approximately $3,066,688, subject to the variance described herein relating to Pool 1.

     Distributions in reduction of the Class Certificate Principal Balance of each class of Pool 1 senior certificates entitled to principal distributions and in reduction of the Component Principal Balance of the Pool 1 component of the Class PO Certificates will be made on each Distribution Date under priority third in the second paragraph under "-- Allocation of Pool 1 Available Funds" above. In accordance with priority third, the Pool 1 Available Funds remaining after the distribution of interest will be allocated to such certificates and Pool 1 components in an aggregate amount not to exceed the sum of the Pool 1 Senior Optimal Principal Amount and the Pool 1 Class PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Component Principal Balances of the Pool 1 component of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, in the second paragraph under "-- Allocation of Pool 1 Available Funds" above. In accordance with each such priority, the Pool 1 Available Funds, if any, remaining after distributions of principal and interest on the Pool 1 senior certificates and the Pool 1 components of the Senior Component Certificates and payments in respect of the Pool 1 Class PO Deferred Amount on such Distribution Date will be allocated to the Pool 1 components of the Class M, Class B1 and Class B2 Certificates in an amount equal to each such component's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such component until any component ranking prior thereto has received distributions of interest and principal, and such component has received distributions of interest, on such Distribution Date.

     The "Pool 1 Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the Pool 1 Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Pool 1 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Pool 1 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Pool 1 Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 1 mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period (as defined below);

          (3) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 1 mortgage loans during the applicable Prepayment Period;

                                      A1-19

          (4) the lesser of:

             (a) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 1 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (4)(a)(x), and (x) the principal balance of each Pool 1 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

             (b) the Pool 1 Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Pool 1 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause
        (4)(b)(x), and (x) the Scheduled Principal Balance of each Pool 1 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus (y) the Pool 1 Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) in respect of Pool 1 mortgage loans during the related Prepayment Period; and

          (5) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     With respect to any Pool 1 mortgage loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Pool 1 mortgage loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Pool 1 Senior Percentage" on any Distribution Date will equal the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Pool 1 senior certificates immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Pool 1 senior certificates and the Component Principal Balances of the Pool 1 components of the junior certificates immediately preceding such Distribution Date. The initial Pool 1 Senior Percentage is expected to be approximately 96.00%.

                                      A1-20

     The "Pool 1 Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                 POOL 1 SENIOR PREPAYMENT PERCENTAGE
------------------------                 -----------------------------------
May 1999 - April 2004................    100%
May 2004 - April 2005................    Pool 1 Senior Percentage plus 70%
                                         of the Pool 1 Junior Percentage
May 2005 - April 2006................    Pool 1 Senior Percentage plus 60%
                                         of the Pool 1 Junior Percentage
May 2006 - April 2007................    Pool 1 Senior Percentage plus 40%
                                         of the Pool 1 Junior Percentage
May 2007 - April 2008................    Pool 1 Senior Percentage plus 20%
                                         of the Pool 1 Junior Percentage
May 2008 and thereafter..............    Pool 1 Senior Percentage

     Notwithstanding the foregoing, if the Pool 1 Senior Percentage on any Distribution Date exceeds the initial Pool 1 Senior Percentage, the Pool 1 Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Pool 1 Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the "Pool 1 Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either:

     (A)(1) the aggregate Scheduled Principal Balance of Pool 1 mortgage loans delinquent 60 days or more (including for this purpose any Pool 1 mortgage loans in foreclosure and Pool 1 mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate Component Principal Balances of the Pool 1 components of the junior certificates as of such date; and

         (2) cumulative Realized Losses in respect of the Pool 1 mortgage loans do not exceed:

            (a)  30% of the aggregate Component Principal Balances of the Pool 1 components of the junior certificates as of the date of issuance of the certificates (the "Original Pool 1 Junior Component Principal Balance") if such Distribution Date occurs between and including May 2004 and April 2005;

            (b)  35% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2005 and April 2006;

            (c)  40% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2006 and April 2007;

            (d)  45% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2007 and April 2008; and

                                      A1-21

            (e)  50% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs during or after May 2008; or

     (B)(1) the aggregate Scheduled Principal Balance of Pool 1 mortgage loans delinquent 60 days or more (including for this purpose any Pool 1 mortgage loans in foreclosure and Pool 1 mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Pool 1 mortgage loans averaged over the last three months, does not exceed 4%; and

         (2) cumulative Realized Losses in respect of Pool 1 mortgage loans do not exceed:

            (a)  10% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2004 and April 2005;

            (b)  15% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2005 and April 2006;

            (c)  20% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2006 and April 2007;

            (d)  25% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2007 and April 2008; and

            (e)  30% of the Original Pool 1 Junior Component Principal Balance
                  if such Distribution Date occurs during or after May 2008.

     The "Pool 1 Class PO Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the applicable PO Percentage of all scheduled payments of principal due on each Pool 1 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Pool 1 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the applicable PO Percentage of the Scheduled Principal Balance of each Pool 1 mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the applicable PO Percentage of all partial prepayments of principal received in respect of Pool 1 mortgage loans during the related Prepayment Period;

          (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each Pool 1 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each Pool 1 mortgage loan

                                      A1-22
     that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

          (5) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     For purposes of clauses (2) and (5) above, the Scheduled Principal Balance of a Pool 1 mortgage loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Pool 1 Bankruptcy Coverage Termination Date.

     The "Pool 1 Junior Percentage" on any Distribution Date will equal 100% minus the Pool 1 Senior Percentage. The "Pool 1 Junior Prepayment Percentage" will equal 100% minus the Pool 1 Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Pool 1 senior certificates have each been reduced to zero (the "Pool 1 Senior Final Distribution Date"), the Pool 1 Junior Prepayment Percentage will equal 100%. The initial Pool 1 Junior Percentage is expected to be approximately 4.00%.

     The "Pool 1 Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Component Principal Balances of the Pool 1 components of the junior certificates immediately prior to such Distribution
Date):

          (1) the Pool 1 Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding Pool 1 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Pool 1 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Pool 1 Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 1 mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a Pool 1 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the Pool 1 Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 1 mortgage loans during the related Prepayment Period, plus, on the Pool 1 Senior Final Distribution Date, 100% of any Pool 1 Senior Optimal Principal Amount remaining undistributed on such date;

          (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Pool 1, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each Pool 1 mortgage loan that was purchased

                                      A1-23
     by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds
     (c) the sum of the amounts distributable to the Pool 1 senior certificates under clause (4) of the definition of Pool 1 Senior Optimal Principal Amount on such Distribution Date; and

          (5) the Pool 1 Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     The "Allocable Share" with respect to the Pool 1 component of any class of junior certificates on any Distribution Date will generally equal such component's pro rata share (based on the Component Principal Balance of each component entitled thereto) of each of the elements of the Pool 1 Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Pool 1 component of a Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate (together, the "Class B Certificates") shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Pool 1 Junior Optimal Principal Amount unless the Pool 1 Class Prepayment Distribution Trigger for the related component is satisfied for such Distribution Date.

     The "Pool 1 Class Prepayment Distribution Trigger" for the Pool 1 component of a class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Component Principal Balance of the Pool 1 component of such class and each class subordinate thereto, if any, and the denominator of which is the Pool 1 Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the date of issuance of the certificates. If, on any Distribution Date, the Component Principal Balance of the Pool 1 component of the Class M Certificates or of any class of Class B Certificates for which the related Pool 1 Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such component under clauses (2), (3) and (5) of the definition of Pool 1 Junior Optimal Principal Amount, to the extent of such component's remaining Allocable Share, shall be distributed to the remaining Pool 1 components of the junior certificates in reduction of their respective Component Principal Balances in order of priority. If the Pool 1 Class Prepayment Distribution Trigger is not satisfied for the Pool 1 component of any class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of the Pool 1 components of the more senior ranking classes of junior certificates because the amount otherwise distributable to such components under clauses (2), (3) and (5) of the definition of Pool 1 Junior Optimal Principal Amount will be distributable among the outstanding Pool 1 components of the Class M Certificates and each class of the Class B Certificates as to which the related Pool 1 Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described in this Annex 1. On any Distribution Date, any reduction in funds available for distribution to the Pool 1 components of the junior certificates resulting from a distribution of the Pool 1 Class PO Deferred Amount to the Pool 1 component of the Class PO Certificates will be allocated to the Pool 1 components of the junior certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

                                      A1-24

PRINCIPAL DISTRIBUTIONS ON THE CLASS 1-A8 CERTIFICATES

General

     Arrangements have been made to distribute principal on the Class 1-A8 Certificates in $1,000 increments. These arrangements are intended to accommodate retail investors who may not wish to receive their principal distributions in amounts smaller than $1,000 and to give a limited payment priority to investors who request early payment. As a result, only some certificates in this class will receive distributions of principal on any given date on which principal would otherwise be distributed on all certificates of this class.

     Principal payments on the Class 1-A8 Certificates will be made as follows:

     - The amount of principal, if any, distributable on each Distribution Date on the class as a whole will be determined as described under "Distributions on the Pool 1 Certificates -- Allocation of Pool 1 Available Funds" above.

     - The distribution of principal will be rounded upward to an integral multiple of $1,000 by withdrawing funds from the Class 1-A8 Rounding Account (as defined below), if necessary.

     - The Trustee will remit distributions of principal to DTC in integral multiples of $1,000. DTC will then remit such distributions to its participants on behalf of the beneficial owners. The participants and the relevant Financial Intermediaries in turn will be responsible for remitting principal payments to their customers as described above.

     - Holders who have properly made a Principal Distribution Request, as described below, will be paid before other holders, to the extent of available principal.

     - Principal Distribution Requests submitted on behalf of Deceased Holders (as defined below) will be entitled to a first priority, and requests from beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority.

     - If more principal is available for distribution on a Distribution Date than the amount covered by valid Principal Distribution Requests, beneficial owners will receive distributions of principal on such Distribution Date in integral multiples of $1,000 pursuant to DTC's random lot procedures, to the extent of such excess.

Notwithstanding the foregoing, on and after the Pool 1 Cross-Over Date, distributions on the Class 1-A8 Certificates will be made pro rata among all holders of the certificates of such class and will not be made in integral multiples of $1,000, by requested distributions or by random lot.

     There can be no assurance that each participant receiving distributions of principal made by random lot, or in accordance with Principal Distribution Requests, and that each Financial Intermediary in the chain to beneficial owners, will remit distributions to their customers by random lot or in accordance with Principal Distribution Requests. Investors should ask their brokers or other intermediaries what allocation procedures they use. Neither GECMSI nor the Trustee will be responsible for the manner in which DTC, any participant or any Financial Intermediary allots distributions on these certificates.

     The Agreement will provide that, in the event definitive physical certificates are issued in respect of the Class 1-A8 Certificates, the Trustee will determine which physical certificates will receive principal distributions on the applicable Distribution Date using procedures comparable to those described herein.

                                      A1-25

     Due to the procedures for distributions described herein, there can be no assurance that any particular beneficial owner of a Class 1-A8 Certificate will receive a principal distribution on any Distribution Date. The timing and amount of distributions in reduction of the Class Certificate Principal Balance of these certificates is highly uncertain, and such distributions may be made earlier or later than the date, or in amounts different from that, desired by a beneficial owner of such certificate. Accordingly, the allocation of principal distributions in respect of such certificates may result in actual yields to investors and weighted average lives that vary significantly from those anticipated, and such yields and weighted average lives will vary among the holders of each such class of certificates. See the risk factor on page S-14.

Rounding of Distributions of Principal

     For purposes of distributions of principal on the Class 1-A8 Certificates, a rounding account (the "Class 1-A8 Rounding Account") will be established on behalf of such class on the date of issuance of the certificates by the deposit of $999.99 in a segregated, non-interest bearing account maintained by the Trustee pursuant to the Agreement. Prior to the Pool 1 Cross-Over Date, whenever distributions of principal are to be made on the Class 1-A8 Certificates, the amount allocable to such class will be rounded upward to an integral multiple of $1,000, if necessary.

     On the first Distribution Date when distributions of principal will be made on the Class 1-A8 Certificates, the Trustee will withdraw from the Class 1-A8 Rounding Account any funds needed to round the amount allocable to the Class 1-A8 Certificates upward to the next integral multiple of $1,000 and will distribute the rounded amount. On the next Distribution Date when distributions of principal will be made on such class of certificates, the Trustee will first apply the amount allocable to such class in respect of principal to repay any amount withdrawn from the Class 1-A8 Rounding Account on the previous Distribution Date; then it will round the remainder of such allocable amount upward to the next integral multiple of $1,000 by making another withdrawal from the Class 1-A8 Rounding Account and will distribute this amount. This process will continue on subsequent Distribution Dates prior to the Pool 1 Cross-Over Date until the Class Certificate Principal Balance of the Class 1-A8 Certificates has been reduced to zero.

     Upon the earlier of the Pool 1 Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the Class 1-A8 Certificates is reduced to zero, the balance in the Class 1-A8 Rounding Account will be restored to $999.99 from Pool 1 Available Funds otherwise available for distribution to other classes of certificates and will be distributed to the holder of the residual certificates, and the Class 1-A8 Rounding Account will be terminated.

     As a result of the operation of the Class 1-A8 Rounding Account, the aggregate distributions made in reduction of the Class Certificate Principal Balance of the Class 1-A8 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the Class Certificate Principal Balance of the Class 1-A8 Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

Principal Distribution Requests and Withdrawals

     Each beneficial owner of a Class 1-A8 Certificate may request that a distribution of principal be made on a Distribution Date, in any integral multiple of $1,000, by delivering

                                      A1-26
a written request (each, a "Principal Distribution Request") to the DTC participant or Financial Intermediary that maintains such beneficial owner's account. The participant should in turn make the request to DTC (or, in the case of a Financial Intermediary, such firm must notify the related participant of such request, which participant should make the request to DTC) on a form required by DTC and provided to the participant.

     In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be re-requested. Upon receipt of such Principal Distribution Request, DTC will date and time-stamp such request. Such requests will be honored on any Distribution Date only to the extent that they are received by DTC on or before the Record Date for such Distribution Date. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Such requests shall be made available to the Trustee through the facilities of DTC, Principal Distribution Requests delivered to DTC after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below.

     In the case of Principal Distribution Requests on behalf of Living Holders, DTC will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Class 1-A8 Certificate will be held by DTC until such request has been accepted or has been withdrawn in writing as described below.

     On any Distribution Date on which principal distributions are made on the Class 1-A8 Certificates, priority of distributions of principal in respect of such class of certificates will be given to holders of such class of certificates on whose behalf Principal Distribution Requests have been duly received and not withdrawn. DTC will honor Principal Distribution Requests in the following order of priority:

          first, DTC will honor Principal Distribution Requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until such requests have been honored in an amount up to $25,000 for each requesting Deceased Holder; and

          second, DTC will honor Principal Distribution Requests submitted on behalf of Living Holders in the order of priority established by DTC, until such requests have been honored in an amount of up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor Principal Distribution Requests submitted on behalf of each Deceased Holder as provided in priority first up to a second $25,000 and Principal Distribution Requests submitted on behalf of each Living Holder as provided in priority second up to a second $10,000. This sequence of priorities will be repeated until all

                                      A1-27

Principal Distribution Requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class 1-A8 Certificates.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class 1-A8 Certificates on a given Distribution Date is insufficient to honor all Principal Distribution Request, such requests will be honored on succeeding Distribution Dates as principal becomes available for distribution on the Class 1-A8 Certificates, without the need for the holders to resubmit their Principal Distribution Requests.

     On any Distribution Date on which principal distributions are to be made on the Class 1-A8 Certificates, the Trustee will advise DTC as to which Principal Distribution Requests should be honored, and in what amounts.

     Any beneficial owner of a Class 1-A8 Certificate with respect to which a Principal Distribution Request has been made may withdraw such request by so notifying in writing the participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The participant should forward the Withdrawal to DTC on a form required by DTC. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related participant, which in turn should forward the Withdrawal of such request on such form to DTC. If such Withdrawal has not been received by DTC on or before the Record Date for the applicable Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to such Distribution Date.

     Neither GECMSI nor the Trustee will be liable for any delay or failure by any DTC participant or any Financial Intermediary in the delivery of Principal Distribution Requests or Withdrawals to DTC.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class 1-A8 Certificates on any Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such class on such date, additional principal distributions, in integral multiples equal to $1,000, will be made to the holders of such class in accordance with DTC's established random lot procedures, without regard to whether or not such certificateholders have submitted Principal Distribution Requests.

Definition of "Deceased Holder"

     A "Deceased Holder" is a beneficial owner of a Class 1-A8 Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

     Class 1-A8 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class 1-A8 Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein.

     Class 1-A8 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's

                                      A1-28
beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Class 1-A8 Certificates greater than the number of individual Class 1-A8 Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class 1-A8 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Class 1-A8 Certificate will be deemed to be the death of the beneficial owner of the Class 1-A8 Certificate regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee.

     Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Class 1-A8 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Class 1-A8 Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

ALLOCATION OF REALIZED LOSSES ON THE POOL 1 CERTIFICATES

     A "Realized Loss" with respect to a mortgage loan is

     - a Bankruptcy Loss (as defined below) or

     - as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property. A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which GECMSI has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

     In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and could reduce the secured debt to such value. In such case, the trust, as the holder of such mortgage loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related mortgage loan (a "Debt Service Reduction").

                                      A1-29

     A "Bankruptcy Loss" with respect to any mortgage loan is a Deficient Valuation or Debt Service Reduction.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related mortgage loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property -- including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property -- other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Discount Mortgage Loan in Pool 1 will be allocated to the Pool 1 component of the Class PO Certificates until the Component Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Pool 1 Cross-Over Date, the aggregate of all amounts so allocable to the Pool 1 component of the Class PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Discount Mortgage Loans in Pool 1 and all amounts previously allocated in respect of such losses to the Pool 1 component of the Class PO Certificates and not distributed on prior Distribution Dates will be the "Pool 1 Class PO Deferred Amount."

     To the extent funds are available therefor on any Distribution Date through the Pool 1 Cross-Over Date, distributions in respect of the Pool 1 Class PO Deferred Amount will be made on the Pool 1 component of the Class PO Certificates in accordance with priority fourth in the second paragraph under "-- Distributions on the Pool 1 Certificates -- Allocation of Pool 1 Available Funds" above. Any distribution of Pool 1 Available Funds in respect of the Pool 1 Class PO Deferred Amount will not reduce the Component Principal Balance of the Pool 1 component of the Class PO Certificates. No interest will accrue on the Pool 1 Class PO Deferred Amount. On each Distribution Date through the Pool 1 Cross-Over Date, the Component Principal Balance of the Pool 1 component of the lowest ranking class of junior certificates then outstanding will be reduced by the amount of any distributions in respect of the Pool 1 Class PO Deferred Amount on such Distribution Date, through the operation of the Pool 1 Class PO Deferred Payment Writedown Amount. After the Pool 1 Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Pool 1 component of the Class PO Certificates will not be added to, the Pool 1 Class PO Deferred Amount. Any distribution of Unanticipated Recoveries (as defined in the accompanying prospectus) on the Pool 1 component of the Class PO Certificates will be adjusted to take into account the Pool 1 Class PO Deferred Amount previously paid to such component as specified in the Agreement. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus.

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Pool 1 mortgage loan for any Distribution Date will not be allocated to any Pool 1 senior certificates until the Pool 1 Cross-Over Date. Prior to the Pool 1 Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the Pool 1 components of the outstanding classes of junior certificates, in inverse order of priority, until the Component Principal Balance of the Pool 1 component of each such class has been reduced to zero (i.e., such Realized

                                      A1-30

Losses will be allocated first to the Pool 1 component of the Class B5 Certificates while such certificates are outstanding, second to the Pool 1 component of the Class B4 Certificates, and so on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Pool 1 mortgage loan for any Distribution Date will be allocated pro rata among all outstanding classes of Pool 1 senior certificates and Pool 1 components of Component Certificates entitled to principal distributions (other than the Class PO Certificates) based on their Class Certificate Principal Balances or Component Principal Balances, as the case may be.

     An "Excess Loss" in respect of a Pool 1 mortgage loan is any Bankruptcy Loss, Fraud Loss and Special Hazard Loss (each a type of Realized Loss) occurring after the Pool 1 Bankruptcy Coverage Termination Date, Pool 1 Fraud Coverage Termination Date and Pool 1 Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Pool 1 Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) with respect to a Pool 1 mortgage loan will be allocated among the outstanding classes of Pool 1 senior certificates entitled to principal distributions pro rata based upon their Class Certificate Principal Balances; provided, however, that until the Class Certificate Principal Balance of the Class 1-A12 Certificates has been reduced to zero, the applicable Non-PO Percentage of any such Realized Losses on the Pool 1 mortgage loans, other than any Special Event Losses, that would otherwise be allocable to the Class 1-A5 Certificates, will instead be borne by the holders of the Class 1-A12 Certificates before such losses will be borne by holders of the Class 1-A5 Certificates. A "Special Event Loss" is any Fraud Loss, Special Hazard Loss or Bankruptcy Loss.

     No reduction of the Class Certificate Principal Balance or Component Principal Balance of any class or component of Pool 1 certificates shall be made on any Distribution Date on account of any Realized Loss with respect to Pool 1 mortgage loans to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balances of all of the Pool 1 senior certificates and the Component Principal Balances of the Pool 1 components of all of the Component Certificates as of such Distribution Date to an amount less than the Pool 1 Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Pool 1 Bankruptcy Coverage Termination Date (such limitation being the "Pool 1 Loss Allocation Limitation").

     Because the aggregate Notional Component Principal Balances of the Class 1-A5 PAC IO and Class 1-A5 TAC IO Components (each, a "Class 1-A5 IO Component") of the Class 1-A5 Certificates will be determined by reference to the Class Certificate Principal Balance from time to time of various other classes of Pool 1 certificates, any Realized Losses that are applied to reduce the Class Certificate Principal Balance of such other certificates will also reduce by an equivalent amount the Notional Component Principal Balance of the applicable Class 1-A5 IO Component. As a result, the amount of interest distributable on the applicable Class 1-A5 IO Component would be reduced.

     Beginning on the Pool 1 Cross-Over Date, the Non-PO Percentage of the principal portion of Realized Losses on the Pool 1 mortgage loans, other than any Special Event Losses, that would otherwise be allocable to the Class 1-A5 Certificates will instead be borne by the holders of the Class 1-A12 Certificates before such losses will be borne by the holders of the Class 1-A5 Certificates. As a result, the yield on the Class 1-A12 Certificates will be more sensitive than the yield on the other Pool 1 senior certificates to the liquidation of and any subsequent loss experience on the Pool 1 mortgage loans (other

                                      A1-31
than in respect of such Special Event Losses) and to the timing of any such losses. The Class 1-A12 Certificates will also bear their proportionate share of any Net Interest Shortfalls, any Excess Losses through the Pool 1 Cross-Over Date, and after the Pool 1 Cross-Over Date, any Realized Losses, in respect of the Pool 1 mortgage loans.

     The principal portion of Debt Service Reductions with respect to Pool 1 mortgage loans will not be allocated in reduction of the Certificate Principal Balance or the Component Principal Balance of the Pool 1 component of any certificate. However, after the Pool 1 Bankruptcy Coverage Termination Date, the amounts distributable under clause (1) of the definitions of Pool 1 Senior Optimal Principal Amount, Pool 1 Class PO Principal Distribution Amount and Pool 1 Junior Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Pool 1 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Pool 1 components of the junior certificates in right of distribution, any Debt Service Reductions prior to the Pool 1 Bankruptcy Coverage Termination Date will be borne by the Pool 1 components of the junior certificates (to the extent then outstanding) in inverse order of priority.

     All allocations of Realized Losses to a class of Pool 1 certificates or to the Pool 1 component of a class of certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance or Component Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates (or the calculation of the Class 1-A6 Accrual Amount or the Class 1-A5 Accrual Amount) commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Pool 1 component of the Class PO Certificates on any Distribution Date through the Pool 1 Cross-Over Date will also be taken into account in determining distributions in respect of the Pool 1 Class PO Deferred Amount for such Distribution Date. For purposes of allocating the principal portion of Realized Losses (including Excess Losses) in respect of Pool 1 mortgage loans, the Class Certificate Principal Balance of the Class 1-A6 Certificates and the Component Principal Balance of the Class 1-A5 Accrual Component will be deemed to equal the lesser of:

          (1) the original Class Certificate Principal Balance or Component Principal Balance of the Class 1-A6 Certificates or Class 1-A5 Accrual Component, as applicable; and

          (2) the outstanding Class Certificate Principal Balance or Component Principal Balance of the Class 1-A6 Certificates or Class 1-A5 Accrual Component, as applicable.

     The interest portion of all Realized Losses in respect of Pool 1 mortgage loans will be allocated among the outstanding classes of Pool 1 senior certificates and Pool 1 components of Component Certificates entitled to distributions of interest to the extent described under "-- Distributions on the Pool 1 Certificates -- Interest" above.

     The applicable Non-PO Percentage of any Deficient Valuation on a Pool 1 mortgage loan will on each Distribution Date be allocated solely to the outstanding Pool 1 components of the junior certificates until the Pool 1 Bankruptcy Coverage Termination Date. The "Pool 1 Bankruptcy Coverage Termination Date" is the Distribution Date upon

                                      A1-32
which the Pool 1 Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Pool 1 Cross-Over Date, if earlier). On each Distribution Date, the "Pool 1 Bankruptcy Loss Amount" will equal approximately $140,297 (approximately 0.03% of the aggregate Scheduled Principal Balances of the Pool 1 mortgage loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses in respect of the Pool 1 mortgage loans. The Pool 1 Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P that such reduction or modification will not adversely affect the then current ratings of the senior certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

     The applicable Non-PO Percentage of any Fraud Loss in respect of a Pool 1 mortgage loan will on each Distribution Date be allocated solely to the outstanding Pool 1 components of the junior certificates until the Pool 1 Fraud Coverage Termination Date. The "Pool 1 Fraud Coverage Termination Date" is the Distribution Date upon which the Pool 1 Fraud Loss Amount has been reduced to zero or a negative number (or the Pool 1 Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Pool 1 Fraud Loss Amount" will equal approximately $4,515,823 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Pool 1 mortgage loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Pool 1 Fraud Loss Amount will equal approximately $4,515,823, minus the aggregate amount of Fraud Losses that would have been allocated to the Pool 1 components of the junior certificates in the absence of the Pool 1 Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Pool 1 Fraud Loss Amount will equal (1) the lesser of (a) the Pool 1 Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off
Date) of the aggregate outstanding principal balance of all of the Pool 1 mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Pool 1 components of the junior certificates in the absence of the Pool 1 Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Pool 1 Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss in respect of a Pool 1 mortgage loan will on each Distribution Date be allocated solely to the Pool 1 components of the outstanding junior certificates until the Pool 1 Special Hazard Termination Date. The "Pool 1 Special Hazard Termination Date" is the Distribution Date upon which the Pool 1 Special Hazard Loss Amount has been reduced to zero or a negative number (or the Pool 1 Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Pool 1 Special Hazard Loss Amount" will equal approximately $5,850,634 (approximately 1.30% of the aggregate Scheduled Principal Balances of the Pool 1 mortgage loans as of the Cut-off Date). As of any Distribution Date, the Pool 1 Special Hazard Loss Amount will equal approximately $5,850,634 minus the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Pool 1 components of the junior certificates in the absence of the Pool 1 Loss Allocation Limitation and (2) the Pool 1 Adjustment Amount. For each anniversary of the Cut-off Date, the "Pool 1 Adjustment Amount" shall be equal to the amount, if any, by which the

                                      A1-33

Pool 1 Special Hazard Loss Amount (without giving effect to the deduction of the Pool 1 Adjustment Amount for such anniversary) exceeds the lesser of:

          (a) an amount calculated by GECMSI and approved by each of Fitch and S&P, which amount shall not be less than $500,000; and

          (b) the greater of (x) 1% (or if greater than 1%, the highest percentage of Pool 1 mortgage loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all the Pool 1 mortgage loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Pool 1 mortgage loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the Pool 1 certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Pool 1 mortgage loans underlying the certificates. You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield on your certificates.

PREPAYMENTS

     The rate of distribution of principal of the Pool 1 certificates (and the aggregate amount of interest payable on the Pool 1 component of the Class S Certificates and the Class 1-A5 IO Components) will be affected primarily by the amount and timing of principal payments received on or in respect of the Pool 1 mortgage loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by GECMSI in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by GECMSI, or prepayments in connection with biweekly payment programs, participation in which may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties, from repurchase by GECMSI of any Pool 1 mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) and from an exercise by GECMSI of its option to repurchase a Pool 1 mortgage loan that is a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the Pool 1 mortgage loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Pool 1 certificateholders (other than holders of the Class S Certificates) will generally be entitled on any Distribution Date to receive from Pool 1 Available Funds distributions of amounts based on clause (4) of each of the definitions of Pool 1 Senior Optimal Principal Amount, Pool 1 Class PO Principal Distribution Amount or Pool 1 Junior Optimal Principal Amount, as the case may be, the occurrence of defaults on the Pool 1 mortgage loans may produce the same effect on the certificates receiving such distributions as an early receipt of principal. See "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for a discussion of the factors that may influence prepayment rates.

                                      A1-34

     Voluntary prepayments in full of principal on the Pool 1 mortgage loans received by GECMSI (or, in the case of Pool 1 mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Pool 1 mortgage loans are passed through to the Pool 1 certificateholders in the month following the month of receipt or payment. Any prepayment of a Pool 1 mortgage loan or liquidation of a Pool 1 mortgage loan (by foreclosure proceedings or by virtue of the purchase of a Pool 1 mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Pool 1 certificateholders principal amounts (or, in the case of the Pool 1 component of the Class S Certificates or the Class 1-A5 IO Components, reducing the Pool 1 Notional Principal Balance thereof or Notional Component Principal Balances thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     The entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a Pool 1 mortgage loan will be allocated solely to the outstanding Pool 1 senior certificates during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. See "Description of the Pool 1 Certificates -- Distributions on the Pool 1 Certificates -- Principal" herein.

     When a full prepayment is made on a Pool 1 mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the mortgage interest rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the Pool 1 certificateholders in the month following its receipt and the amount of interest thus distributed to Pool 1 certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed (or added to the Class Certificate Principal Balance of the Class 1-A6 Certificates or the Component Principal Balance of the Class 1-A5 Accrual Component) in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted mortgage loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by Pool 1 certificateholders to the extent described herein. See "Description of the Pool 1 Certificates -- Distributions on the Pool 1 Certificates -- Interest" herein.

     Any partial prepayment will be applied to the balance of the related Pool 1 mortgage loan as of the first day of the month of receipt, will be passed through to the Pool 1 certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the Pool 1 certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

                                      A1-35

     The yield on certain classes or components of the Pool 1 certificates also may be affected by any repurchase by GECMSI of the mortgage loans as described under "The Pooling and Servicing Agreement -- Termination" herein.

THE CLASS 1-A12 CERTIFICATES

     Beginning on the Pool 1 Cross-Over Date, the Non-PO Percentage of the principal portion of Realized Losses on the Pool 1 mortgage loans, other than any Special Event Losses, that would otherwise be allocable to the Class 1-A5 Certificates will instead be borne by the holders of the Class 1-A12 Certificates before such losses will be borne by the holders of the Class 1-A5 Certificates. As a result, the yield on the Class 1-A12 Certificates will be more sensitive than the yield on the other Pool 1 senior certificates to the liquidation of and any subsequent loss experience on the Pool 1 mortgage loans (other than in respect of such Special Event Losses) and to the timing of any such losses. The Class 1-A12 Certificates will also bear their proportionate share of any Net Interest Shortfalls, any Excess Losses through the Pool 1 Cross-Over Date, and after the Pool 1 Cross-Over Date any Realized Losses, in respect of the Pool 1 mortgage loans.

SENSITIVITY OF THE CLASS 1-A11 CERTIFICATES

     The yield to investors in the Class 1-A11 Certificates will be highly sensitive to the rate of principal payments (including prepayments) on the Pool 1 mortgage loans. If the Class 1-A11 Certificates are purchased at a discount to their Class Certificate Principal Balance, lower than anticipated rates of prepayments on the Pool 1 mortgage loans could result in an extension in the anticipated weighted average lives of such certificates and actual yields to investors that are significantly lower than the anticipated yields.

     To illustrate the significance of prepayments on the distributions on the Class 1-A11 Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class 1-A11 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price percentage for such certificates stated in such table and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered.

     It is unlikely that the Pool 1 mortgage loans will prepay at any of the constant levels of the Prepayment Assumption shown or any other constant rate until maturity or that all of the Pool 1 mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Pool 1 mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of

                                      A1-36
principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The following table has been prepared based on the Pool 1 Modeling Assumptions (as defined herein) and the additional assumptions that:

          (1) the assumed purchase price of the Class 1-A11 Certificates is as specified (expressed as a percentage of the Class Certificate Principal Balance thereof); and

          (2) such purchase price is paid on April 29, 1999.

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A11 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 55.0%)

         PREPAYMENT ASSUMPTION
----------------------------------------
    0%    125%    250%     375%     500%
------  ------  ------  -------  -------
2.031%  2.211%  2.931%  38.143%  61.712%

------------
*Corporate bond equivalent basis

     The Pool 1 mortgage loans may not have all the characteristics assumed, and there can be no assurance that:

          (1) the Pool 1 mortgage loans will prepay at any of the constant rates shown in the table or any particular rate;

          (2) the pre-tax yield to maturity on the Class 1-A11 Certificates will correspond to any amounts shown herein; or

          (3) the purchase price of the Class 1-A11 Certificates will be as assumed.

     Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 1-A11 Certificate.

SENSITIVITY OF THE CLASS 1-A5 CERTIFICATES

     As described in this prospectus supplement, the Class 1-A5 Certificates consist of two interest-only components and one accrual component. Because the notional component balances of the interest-only components are determined at all times by reference to the principal balances of the Pool 1 PAC Certificates (as defined below) or the principal balance of the Class 1-A4 Certificates, interest distributions on these components are likely to be relatively stable, so long as principal distributions on the Pool 1 PAC Certificates and the Class 1-A4 Certificates are in accordance with the Aggregate Pool 1 PAC Balance schedule or the TAC Balances Schedules (as defined below) for the Class 1-A4 Certificates, as applicable. See " -- Pool 1 PAC Certificates" and "-- Pool 1 TAC Certificates."

     In addition, principal distributions on the Class 1-A5 Accrual Component are expected to be more stable than would be the case if such component were not entitled to receive payments, to the extent of available principal, according to the applicable TAC Balances Schedules. Based on the Pool 1 Modeling Assumptions, the Class 1-A5 Accrual Component would pay down in accordance with the Class 1-A5 TAC Component Balance

                                      A1-37

No. 1 schedule if the Pool 1 mortgage loans were to prepay at a constant rate of 250% of the Prepayment Assumption, and the Class 1-A5 Accrual Component would pay down in accordance with the Class 1-A5 TAC Component Balance No. 2 schedule if the Pool 1 mortgage loans were to prepay at a constant rate of 750% of the Prepayment Assumption, in each case, until the Component Principal Balance thereof has been reduced to zero. However, because the actual characteristics of the mortgage loans in Pool 1 may differ from those assumed in the Pool 1 Modeling Assumptions, and because such mortgage loans will not prepay at a constant rate of 250% or 750% of the Prepayment Assumption or any other prescribed constant rate, it is not likely that the Class 1-A5 Accrual Component will consistently pay down in accordance with either of its TAC Balances Schedules. The TAC Balances Schedules for the Class 1-A5 Accrual Component are set forth in the Pool 1 TAC Balances Table attached to this Annex 1.

     The following table indicates the pre-tax yields to maturity on the Class 1-A5 Certificates (on a corporate bond-equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class 1-A5 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price for such certificates stated in such table and converting the applicable monthly discount rate to a corporate bond-equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class 1-A5 Certificates, and consequently, do not reflect the return on any investment when such reinvestment rates are considered.

     It is unlikely that the Pool 1 mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Pool 1 mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Pool 1 mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The following table has been prepared based on the Pool 1 Modeling Assumptions, and the additional assumptions that:

          (1) the assumed purchase price for the Class 1-A5 Certificates is the sum of:

             (a) the product of the assumed purchase price percentage specified below (which does not include accrued interest) and the initial Class Certificate Principal Balance thereof; and

             (b) the accrued interest on such certificates from the Cut-off Date to, but not including, the date of issuance of the certificates; and

          (2) such purchase price is paid on April 29, 1999.

                                      A1-38

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A5 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 101.5%)

        PREPAYMENT ASSUMPTION
--------------------------------------
  0%     125%    250%    375%    500%
------  ------  ------  ------  ------
7.629%  7.421%  7.566%  7.583%  8.030%

-------------------------
* Corporate bond equivalent basis

     The Pool 1 mortgage loans may not have all the characteristics assumed and there can be no assurance that:

          (1) the Pool 1 mortgage loans will prepay at any of the constant rates shown in the table or any particular rate,

          (2) the pre-tax yield to maturity on the Class 1-A5 Certificates will correspond to any amounts shown herein or

          (3) the purchase price of the Class 1-A5 Certificates will be as assumed.

     Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 1-A5 Certificate.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Pool 1 certificates will depend on the rate of payment of principal of the Pool 1 mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Pool 1 mortgage loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Pool 1 mortgage loan is expected to be April 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the Pool 1 components of the junior certificates, delinquencies and defaults could affect the actual maturity of the Pool 1 certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE POOL 1 CERTIFICATES

     The weighted average life of a certificate is determined by:

      -- multiplying the reduction, if any, in the principal balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date;

      --  summing the results; and

      -- dividing the sum by the aggregate reductions in the principal balance of such certificate.

     The weighted average lives of the Pool 1 certificates will be affected, to varying degrees, by the rate of principal payments on the Pool 1 mortgage loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal on such certificates or the applicable components thereof. The interaction of the foregoing factors may have different effects on the various classes of the Pool 1 certificates or the applicable components thereof and the effects on any class or component thereof may vary at different times during the life of such class or component thereof. Further, to the extent

                                      A1-39
the prices of a class of Pool 1 certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such classes of certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in Pool 1 or Pool 2. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

Pool 1 PAC Certificates

     The Aggregate Pool 1 PAC Balances schedule set forth in the Pool 1 PAC Balances Table hereto for the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates (together, the "Pool 1 PAC Certificates") was prepared by calculating the amount that would be available for payments on the Pool 1 PAC Certificates using, among other things, the Pool 1 Modeling Assumptions and a range of constant mortgage loan prepayment rates (the "Structuring Range"), expressed as a percentage of the Prepayment Assumption, and on the basis of the actual characteristics of the mortgage loans expected to be included in Pool 1. The Structuring Range for the Pool 1 PAC Certificates is 125% through 500% of the Prepayment Assumption. However, because the actual characteristics of the Pool 1 mortgage loans may differ from those assumed in the Pool 1 Modeling Assumptions and because the Pool 1 mortgage loans will not prepay at a constant rate or any other prescribed rate, it is not likely that the Pool 1 PAC Certificates will pay down in accordance with the Aggregate Pool 1 PAC Balances schedule. The Aggregate Pool 1 PAC Balances schedule for the Pool 1 PAC Certificates is set forth in the Pool 1 PAC Balances Table attached to this Annex 1.

     Principal distributions on the Pool 1 PAC Certificates are likely to be relatively stable and in accordance with the Aggregate Pool 1 PAC Balances schedule so long as Pool 1 mortgage loan prepayments are neither too fast or too slow to support such schedule. Moreover, if the Pool 1 PAC Certificates fall behind the schedule, they will have cumulative priority, as a group, for future principal distributions from amounts available for distribution of principal among the Pool 1 certificates. For the Pool 1 PAC Certificates there is a range of constant mortgage prepayment rates (an "Effective Range") at which such certificates would pay down in accordance with the Aggregate Pool 1 PAC Balances schedule. The initial Effective Range for the Pool 1 PAC Certificates may be wider than the Structuring Range described above.

     The Effective Range for the Pool 1 PAC Certificates can narrow or "shift" upward or downward over time as a result of the rates of principal payments actually experienced on the Pool 1 mortgage loans. Moreover, the Pool 1 mortgage loans will not prepay at any constant rate and there can be no assurance that the amount available for principal distributions on the Pool 1 PAC Certificates on any Distribution Date will be sufficient to

                                      A1-40
reduce the aggregate Class Certificate Principal Balances thereof to the Aggregate Pool 1 PAC Balance. Non-constant prepayment rates on the related mortgage loans can cause the Pool 1 PAC Certificates not to pay down in accordance with the Aggregate Pool 1 PAC Balance schedule, even if such rates remain within the initial Effective Ranges.

     If the Pool 1 mortgage loans prepay at rates that are generally below the Effective Range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce the aggregate Class Certificate Principal Balances of the Pool 1 PAC Certificates to the Aggregate Pool 1 PAC Balance, and the weighted average lives of the certificates may be extended, perhaps significantly. Conversely, if the Pool 1 mortgage loans prepay at rates that are generally above the Effective Range, the weighted average lives thereof may be shortened, perhaps significantly.

Pool 1 TAC Certificates

     Principal distributions on the Class 1-A4 and the Class 1-A8 through Class 1-A10 Certificates (the "Pool 1 TAC Certificates") are expected to be more stable than would be the case if such certificates were not entitled to receive payments, to the extent of available principal, according to their respective TAC Balances schedules (each, a "TAC Balances Schedule").

     Based on the Pool 1 Modeling Assumptions:

     (1) the Class 1-A4 Certificates would pay down (a) in accordance with the Class 1-A4 TAC Balance No. 1 schedule if the Pool 1 mortgage loans were to prepay at a constant rate of 227% of the Prepayment Assumption and (b) in accordance with the Class 1-A4 TAC Balance No. 2 schedule if the Pool 1 mortgage loans were to prepay at a constant rate of 500% of the Prepayment Assumption;

     (2) the Class 1-A8 Certificates would pay down in accordance with its Class 1-A8 TAC Balance schedule if the Pool 1 mortgage loans were to prepay at a constant rate of 800% of the Prepayment Assumption; and

     (3) the Class 1-A9 and Class 1-A10 Certificates, as a group, would pay down in accordance with the Class 1-A9, Class 1-A10 Aggregate TAC Balance schedule if the Pool 1 mortgage loans were to prepay at a constant rate of 800% of the Prepayment Assumption.

     However, because the actual characteristics of the mortgage loans in Pool 1 may differ from those assumed in the Pool 1 Modeling Assumptions, and because such mortgage loans will not prepay at the constant rates described above or at any other prescribed constant rate, it is not likely that the Pool 1 TAC Certificates will consistently pay down in accordance with any of their respective TAC Balances Schedules. The TAC Balances Schedules are set forth in the Pool 1 TAC Balances Table attached to this Annex 1.

     With respect to any class or classes of Pool 1 TAC Certificates, the Pool 1 mortgage loans may prepay at rates that are generally below the constant percentage of the Prepayment Assumption used to derive the TAC Balances Schedule or TAC Balances Schedules for such class or classes of Pool 1 TAC Certificates. If this occurs, the Certificate Principal Balance of such class of certificates will not be reduced in accordance with such schedule or schedules, and the weighted average life of such class of certificates may be extended, perhaps significantly.

                                      A1-41

     Conversely, the Pool 1 mortgage loans may prepay at rates that are generally above the constant percentage of the Prepayment Assumption used to derive the TAC Balances Schedule or TAC Balances Schedules for any class or classes of Pool 1 TAC Certificates. If this occurs, and if the Class Certificate Principal Balances of the certificates supporting such class or classes of Pool 1 TAC Certificates have been reduced to zero, the weighted average life of such class or classes of Pool 1 TAC Certificates may be shortened, perhaps significantly.

     The entire Pool 1 Available Funds will be distributed monthly on each Distribution Date and will not be retained for distribution on subsequent Distribution Dates. Thus, the likelihood that the Class 1-A4 Certificates will pay down in accordance with either of its TAC Balances Schedules, that the Class 1-A8 Certificates will pay down in accordance with its TAC Balances Schedule, or that the Class 1-A9 and Class 1-A10 Certificates will pay down in accordance with the Class 1-A9, Class 1-A10 Aggregate TAC Balance schedule, will not be enhanced by averaging high and low principal payments in different months.

Support Certificates

     The principal payment stability of the Pool 1 PAC Certificates and the Pool 1 TAC Certificates will be supported by various other classes of Pool 1 senior certificates. In the case of the Pool 1 PAC Certificates, as described below, this support will also be provided by the Pool 1 TAC Certificates.

- The principal payment stability of the Pool 1 PAC Certificates will be supported primarily by the Class 1-A4 through Class 1-A11 Certificates. Among these classes of supporting certificates are the Pool 1 TAC Certificates, which will not be as sensitive to Pool 1 mortgage loan prepayments as they would be were they not Pool 1 TAC Certificates. However, when the Class Certificate Principal Balances of the classes supporting a class of Pool 1 TAC Certificates have been reduced to zero, that class of Pool 1 TAC Certificates, if then outstanding, will become more sensitive to Pool 1 mortgage loan prepayments.

- The principal payment stability of the Class 1-A4 Certificates will be supported primarily by the Class 1-A6 and Class 1-A11 Certificates, and also by the Class 1-A5 Accrual Component and the Class 1-A7 through Class 1-A10 Certificates. As with the Pool 1 PAC Certificates, some of the classes supporting the Class 1-A4 Certificates are in turn supported by other classes of certificates. The Class 1-A4 Certificates will become more sensitive to Pool 1 mortgage loan prepayments when each of the Component Principal Balance of the Class 1-A5 Accrual Component and the Certificate Principal Balances of the certificates providing support to the Class 1-A4 Certificates have been reduced to zero.

- The principal payment stability of the Class 1-A5 Accrual Component will be supported primarily by the Class 1-A6 and Class 1-A11 Certificates and to a lesser extent by the Class 1-A8 through Class 1-A10 Certificates. The Class 1-A5 Accrual Component will become more sensitive to Pool 1 mortgage loan prepayments when the Certificate Principal Balances of the certificates providing support to the Class 1-A5 Certificates have been reduced to zero.

- The Class 1-A7 Certificates will provide support to the Class 1-A8 through Class 1-A10 Certificates. Such support will be provided, however, only if the Pool 1 mortgage loans generally prepay at a constant rate that exceeds 800% of the Prepayment Assumption,

                                      A1-42
  which is the rate at which each class of the Class 1-A8 through Class 1-A10 Certificates can maintain the applicable TAC Balances Schedule.

     In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to Pool 1 mortgage loan prepayments than those of the classes they are supporting. Certain supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

     To the extent that a low rate of principal payments on the Pool 1 mortgage loans results in the Pool 1 Available Funds on any Distribution Date being equal to or less than the amount required to be distributed as principal on any class of certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the Pool 1 Available Funds being in excess of the amount needed to maintain scheduled payments on any class of certificates, such excess funds will be applied, to the extent of the Pool 1 Senior Optimal Principal Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Class Certificate Principal Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the Pool 1 mortgage loans may significantly shorten the weighted average lives of certain support classes of certificates, and a relatively slow rate of prepayments on such Pool 1 mortgage loans may significantly extend the weighted average lives of certain classes of support certificates.

Tables of Pool 1 Senior Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of Pool 1 senior certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such class of certificates. The figures in the table are based on the actual characteristics of the Pool 1 mortgage loans expected to be included in Pool 1. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption (other than 0% of the Prepayment Assumption) set forth in the table, it is assumed with respect to the Pool 1 mortgage loans (the "Pool 1 Modeling Assumptions") that:

          (1) the distributions in respect of the Pool 1 certificates are made and received in cash on the 25th day of each month commencing in May 1999;

          (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

          (3) the aggregate outstanding Scheduled Principal Balance of such mortgage loans as of the Cut-off Date is $451,582,304.25;

          (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any such mortgage loans as permitted or required by the Agreement;

          (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;

                                      A1-43

          (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in May 1999, and are computed prior to giving effect to prepayments received in the prior month;

          (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing April 1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the mortgage loans;

          (8) the scheduled monthly payment for each mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

          (9) the initial Class Certificate Principal Balance and interest rate on the certificates for each class of Pool 1 senior certificates offered hereby are as indicated in the summary of this prospectus supplement;

          (10) the initial Component Principal Balances for the Pool 1 component of each class of the junior certificates offered hereby are as indicated in Annex 3 of this prospectus supplement, and the interest rate applicable to each such component is as indicated in the summary of this prospectus supplement;

          (11) the date of the initial issuance of the certificates is April 29, 1999; and

          (12) the amount distributable to the Pool 1 certificateholders is not reduced by the incurrence of any expenses by the trust.

     It is not likely that the Pool 1 mortgage loans will prepay at a constant level of the Prepayment Assumption. In addition, if the actual characteristics of the Pool 1 mortgage loans included in Pool 1 differ from those used in calculating the percentages set forth in the tables, the actual class certificate principal balance of each class of Pool 1 senior certificates outstanding at any time and the actual weighted average life of each class of Pool 1 senior certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                      A1-44

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                        CLASS 1-A1                          CLASS 1-A2                    CLASS 1-A3
                             ---------------------------------   ---------------------------------   ---------------------
DISTRIBUTION DATE             0%     125%   250%   375%   500%    0%     125%   250%   375%   500%    0%     125%    250%
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----   -----   -----   -----
Initial Percentage.........    100   100    100    100    100      100   100    100    100    100      100     100     100
April 2000.................    100    98     98     98     98      100   100    100    100    100      100     100     100
April 2001.................     95    71     71     71     71      100   100    100    100    100      100     100     100
April 2002.................     89    36     36     36     36      100   100    100    100    100      100     100     100
April 2003.................     84     2      2      2      2      100   100    100    100    100      100     100     100
April 2004.................     78     0      0      0      0      100    71     71     71     71      100     100     100
April 2005.................     71     0      0      0      0      100    43     43     43     43      100     100     100
April 2006.................     64     0      0      0      0      100    22     22     22     22      100     100     100
April 2007.................     57     0      0      0      0      100     9      9      9      9      100     100     100
April 2008.................     48     0      0      0      0      100     *      *      *      *      100     100     100
April 2009.................     40     0      0      0      0      100     0      0      0      0      100      41      41
April 2010.................     30     0      0      0      0      100     0      0      0      0      100       0       0
April 2011.................     20     0      0      0      0      100     0      0      0      0      100       0       0
April 2012.................     10     0      0      0      0      100     0      0      0      0      100       0       0
April 2013.................      0     0      0      0      0       98     0      0      0      0      100       0       0
April 2014.................      0     0      0      0      0       86     0      0      0      0      100       0       0
April 2015.................      0     0      0      0      0       72     0      0      0      0      100       0       0
April 2016.................      0     0      0      0      0       58     0      0      0      0      100       0       0
April 2017.................      0     0      0      0      0       43     0      0      0      0      100       0       0
April 2018.................      0     0      0      0      0       26     0      0      0      0      100       0       0
April 2019.................      0     0      0      0      0        9     0      0      0      0      100       0       0
April 2020.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2021.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2022.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2023.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2024.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2025.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2026.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2027.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2028.................      0     0      0      0      0        0     0      0      0      0        0       0       0
April 2029.................      0     0      0      0      0        0     0      0      0      0        0       0       0
Weighted Average Life (in
  years)(1)................    8.4   2.6    2.6    2.6    2.6     17.4   6.0    6.0    6.0    6.0     20.7     9.9     9.9

                             CLASS 1-A3
                             -----------
DISTRIBUTION DATE            375%   500%
-----------------            ----   ----
Initial Percentage.........  100     100
April 2000.................  100     100
April 2001.................  100     100
April 2002.................  100     100
April 2003.................  100     100
April 2004.................  100     100
April 2005.................  100     100
April 2006.................  100     100
April 2007.................  100     100
April 2008.................  100     100
April 2009.................   41      41
April 2010.................    0       0
April 2011.................    0       0
April 2012.................    0       0
April 2013.................    0       0
April 2014.................    0       0
April 2015.................    0       0
April 2016.................    0       0
April 2017.................    0       0
April 2018.................    0       0
April 2019.................    0       0
April 2020.................    0       0
April 2021.................    0       0
April 2022.................    0       0
April 2023.................    0       0
April 2024.................    0       0
April 2025.................    0       0
April 2026.................    0       0
April 2027.................    0       0
April 2028.................    0       0
April 2029.................    0       0
Weighted Average Life (in
  years)(1)................  9.9     9.9

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-39.

                                      A1-45

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                      CLASS 1-A4                         CLASS 1-A5                         CLASS 1-A6
                            -------------------------------   --------------------------------   --------------------------------
DISTRIBUTION DATE           0%    125%   250%   375%   500%    0%    125%   250%   375%   500%    0%    125%   250%   375%   500%
-----------------           ---   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage........  100   100    100    100    100     100   100    100    100    100     100   100    100    100    100
April 2000................   93    87     81     81     81     107   107    104    104    104     107   107    107     18      0
April 2001................   89    83     64     64     47     114   114    106    106    106     114   114    114      0      0
April 2002................   85    78     44     33      0     122   122    107    107    105     122   122    122      0      0
April 2003................   80    74     28      8      0     131   131    111    111     47     131   131    131      0      0
April 2004................   75    69     14      0      0     140   140    117     99     19     140   140    140      0      0
April 2005................   69    63      3      0      0     150   150    125     85     12     150   150    150      0      0
April 2006................   64    54      0      0      0     160   160    116     75     12     160   160    160      0      0
April 2007................   57    41      0      0      0     171   171     96     65     12     171   171    171      0      0
April 2008................   51    25      0      0      0     183   183     76     55     12     183   183    183      0      0
April 2009................   44     7      0      0      0     196   196     55     47     12     196   196    196      0      0
April 2010................   36     0      0      0      0     210   187     37     40     12     210   210    210      0      0
April 2011................   28     0      0      0      0     224   159     16     30      8     224   224    224      0      0
April 2012................   20     0      0      0      0     240   133      0     22      6     240   240    226      0      0
April 2013................   10     0      0      0      0     257   108      0     17      4     257   257    149      0      0
April 2014................    *     0      0      0      0     274    85      0     13      3     274   274     85      0      0
April 2015................    0     0      0      0      0     272    63      0      9      2     294   294     32      0      0
April 2016................    0     0      0      0      0     269    42      0      7      1     314   314      0      0      0
April 2017................    0     0      0      0      0     265    22      0      5      1     336   336      0      0      0
April 2018................    0     0      0      0      0     261     4      0      4      1     359   359      0      0      0
April 2019................    0     0      0      0      0     257     0      0      3      *     384   301      0      0      0
April 2020................    0     0      0      0      0     251     0      0      2      *     411   228      0      0      0
April 2021................    0     0      0      0      0     215     0      0      1      *     440   161      0      0      0
April 2022................    0     0      0      0      0     176     0      0      1      *     470    99      0      0      0
April 2023................    0     0      0      0      0     136     0      0      1      *     503    43      0      0      0
April 2024................    0     0      0      0      0      94     0      0      *      *     538     0      0      0      0
April 2025................    0     0      0      0      0      48     0      0      *      *     576     0      0      0      0
April 2026................    0     0      0      0      0       0     0      0      *      *     612     0      0      0      0
April 2027................    0     0      0      0      0       0     0      0      *      *     346     0      0      0      0
April 2028................    0     0      0      0      0       0     0      0      *      *      61     0      0      0      0
April 2029................    0     0      0      0      0       0     0      0      0      0       0     0      0      0      0
Weighted Average Life (in
  years)(1)...............  8.5   6.3    2.9    2.4    1.8    23.7  14.5    9.6    9.7    5.0    28.2  21.8   14.6    0.7    0.5

-------------------------
  * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-39.

                                      A1-46

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                            CLASS 1-A7                        CLASS 1-A8+                  CLASS 1-A9
                                 --------------------------------   --------------------------------   -------------------
DISTRIBUTION DATE                 0%    125%   250%   375%   500%    0%    125%   250%   375%   500%    0%    125%   250%
-----------------                ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   -----
Initial Percentage.............   100   100    100    100    100     100   100    100    100    100     100   100      100
April 2000.....................   100   100    100    100     65     100   100    100    100     65     100   100      100
April 2001.....................   100   100    100     22      0     100   100    100     22      0     100   100      100
April 2002.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2003.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2004.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2005.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2006.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2007.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2008.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2009.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2010.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2011.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2012.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2013.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2014.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2015.....................   100   100    100      0      0     100   100    100      0      0     100   100      100
April 2016.....................   100   100     94      0      0     100   100     94      0      0     100   100       89
April 2017.....................   100   100     76      0      0     100   100     76      0      0     100   100       56
April 2018.....................   100   100     61      0      0     100   100     61      0      0     100   100       28
April 2019.....................   100   100     48      0      0     100   100     48      0      0     100   100        5
April 2020.....................   100   100     38      0      0     100   100     38      0      0     100   100        0
April 2021.....................   100   100     29      0      0     100   100     29      0      0     100   100        0
April 2022.....................   100   100     22      0      0     100   100     22      0      0     100   100        0
April 2023.....................   100   100     17      0      0     100   100     17      0      0     100   100        0
April 2024.....................   100    96     12      0      0     100    96     12      0      0     100    93        0
April 2025.....................   100    73      9      0      0     100    73      9      0      0     100    51        0
April 2026.....................   100    52      6      0      0     100    52      6      0      0     100    12        0
April 2027.....................   100    32      3      0      0     100    32      3      0      0     100     0        0
April 2028.....................   100    14      1      0      0     100    14      1      0      0     100     0        0
April 2029.....................     0     0      0      0      0       0     0      0      0      0       0     0        0
Weighted Average Life (in
  years)(1)....................  29.6  27.2   20.7    1.7    1.1    29.6  27.2   20.7    1.7    1.1    29.4  26.1     18.3

                                 CLASS 1-A9
                                 -----------
DISTRIBUTION DATE                375%   500%
-----------------                ----   ----
Initial Percentage.............  100    100
April 2000.....................  100     36
April 2001.....................    0      0
April 2002.....................    0      0
April 2003.....................    0      0
April 2004.....................    0      0
April 2005.....................    0      0
April 2006.....................    0      0
April 2007.....................    0      0
April 2008.....................    0      0
April 2009.....................    0      0
April 2010.....................    0      0
April 2011.....................    0      0
April 2012.....................    0      0
April 2013.....................    0      0
April 2014.....................    0      0
April 2015.....................    0      0
April 2016.....................    0      0
April 2017.....................    0      0
April 2018.....................    0      0
April 2019.....................    0      0
April 2020.....................    0      0
April 2021.....................    0      0
April 2022.....................    0      0
April 2023.....................    0      0
April 2024.....................    0      0
April 2025.....................    0      0
April 2026.....................    0      0
April 2027.....................    0      0
April 2028.....................    0      0
April 2029.....................    0      0
Weighted Average Life (in
  years)(1)....................  1.5    1.0

-------------------------
(1) The weighted average life is determined as described on page A1-39.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

                                      A1-47

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                       CLASS 1-A10                          CLASS 1-A11                CLASS 1-A12
                            ----------------------------------   ----------------------------------   -------------
DISTRIBUTION DATE            0%     125%    250%   375%   500%    0%     125%    250%   375%   500%    0%     125%
-----------------           -----   -----   ----   ----   ----   -----   -----   ----   ----   ----   -----   -----
Initial Percentage........    100     100   100    100    100      100     100   100    100    100      100     100
April 2000................    100     100   100    100    100      100     100   100    100     65       99      97
April 2001................    100     100   100     48      0      100     100   100     22      0       98      91
April 2002................    100     100   100      0      0      100     100   100      0      0       97      83
April 2003................    100     100   100      0      0      100     100   100      0      0       95      75
April 2004................    100     100   100      0      0      100     100   100      0      0       94      68
April 2005................    100     100   100      0      0      100     100   100      0      0       93      62
April 2006................    100     100   100      0      0      100     100   100      0      0       91      56
April 2007................    100     100   100      0      0      100     100   100      0      0       89      51
April 2008................    100     100   100      0      0      100     100   100      0      0       87      46
April 2009................    100     100   100      0      0      100     100   100      0      0       86      42
April 2010................    100     100   100      0      0      100     100   100      0      0       83      38
April 2011................    100     100   100      0      0      100     100   100      0      0       81      34
April 2012................    100     100   100      0      0      100     100   100      0      0       79      30
April 2013................    100     100   100      0      0      100     100   100      0      0       76      27
April 2014................    100     100   100      0      0      100     100   100      0      0       73      24
April 2015................    100     100   100      0      0      100     100   100      0      0       70      21
April 2016................    100     100   100      0      0      100     100    94      0      0       67      19
April 2017................    100     100   100      0      0      100     100    76      0      0       64      17
April 2018................    100     100   100      0      0      100     100    61      0      0       60      14
April 2019................    100     100   100      0      0      100     100    48      0      0       56      13
April 2020................    100     100    84      0      0      100     100    38      0      0       52      11
April 2021................    100     100    65      0      0      100     100    29      0      0       47       9
April 2022................    100     100    50      0      0      100     100    22      0      0       42       8
April 2023................    100     100    37      0      0      100     100    17      0      0       37       6
April 2024................    100     100    27      0      0      100      96    12      0      0       32       5
April 2025................    100     100    19      0      0      100      73     9      0      0       26       4
April 2026................    100     100    12      0      0      100      52     6      0      0       20       3
April 2027................    100      72     7      0      0      100      32     3      0      0       14       2
April 2028................    100      32     3      0      0      100      14     1      0      0        7       1
April 2029................      0       0     0      0      0        0       0     0      0      0        0       0
Weighted Average Life (in
  years)(1)...............   29.8    28.6  23.6    2.0    1.3     29.6    27.2  20.7    1.7    1.1     19.7    10.1

                               CLASS 1-A12
                            ------------------
DISTRIBUTION DATE           250%   375%   500%
-----------------           ----   ----   ----
Initial Percentage........  100    100     100
April 2000................   95     92      90
April 2001................   84     77      70
April 2002................   70     58      48
April 2003................   58     44      32
April 2004................   48     33      21
April 2005................   40     24      14
April 2006................   33     18       9
April 2007................   27     13       6
April 2008................   23     10       4
April 2009................   19      8       3
April 2010................   16      6       2
April 2011................   13      4       1
April 2012................   11      3       1
April 2013................    9      2       1
April 2014................    7      2       *
April 2015................    6      1       *
April 2016................    5      1       *
April 2017................    4      1       *
April 2018................    3      1       *
April 2019................    2      *       *
April 2020................    2      *       *
April 2021................    1      *       *
April 2022................    1      *       *
April 2023................    1      *       *
April 2024................    1      *       *
April 2025................    *      *       *
April 2026................    *      *       *
April 2027................    *      *       *
April 2028................    *      *       *
April 2029................    0      0       0
Weighted Average Life (in
  years)(1)...............  6.3    4.5     3.5

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-39.

                                      A1-48

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                                                           CLASS R-RL
                                                              ------------------------------------
DISTRIBUTION DATE                                              0%     125%    250%    375%    500%
-----------------                                             ----    ----    ----    ----    ----
Initial Percentage..........................................   100    100     100     100      100
April 2000..................................................     0      0       0       0        0
April 2001..................................................     0      0       0       0        0
April 2002..................................................     0      0       0       0        0
April 2003..................................................     0      0       0       0        0
April 2004..................................................     0      0       0       0        0
April 2005..................................................     0      0       0       0        0
April 2006..................................................     0      0       0       0        0
April 2007..................................................     0      0       0       0        0
April 2008..................................................     0      0       0       0        0
April 2009..................................................     0      0       0       0        0
April 2010..................................................     0      0       0       0        0
April 2011..................................................     0      0       0       0        0
April 2012..................................................     0      0       0       0        0
April 2013..................................................     0      0       0       0        0
April 2014..................................................     0      0       0       0        0
April 2015..................................................     0      0       0       0        0
April 2016..................................................     0      0       0       0        0
April 2017..................................................     0      0       0       0        0
April 2018..................................................     0      0       0       0        0
April 2019..................................................     0      0       0       0        0
April 2020..................................................     0      0       0       0        0
April 2021..................................................     0      0       0       0        0
April 2022..................................................     0      0       0       0        0
April 2023..................................................     0      0       0       0        0
April 2024..................................................     0      0       0       0        0
April 2025..................................................     0      0       0       0        0
April 2026..................................................     0      0       0       0        0
April 2027..................................................     0      0       0       0        0
April 2028..................................................     0      0       0       0        0
April 2029..................................................     0      0       0       0        0
Weighted Average Life (in years)(1).........................   0.1    0.1     0.1     0.1      0.1

-------------------------
(1) The weighted average life is determined as described on page A1-39.

                                      A1-49

                             POOL 1 PAC BALANCES TABLE

     The Aggregate Pool 1 PAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates set forth in the summary of this prospectus supplement, and the other assumptions described in "Yield and Weighted Average Life Considerations -- Weighted Average Lives of the Pool 1 Certificates -- Pool 1 PAC Certificates" in this Annex 1.

     If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby relating to Pool 1, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Pool 1 PAC Balances Table will be calculated on or about April 29, 1999 on the basis of such revised Class Certificate Principal Balances and the actual characteristics of the Pool 1 mortgage loans and on the basis of (1) the Structuring Range of the Pool 1 PAC Certificates and (2) the assumptions set forth in clauses (1), (4) through (8),
(11) and (12) of the Pool 1 Modeling Assumptions. The final Pool 1 PAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the definitive description of the Pool 1 mortgage loans filed on a Current Report on Form 8-K.

                                                        AGGREGATE POOL 1
DISTRIBUTION DATE                                         PAC BALANCE
-----------------                                 ----------------------------
Initial Balance.................................        $200,943,000.00
May 1999........................................         200,943,000.00
June 1999.......................................         200,943,000.00
July 1999.......................................         200,943,000.00
August 1999.....................................         200,943,000.00
September 1999..................................         200,943,000.00
October 1999....................................         200,943,000.00
November 1999...................................         200,943,000.00
December 1999...................................         200,943,000.00
January 2000....................................         200,943,000.00
February 2000...................................         200,943,000.00
March 2000......................................         200,943,000.00
April 2000......................................         199,303,241.57
May 2000........................................         197,576,374.60
June 2000.......................................         195,763,234.32
July 2000.......................................         193,864,746.86
August 2000.....................................         191,881,926.70
September 2000..................................         189,815,834.52
October 2000....................................         187,667,591.63
November 2000...................................         185,438,390.11
December 2000...................................         183,129,648.46
January 2001....................................         180,742,662.33
February 2001...................................         178,278,912.44
March 2001......................................         175,740,172.51
April 2001......................................         173,128,336.93
May 2001........................................         170,445,297.96
June 2001.......................................         167,693,267.63
July 2001.......................................         164,874,918.88
August 2001.....................................         161,996,310.36

                                      A1-50

                                                        AGGREGATE POOL 1
DISTRIBUTION DATE                                         PAC BALANCE
-----------------                                 ----------------------------
September 2001..................................        $159,086,638.98
October 2001....................................         156,180,411.49
November 2001...................................         153,293,442.03
December 2001...................................         150,425,607.05
January 2002....................................         147,576,783.77
February 2002...................................         144,746,850.25
March 2002......................................         141,935,685.33
April 2002......................................         139,143,168.65
May 2002........................................         136,369,180.63
June 2002.......................................         133,613,602.48
July 2002.......................................         130,876,316.19
August 2002.....................................         128,157,204.50
September 2002..................................         125,456,150.95
October 2002....................................         122,773,039.81
November 2002...................................         120,107,756.15
December 2002...................................         117,460,185.74
January 2003....................................         114,830,215.14
February 2003...................................         112,217,731.64
March 2003......................................         109,622,623.27
April 2003......................................         107,044,778.78
May 2003........................................         104,484,087.66
June 2003.......................................         101,940,440.14
July 2003.......................................          99,413,727.14
August 2003.....................................          96,903,840.32
September 2003..................................          94,410,672.02
October 2003....................................          91,934,115.33
November 2003...................................          89,474,064.01
December 2003...................................          87,030,412.52
January 2004....................................          84,603,056.02
February 2004...................................          82,191,890.35
March 2004......................................          79,796,812.05
April 2004......................................          77,417,718.32
May 2004........................................          75,087,240.76
June 2004.......................................          72,772,397.84
July 2004.......................................          70,473,088.39
August 2004.....................................          68,189,211.93
September 2004..................................          65,920,668.60
October 2004....................................          63,667,359.22
November 2004...................................          61,429,185.24
December 2004...................................          59,206,048.76
January 2005....................................          56,997,852.50
February 2005...................................          54,804,499.84
March 2005......................................          52,625,894.76
April 2005......................................          50,474,497.16
May 2005........................................          48,435,209.67
June 2005.......................................          46,461,233.48
July 2005.......................................          44,550,560.80

                                      A1-51

                                                        AGGREGATE POOL 1
DISTRIBUTION DATE                                         PAC BALANCE
-----------------                                 ----------------------------
August 2005.....................................        $ 42,701,244.42
September 2005..................................          40,911,395.86
October 2005....................................          39,179,183.64
November 2005...................................          37,502,831.59
December 2005...................................          35,880,617.16
January 2006....................................          34,310,869.84
February 2006...................................          32,791,969.62
March 2006......................................          31,322,345.45
April 2006......................................          29,900,473.77
May 2006........................................          28,599,451.86
June 2006.......................................          27,340,867.18
July 2006.......................................          26,123,386.73
August 2006.....................................          24,945,718.41
September 2006..................................          23,806,609.78
October 2006....................................          22,704,846.90
November 2006...................................          21,639,253.10
December 2006...................................          20,608,687.91
January 2007....................................          19,612,045.94
February 2007...................................          18,648,255.81
March 2007......................................          17,716,279.14
April 2007......................................          16,815,109.53
May 2007........................................          16,002,931.23
June 2007.......................................          15,217,023.00
July 2007.......................................          14,456,553.88
August 2007.....................................          13,720,718.72
September 2007..................................          13,008,737.45
October 2007....................................          12,319,854.24
November 2007...................................          11,653,336.82
December 2007...................................          11,008,475.73
January 2008....................................          10,384,583.60
February 2008...................................           9,780,994.52
March 2008......................................           9,197,063.32
April 2008......................................           8,632,164.98
May 2008........................................           8,129,297.07
June 2008.......................................           7,641,818.19
July 2008.......................................           7,169,262.09
August 2008.....................................           6,711,176.56
September 2008..................................           6,267,122.96
October 2008....................................           5,836,675.87
November 2008...................................           5,419,422.66
December 2008...................................           5,014,963.11
January 2009....................................           4,622,909.05
February 2009...................................           4,242,884.00
March 2009......................................           3,874,522.82
April 2009......................................           3,517,471.34
May 2009........................................           3,171,386.10
June 2009.......................................           2,835,933.94

                                      A1-52

                                                        AGGREGATE POOL 1
DISTRIBUTION DATE                                         PAC BALANCE
-----------------                                 ----------------------------
July 2009.......................................        $  2,510,791.78
August 2009.....................................           2,195,646.25
September 2009..................................           1,890,193.43
October 2009....................................           1,594,138.57
November 2009...................................           1,307,195.81
December 2009...................................           1,029,087.91
January 2010....................................             759,545.98
February 2010...................................             498,309.26
March 2010......................................             245,124.85
April 2010 and thereafter.......................                   0.00

                                      A1-53

                           POOL 1 TAC BALANCES TABLE

     The TAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Pool 1 TAC Certificates and the Class 1-A5 Certificates set forth in the summary of this prospectus supplement and the following constant prepayment rates (each, a "TAC Prepayment Assumption").

     (1) 227% of the Prepayment Assumption in the case of the Class 1-A4 TAC Balance No. 1 schedule;

     (2) 500% of the Prepayment Assumption in the case of the Class 1-A4 TAC Balance No. 2 schedule;

     (3) 250% of the Prepayment Assumption in the case of the Class 1-A5 TAC Component Balance No. 1 schedule;

     (4) 750% of the Prepayment Assumption in the case of the Class 1-A5 TAC Component Balance No. 2 schedule;

     (5) 800% of the Prepayment Assumption in the case of the Class 1-A8 TAC Balance schedule; and

     (6) 800% of the Prepayment Assumption in the case of the Class 1-A9, Class 1-A10 Aggregate TAC Balance schedule for the Class 1-A9 and Class 1-A10 Certificates.

     If the Class Certificate Principal Balance of any class of the Pool 1 TAC Certificates or the Component Principal Balance of the Class 1-A5 Accrual Component is increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Pool 1 TAC Balances Table will be calculated on or about April 29, 1999 on the basis of such revised Class Certificate Principal Balances or Component Principal Balance and the actual characteristics of the Pool 1 mortgage loans and on the basis of
(1) the related TAC Prepayment Assumption and (2) the assumptions set forth in clauses (1), (4) through (8), (11) and (12) of the Pool 1 Modeling Assumptions. The final Pool 1 TAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the definitive description of the Pool 1 mortgage loans filed on a Current Report on Form 8-K.

                                      A1-54

                                                             CLASS 1-A5       CLASS 1-A5                      CLASS 1-A9,
                         CLASS 1-A4        CLASS 1-A4      TAC COMPONENT    TAC COMPONENT                     CLASS 1-A10
                         TAC BALANCE       TAC BALANCE        BALANCE          BALANCE        CLASS 1-A8       AGGREGATE
                            NO. 1             NO. 2            NO. 1            NO. 2         TAC BALANCE     TAC BALANCE
                         -----------       -----------     -------------    -------------     -----------     -----------
Distribution Date
Initial Balance......  $131,909,000.00   $131,909,000.00   $62,400,000.00   $62,400,000.00   $7,757,000.00   $12,000,000.00
May 1999.............   130,615,001.27    130,615,001.27   62,696,151.61    62,696,151.61     7,757,000.00    12,000,000.00
June 1999............   129,152,417.99    129,152,417.99   62,977,665.70    62,977,665.70     7,757,000.00    12,000,000.00
July 1999............   127,521,636.26    127,521,636.26   63,244,569.55    63,244,569.55     7,757,000.00    12,000,000.00
August 1999..........   125,723,136.49    125,723,136.49   63,496,931.46    63,496,931.46     7,757,000.00    12,000,000.00
September 1999.......   123,757,593.28    123,757,593.28   63,734,861.00    63,734,861.00     7,752,195.47    11,992,567.44
October 1999.........   121,625,875.48    121,625,875.48   63,958,509.12    63,958,509.12     6,572,691.13    10,167,886.23
November 1999........   119,329,046.03    119,329,046.03   64,168,068.23    64,168,068.23     5,258,525.36     8,134,885.18
December 1999........   116,868,361.33    116,868,361.33   64,363,772.03    64,363,772.03     3,813,253.12     5,899,063.74
January 2000.........   114,245,270.27    114,245,270.27   64,545,895.30    64,545,895.30     2,241,258.61     3,467,204.24
February 2000........   111,461,412.87    111,461,412.87   64,714,753.57    64,714,753.57       547,743.61       847,353.79
March 2000...........   108,518,618.57    108,518,618.57   64,870,702.60    64,709,719.77             0.00             0.00
April 2000...........   107,058,662.54    107,058,662.54   65,014,137.78    59,996,353.91             0.00             0.00
May 2000.............   105,531,096.49    105,531,096.49   65,145,493.40    55,010,189.81             0.00             0.00
June 2000............   103,937,468.72    103,937,468.72   65,265,241.80    49,771,598.70             0.00             0.00
July 2000............   102,279,478.76    102,279,478.76   65,373,898.81    44,302,758.27             0.00             0.00
August 2000..........   100,558,971.67    100,558,971.67   65,472,021.88    38,627,503.82             0.00             0.00
September 2000.......    98,777,900.05     98,777,900.05   65,560,200.87    32,771,002.96             0.00             0.00
October 2000.........    96,938,333.14     93,804,822.39   65,639,059.50    29,893,203.87             0.00             0.00
November 2000........    95,042,461.70     88,684,006.28   65,709,255.90    26,979,631.97             0.00             0.00
December 2000........    93,092,718.36     83,433,648.66   65,771,508.60    24,043,745.26             0.00             0.00
January 2001.........    91,091,490.51     78,067,350.01   65,826,531.24    21,103,517.19             0.00             0.00
February 2001........    89,041,366.10     72,599,489.40   65,875,087.14    18,177,455.34             0.00             0.00
March 2001...........    86,945,210.46     67,045,421.74   65,918,004.90    15,284,622.03             0.00             0.00
April 2001...........    84,806,018.85     61,420,913.42   65,956,144.00    12,444,064.24             0.00             0.00
May 2001.............    82,626,813.41     55,741,752.59   65,990,370.88     9,674,423.56             0.00             0.00
June 2001............    80,410,891.95     50,024,536.78   66,021,613.11     6,994,437.61             0.00             0.00
July 2001............    78,161,925.22     44,286,914.47   66,050,878.85     4,422,964.50             0.00             0.00
August 2001..........    75,886,219.79     38,554,912.39   66,079,752.29     1,984,101.31             0.00             0.00
September 2001.......    73,607,997.48     32,912,500.38   66,113,740.12             0.00             0.00             0.00
October 2001.........    71,354,871.93     27,451,031.00   66,158,993.38             0.00             0.00             0.00
November 2001........    69,139,024.05     22,207,081.51   66,218,151.77             0.00             0.00             0.00
December 2001........    66,959,831.49     17,173,516.02   66,290,988.07             0.00             0.00             0.00
January 2002.........    64,816,679.98     12,343,416.23   66,377,279.40             0.00             0.00             0.00
February 2002........    62,708,963.22      7,710,074.95   66,476,807.14             0.00             0.00             0.00
March 2002...........    60,636,082.76      3,266,989.76   66,589,356.89             0.00             0.00             0.00
April 2002...........    58,597,447.91              0.00   66,714,718.37             0.00             0.00             0.00
May 2002.............    56,592,475.61              0.00   66,852,685.38             0.00             0.00             0.00
June 2002............    54,620,590.39              0.00   67,003,055.70             0.00             0.00             0.00
July 2002............    52,681,224.22              0.00   67,165,631.08             0.00             0.00             0.00
August 2002..........    50,773,816.43              0.00   67,340,217.13             0.00             0.00             0.00
September 2002.......    48,897,813.62              0.00   67,526,623.27             0.00             0.00             0.00
October 2002.........    47,052,669.56              0.00   67,724,662.68             0.00             0.00             0.00
November 2002........    45,237,845.09              0.00   67,934,152.23             0.00             0.00             0.00

                                      A1-55

                                                             CLASS 1-A5       CLASS 1-A5                      CLASS 1-A9,
                         CLASS 1-A4        CLASS 1-A4      TAC COMPONENT    TAC COMPONENT                     CLASS 1-A10
                         TAC BALANCE       TAC BALANCE        BALANCE          BALANCE        CLASS 1-A8       AGGREGATE
                            NO. 1             NO. 2            NO. 1            NO. 2         TAC BALANCE     TAC BALANCE
                         -----------       -----------     -------------    -------------     -----------     -----------
December 2002........  $ 43,452,808.04   $          0.00   $68,154,912.43   $        0.00    $        0.00   $         0.00
January 2003.........    41,697,033.13              0.00   68,386,767.34             0.00             0.00             0.00
February 2003........    39,970,001.89              0.00   68,629,544.58             0.00             0.00             0.00
March 2003...........    38,271,202.57              0.00   68,883,075.19             0.00             0.00             0.00
April 2003...........    36,600,130.02              0.00   69,147,193.64             0.00             0.00             0.00
May 2003.............    34,956,285.66              0.00   69,421,737.75             0.00             0.00             0.00
June 2003............    33,339,177.35              0.00   69,706,548.61             0.00             0.00             0.00
July 2003............    31,748,319.33              0.00   70,001,470.59             0.00             0.00             0.00
August 2003..........    30,183,232.11              0.00   70,306,351.23             0.00             0.00             0.00
September 2003.......    28,643,442.42              0.00   70,621,041.23             0.00             0.00             0.00
October 2003.........    27,128,483.11              0.00   70,945,394.35             0.00             0.00             0.00
November 2003........    25,637,893.07              0.00   71,279,267.41             0.00             0.00             0.00
December 2003........    24,171,217.16              0.00   71,622,520.22             0.00             0.00             0.00
January 2004.........    22,728,006.10              0.00   71,975,015.54             0.00             0.00             0.00
February 2004........    21,307,816.44              0.00   72,336,619.02             0.00             0.00             0.00
March 2004...........    19,910,210.47              0.00   72,707,199.14             0.00             0.00             0.00
April 2004...........    18,534,756.11              0.00   73,086,627.22             0.00             0.00             0.00
May 2004.............    17,209,595.26              0.00   73,481,475.25             0.00             0.00             0.00
June 2004............    15,905,507.11              0.00   73,884,853.83             0.00             0.00             0.00
July 2004............    14,622,076.76              0.00   74,296,642.73             0.00             0.00             0.00
August 2004..........    13,358,894.67              0.00   74,714,561.35             0.00             0.00             0.00
September 2004.......    12,115,556.59              0.00   75,134,830.75             0.00             0.00             0.00
October 2004.........    10,891,663.48              0.00   75,557,464.18             0.00             0.00             0.00
November 2004........     9,686,821.46              0.00   75,982,474.91             0.00             0.00             0.00
December 2004........     8,500,641.71              0.00   76,409,876.33             0.00             0.00             0.00
January 2005.........     7,332,740.44              0.00   76,839,681.89             0.00             0.00             0.00
February 2005........     6,182,738.78              0.00   77,271,905.10             0.00             0.00             0.00
March 2005...........     5,050,262.78              0.00   77,706,559.57             0.00             0.00             0.00
April 2005...........     3,922,388.00              0.00   78,143,658.96             0.00             0.00             0.00
May 2005.............     2,733,005.40              0.00   78,583,217.04             0.00             0.00             0.00
June 2005............     1,508,990.81              0.00   79,025,247.64             0.00             0.00             0.00
July 2005............       251,904.64              0.00   79,469,764.66             0.00             0.00             0.00
August 2005..........             0.00              0.00   79,336,148.02             0.00             0.00             0.00
September 2005.......             0.00              0.00   78,537,523.33             0.00             0.00             0.00
October 2005.........             0.00              0.00   77,717,042.30             0.00             0.00             0.00
November 2005........             0.00              0.00   76,875,971.52             0.00             0.00             0.00
December 2005........             0.00              0.00   76,015,530.92             0.00             0.00             0.00
January 2006.........             0.00              0.00   75,136,895.21             0.00             0.00             0.00
February 2006........             0.00              0.00   74,241,195.36             0.00             0.00             0.00
March 2006...........             0.00              0.00   73,329,520.01             0.00             0.00             0.00
April 2006...........             0.00              0.00   72,402,916.87             0.00             0.00             0.00
May 2006.............             0.00              0.00   71,426,981.38             0.00             0.00             0.00
June 2006............             0.00              0.00   70,439,856.93             0.00             0.00             0.00
July 2006............             0.00              0.00   69,442,426.52             0.00             0.00             0.00
August 2006..........             0.00              0.00   68,435,538.43             0.00             0.00             0.00

                                      A1-56

                                                             CLASS 1-A5       CLASS 1-A5                      CLASS 1-A9,
                         CLASS 1-A4        CLASS 1-A4      TAC COMPONENT    TAC COMPONENT                     CLASS 1-A10
                         TAC BALANCE       TAC BALANCE        BALANCE          BALANCE        CLASS 1-A8       AGGREGATE
                            NO. 1             NO. 2            NO. 1            NO. 2         TAC BALANCE     TAC BALANCE
                         -----------       -----------     -------------    -------------     -----------     -----------
September 2006.......  $          0.00   $          0.00   $67,420,007.32   $        0.00    $        0.00   $         0.00
October 2006.........             0.00              0.00   66,396,615.34             0.00             0.00             0.00
November 2006........             0.00              0.00   65,366,113.26             0.00             0.00             0.00
December 2006........             0.00              0.00   64,329,221.46             0.00             0.00             0.00
January 2007.........             0.00              0.00   63,286,631.01             0.00             0.00             0.00
February 2007........             0.00              0.00   62,239,004.59             0.00             0.00             0.00
March 2007...........             0.00              0.00   61,186,977.48             0.00             0.00             0.00
April 2007...........             0.00              0.00   60,131,158.48             0.00             0.00             0.00
May 2007.............             0.00              0.00   59,047,839.91             0.00             0.00             0.00
June 2007............             0.00              0.00   57,963,716.80             0.00             0.00             0.00
July 2007............             0.00              0.00   56,879,250.16             0.00             0.00             0.00
August 2007..........             0.00              0.00   55,794,880.18             0.00             0.00             0.00
September 2007.......             0.00              0.00   54,711,027.03             0.00             0.00             0.00
October 2007.........             0.00              0.00   53,628,091.49             0.00             0.00             0.00
November 2007........             0.00              0.00   52,546,455.67             0.00             0.00             0.00
December 2007........             0.00              0.00   51,466,483.66             0.00             0.00             0.00
January 2008.........             0.00              0.00   50,388,522.16             0.00             0.00             0.00
February 2008........             0.00              0.00   49,312,901.09             0.00             0.00             0.00
March 2008...........             0.00              0.00   48,239,934.18             0.00             0.00             0.00
April 2008...........             0.00              0.00   47,169,919.59             0.00             0.00             0.00
May 2008.............             0.00              0.00   46,089,533.83             0.00             0.00             0.00
June 2008............             0.00              0.00   45,014,270.25             0.00             0.00             0.00
July 2008............             0.00              0.00   43,944,297.60             0.00             0.00             0.00
August 2008..........             0.00              0.00   42,879,774.64             0.00             0.00             0.00
September 2008.......             0.00              0.00   41,820,850.47             0.00             0.00             0.00
October 2008.........             0.00              0.00   40,767,664.90             0.00             0.00             0.00
November 2008........             0.00              0.00   39,720,348.79             0.00             0.00             0.00
December 2008........             0.00              0.00   38,679,024.38             0.00             0.00             0.00
January 2009.........             0.00              0.00   37,643,805.61             0.00             0.00             0.00
February 2009........             0.00              0.00   36,614,798.42             0.00             0.00             0.00
March 2009...........             0.00              0.00   35,592,101.05             0.00             0.00             0.00
April 2009...........             0.00              0.00   34,575,804.36             0.00             0.00             0.00
May 2009.............             0.00              0.00   33,565,992.06             0.00             0.00             0.00
June 2009............             0.00              0.00   32,562,741.02             0.00             0.00             0.00
July 2009............             0.00              0.00   31,566,121.51             0.00             0.00             0.00
August 2009..........             0.00              0.00   30,576,197.47             0.00             0.00             0.00
September 2009.......             0.00              0.00   29,593,026.75             0.00             0.00             0.00
October 2009.........             0.00              0.00   28,616,661.32             0.00             0.00             0.00
November 2009........             0.00              0.00   27,647,147.55             0.00             0.00             0.00
December 2009........             0.00              0.00   26,684,526.38             0.00             0.00             0.00
January 2010.........             0.00              0.00   25,728,833.58             0.00             0.00             0.00
February 2010........             0.00              0.00   24,780,099.93             0.00             0.00             0.00
March 2010...........             0.00              0.00   23,838,351.40             0.00             0.00             0.00
April 2010...........             0.00              0.00   22,903,356.90             0.00             0.00             0.00
May 2010.............             0.00              0.00   21,737,830.27             0.00             0.00             0.00

                                      A1-57

                                                             CLASS 1-A5       CLASS 1-A5                      CLASS 1-A9,
                         CLASS 1-A4        CLASS 1-A4      TAC COMPONENT    TAC COMPONENT                     CLASS 1-A10
                         TAC BALANCE       TAC BALANCE        BALANCE          BALANCE        CLASS 1-A8       AGGREGATE
                            NO. 1             NO. 2            NO. 1            NO. 2         TAC BALANCE     TAC BALANCE
                         -----------       -----------     -------------    -------------     -----------     -----------
June 2010............  $          0.00   $          0.00   $20,586,678.45   $        0.00    $        0.00   $         0.00
July 2010............             0.00              0.00   19,449,686.47             0.00             0.00             0.00
August 2010..........             0.00              0.00   18,326,642.21             0.00             0.00             0.00
September 2010.......             0.00              0.00   17,217,336.41             0.00             0.00             0.00
October 2010.........             0.00              0.00   16,121,562.61             0.00             0.00             0.00
November 2010........             0.00              0.00   15,039,117.10             0.00             0.00             0.00
December 2010........             0.00              0.00   13,969,798.90             0.00             0.00             0.00
January 2011.........             0.00              0.00   12,913,409.71             0.00             0.00             0.00
February 2011........             0.00              0.00   11,869,753.89             0.00             0.00             0.00
March 2011...........             0.00              0.00   10,838,638.41             0.00             0.00             0.00
April 2011...........             0.00              0.00    9,819,872.80             0.00             0.00             0.00
May 2011.............             0.00              0.00    8,813,269.15             0.00             0.00             0.00
June 2011............             0.00              0.00    7,818,642.06             0.00             0.00             0.00
July 2011............             0.00              0.00    6,835,808.57             0.00             0.00             0.00
August 2011..........             0.00              0.00    5,864,588.19             0.00             0.00             0.00
September 2011.......             0.00              0.00    4,904,802.81             0.00             0.00             0.00
October 2011.........             0.00              0.00    3,956,276.71             0.00             0.00             0.00
November 2011........             0.00              0.00    3,018,836.50             0.00             0.00             0.00
December 2011........             0.00              0.00    2,092,311.09             0.00             0.00             0.00
January 2012.........             0.00              0.00    1,176,531.66             0.00             0.00             0.00
February 2012........             0.00              0.00      271,331.64             0.00             0.00             0.00
March 2012 and
 thereafter..........             0.00              0.00            0.00             0.00             0.00             0.00

                                      A1-58

                                    ANNEX 2

THE POOL 2 MORTGAGE LOANS AND THE POOL 2 CERTIFICATES

     Interest and principal will be distributable on the Pool 2 senior certificates and on the Pool 2 components of the Component Certificates solely out of the Pool 2 Available Funds received in respect of the Pool 2 mortgage loans. This annex sets forth certain data with respect to the Pool 2 mortgage loans, describes the manner in which interest and principal will be distributable on the Pool 2 senior certificates and on the Pool 2 components of the Component Certificates. This annex also discusses the yield and weighted average life considerations relevant to an investment in the Pool 2 senior certificates.

THE POOL 2 MORTGAGE LOANS

     We expect that the following percentages of the Pool 2 mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) will have been originated under the following documentation programs:

     - At least 90% of such mortgage loans and substantially all of the mortgage loans with loan-to-value ratios in excess of 80% will have been originated under GECMSI's full or alternative documentation program or other full or alternative documentation programs acceptable to GECMSI.

     - No more than 6.50% of such mortgage loans will have been originated under GECMSI's no income verification programs or other no income verification programs acceptable to GECMSI.

     - No more than 1.00% of such mortgage loans will have been originated under GECMSI's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to GECMSI.

     - No more than 0.50% of such mortgage loans will have been originated under GECMSI's "No Ratio Program" or other no ratio programs acceptable to GECMSI.

     - None of such mortgage loans will have been originated under GECMSI's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to GECMSI.

     - No more than 0.15% of such mortgage loans will have been acquired under GECMSI's "Relocation Loan" program or other relocation programs acceptable to GECMSI.

See "The Trusts -- The Mortgage Loans -- Loan Underwriting Policies" in the accompanying prospectus for a description of these documentation programs.

     The Pool 2 mortgage loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due or received on or before such date, of approximately $252,364,835. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $237,500,000 or greater than $262,500,000.

     Prior to issuance of the certificates, we will not remove from the expected Pool 2 mortgage pool more than 5% of the mortgage loans, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors. In addition, prior to issuance of the certificates, we will not add

                                      A2-1
mortgage loans to Pool 2 if this would result in more than a 5% increase in the size of Pool 2, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors.

     The interest rates borne by the Pool 2 mortgage loans are expected to range from 6.2500% to 9.8750% per annum, and the weighted average mortgage interest rate as of the Cut-off Date of such mortgage loans is expected to be between 7.1500% and 7.1900% per annum. The original principal balances of the Pool 2 mortgage loans are expected to range from $69,500 to $1,100,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the Pool 2 mortgage loans is not expected to exceed $343,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Pool 2 mortgage loan will be October 1991, and the month and year of the latest scheduled maturity date of any such mortgage loan will be April 2029. All of the Pool 2 mortgage loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the Pool 2 mortgage loans will be between 355 and 357 months as of the Cut-off Date.

     The Pool 2 mortgage loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Pool 2 mortgage loans) as of the Cut-off Date:

     o No more than 12% of the mortgage loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 2% of the mortgage loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 0.9% of the mortgage loans will have a Scheduled Principal Balance of more than $1,000,000.

     o No more than 11% of the mortgage loans will have a loan-to-value ratio at origination in excess of 80%, no more than 4% of the mortgage loans will have a loan-to-value ratio at origination in excess of 90%, and none of the mortgage loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the mortgage loans is expected to be between 72% and 74%.

     o No more than 1% of the mortgage loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     o The proceeds of at least 29% of the mortgage loans will have been used to acquire the related mortgaged property. The proceeds of the remainder of the mortgage loans will have been used to refinance an existing loan. No more than 25% of the mortgage loans will have been the subject of "cash-out" refinancings.

     o No more than 1% of the mortgage loans will be temporary buy-down mortgage loans. The portion of the interest rate paid by the related mortgagor will not increase by more than one percentage point for each six month period. No mortgage interest rate may exceed the "bought down" rate by more than 3 percentage points, and no buy-down period will exceed 3 years.

     o No more than 3% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

     o 100% of the mortgage loans will be secured by mortgaged properties located in California.

                                      A2-2

     o At least 96% of the mortgage loans will be secured by mortgaged properties determined by GECMSI to be the primary residence of the mortgagor. The basis for such determination will be the making of a representation by the mortgagor at origination that the underlying property will be used as the mortgagor's primary residence.

     o At least 90% of the mortgage loans will be secured by single-family, detached residences.

     o No more than 5% of the mortgage loans will be secured by condominiums.

     o None of the mortgage loans will be Cooperative Loans.

     Set forth below is a description of certain characteristics of Pool 2 and the mortgage loans expected to be included therein, subject to the variance described herein relating to Pool 2. The sum of the percentages may not equal 100% due to rounding.

               ORIGINAL PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
      RANGE OF ORIGINAL           NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
      PRINCIPAL BALANCE         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
      -----------------         --------------   -------------------   ---------------------
$      0 -  227,150...........        35           $  5,960,729.15               2.36%
 227,151 -  250,000...........        41              9,834,432.59               3.90
 250,001 -  300,000...........       249             68,564,863.01              27.17
 300,001 -  350,000...........       158             51,477,074.48              20.40
 350,001 -  400,000...........       102             38,231,867.13              15.15
 400,001 -  450,000...........        61             26,115,299.64              10.35
 450,001 -  600,000...........        70             35,040,665.66              13.88
 600,001 -  650,000...........        18             11,346,140.43               4.50
 650,001 - 1,100,000..........         7              5,793,762.76               2.30
                                     ---           ---------------            -------
     Total....................       741           $252,364,834.85             100.00%
                                     ===           ===============            =======

                                      A2-3

                 MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
    MORTGAGE INTEREST RATE      MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
    ----------------------      --------------   -------------------   ---------------------
 6.2500%......................         2           $    536,989.99               0.21%
 6.3750.......................         2                694,206.43               0.28
 6.5000.......................        12              3,990,624.93               1.58
 6.6250.......................        17              5,474,393.43               2.17
 6.7500.......................        40             13,444,180.37               5.33
 6.8750.......................        89             30,580,305.13              12.12
 7.0000.......................       160             53,168,902.66              21.07
 7.1250.......................       116             40,087,328.46              15.88
 7.2500.......................        95             34,345,025.30              13.61
 7.3750.......................        79             27,569,122.30              10.92
 7.5000.......................        68             24,181,035.52               9.58
 7.6250.......................        17              5,628,191.73               2.23
 7.7500.......................         8              2,614,384.80               1.04
 7.8750.......................         8              2,332,427.37               0.92
 8.0000.......................         3                532,808.01               0.21
 8.1250.......................         1                307,798.53               0.12
 8.2500.......................         3              1,355,997.84               0.54
 8.3750.......................         1                336,134.67               0.13
 8.5000.......................         6              1,382,244.72               0.55
 8.6250.......................         8              2,259,691.78               0.90
 8.7500.......................         2                434,386.76               0.17
 8.8750.......................         2                618,253.19               0.25
 9.0000.......................         1                250,151.38               0.10
 9.8750.......................         1                240,249.55               0.10
                                     ---           ---------------            -------
     Total....................       741           $252,364,834.85             100.00%
                                     ===           ===============            =======

                                      A2-4

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
California....................       741           $252,364,834.85            100.00%
                                     ---           ---------------            ------
          Total...............       741           $252,364,834.85            100.00%
                                     ===           ===============            ======

                   YEAR OF ORIGINATION AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF ORIGINATION             MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
-------------------             --------------   -------------------   ---------------------
1991..........................          1          $    240,249.55              0.10%
1992..........................         20             5,624,690.94              2.23
1997..........................          1               333,719.39              0.13
1998..........................         54            19,395,809.28              7.69
1999..........................        665           226,770,365.69             89.86
                                    -----          ---------------            ------
          Total...............        741          $252,364,834.85            100.00%
                                    =====          ===============            ======

                    YEAR OF MATURITY AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF MATURITY                MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
----------------                --------------   -------------------   ---------------------
2019..........................          3          $    823,546.53              0.33%
2022..........................         19             4,978,371.05              1.97
2024..........................          2               560,832.74              0.22
2026..........................          1               646,319.89              0.26
2027..........................          1               333,719.39              0.13
2028..........................         37            13,366,570.50              5.30
2029..........................        678           231,655,474.75             91.79
                                    -----          ---------------            ------
          Total...............        741          $252,364,834.85            100.00%
                                    =====          ===============            ======

              TYPES OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
       TYPE OF DWELLING         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
       ----------------         --------------   -------------------   ---------------------
Single-family detached........       679           $232,671,241.74             92.20%
Single-family attached........         6              2,264,605.07              0.90
Condominium...................        36             10,100,268.58              4.00
2 - 4 family units............        20              7,328,719.46              2.90
                                     ---           ---------------            ------
     Total....................       741           $252,364,834.85            100.00%
                                     ===           ===============            ======

                                      A2-5

                  OCCUPANCY STATUS OF MORTGAGED PROPERTIES(1)

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
OCCUPANCY                       MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
---------                       --------------   -------------------   ---------------------
Owner Occupied................       724           $248,210,554.98             98.35%
Vacation......................         8              2,111,872.26              0.84
Investment....................         9              2,042,407.61              0.81
                                     ---           ---------------            ------
     Total....................       741           $252,364,834.85            100.00%
                                     ===           ===============            ======

---------------
(1) Based on information supplied by the mortgagor in the loan application.

                         PURPOSE OF THE MORTGAGE LOANS

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
     PURPOSE OF THE LOAN        MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
     -------------------        --------------   -------------------   ---------------------
Purchase......................       239           $ 78,200,258.25             30.99%
Rate Term/Refinance...........       339            116,925,979.95             46.33
Cash-out Refinance............       163             57,238,596.65             22.68
                                     ---           ---------------            ------
     Total....................       741           $252,364,834.85            100.00%
                                     ===           ===============            ======

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
RANGE OF                                              PRINCIPAL         AGGREGATE SCHEDULED
LOAN-TO-VALUE RATIOS              NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
AT ORIGINATION                  MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
--------------------            --------------   -------------------   ---------------------
00.001-50.00%.................        37           $ 14,153,970.09              5.61%
50.001-60.00..................        48             17,590,325.13              6.97
60.001-70.00..................       130             46,096,611.13             18.27
70.001-75.00..................       139             49,523,523.36             19.62
75.001-80.00..................       303            100,855,730.86             39.96
80.001-85.00..................        15              4,140,936.60              1.64
85.001-90.00..................        40             12,261,574.75              4.86
90.001-95.00..................        29              7,742,162.93              3.07
                                     ---           ---------------            ------
     Total....................       741           $252,364,834.85            100.00%
                                     ===           ===============            ======

DISTRIBUTIONS ON THE POOL 2 CERTIFICATES

Allocation of Pool 2 Available Funds

     Interest and principal on the Pool 2 certificates and the Pool 2 components of the Component Certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in May 1999. These distributions will be in an aggregate amount equal to the Pool 2 Available Funds for the related Distribution Date. Distributions will be made to holders of record at the close of business on the related Record Date.

                                      A2-6

     On each Distribution Date, the Pool 2 Available Funds will be distributed in the following order of priority among the certificates:

          first, to the classes of Pool 2 senior certificates entitled to distributions of interest and the Pool 2 component of the Class S Certificates, the Accrued Certificate Interest on each such class for such Distribution Date, any shortfall in available amounts being allocated among such classes and component in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the classes of Pool 2 senior certificates entitled to distributions of interest and the Pool 2 component of the Class S Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Pool 2 Available Funds, any shortfall in available amounts being allocated among such classes and component in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class or component for such Distribution Date;

          third, to the classes of Pool 2 senior certificates entitled to principal distributions and the Pool 2 component of the Class PO Certificates, in reduction of the Class Certificate Principal Balances or Component Principal Balance thereof, to the extent of remaining Pool 2 Available Funds, concurrently, as follows:

          (1) to the Class 2-A1 through Class 2-A3 Certificates and the Class 2-A5 Certificates, the Pool 2 Senior Optimal Principal Distribution Amount for such Distribution Date, in the following order of priority:

             (a) to the Class 2-A3 Certificates, up to approximately $27,000 on each Distribution Date; provided, however, that no distributions pursuant to this clause (1)(a) shall be made prior to the Distribution Date occurring in May 2002;

             (b) to the Class 2-A5 Certificates, the Class 2-A5 Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

             (c) to the Class 2-A1 and Class 2-A2 Certificates (together with the Class 2-A3 Certificates, the "Pool 2 Group I Senior Certificates"), the Pool 2 Senior Optimal Principal Amount for such Distribution Date, less the amount distributable to the Class 2-A3 Certificates pursuant to clause (1)(a) above and to Class 2-A5 Certificates pursuant to clause
        (1)(b) above for such Distribution Date (such reduced amount, the "Pool 2 Group I Senior Principal Distribution Amount"), in the following order of priority:

                  (I) to the Class 2-A1 Certificates, until the Class
             Certificate Principal Balance thereof has been reduced to zero; and

                  (II) to the Class 2-A2 Certificates, until the Class
             Certificate Principal Balance thereof has been reduced to zero; and

             (d) to the Class 2-A3 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

          (2) to the Pool 2 component of the Class PO Certificates, the Pool 2 Class PO Principal Distribution Amount for such Distribution Date, until the Component Principal Balance thereof has been reduced to zero;

          fourth, to the Pool 2 component of the Class PO Certificates, to the extent of remaining Pool 2 Available Funds, the Pool 2 Class PO Deferred Amount for such

                                      A2-7

     Distribution Date, until the Component Principal Balance thereof has been reduced to zero; provided that, (1) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Pool 2 Junior Optimal Principal Amount for such Distribution Date, (2) such distributions shall not reduce the Component Principal Balance of the Pool 2 component of the Class PO Certificates and (3) no distribution will be made in respect of the Pool 2 Class PO Deferred Amount after the Distribution Date on which the respective Component Principal Balances of the Pool 2 components of the junior certificates have been reduced to zero (the "Pool 2 Cross-Over Date");

          fifth, to the Pool 2 component of the Class M Certificates, to the extent of remaining Pool 2 Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share (as defined under "-- Principal" below) for such Distribution Date;

          sixth, to the Pool 2 component of the Class B1 Certificates, to the extent of remaining Pool 2 Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share for such Distribution Date;

          seventh, to the Pool 2 component of the Class B2 Certificates, to the extent of remaining Pool 2 Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share for such Distribution Date; and

          eighth, to each of the Pool 2 components of the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Pool 2 Available Funds:
     (1) the Accrued Certificate Interest thereon for such Distribution Date,
     (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such component's Allocable Share for such Distribution Date.

     The percentages and amounts set forth in priority third above were calculated on the basis of the Class Certificate Principal Balances or Component Principal Balances of the related Pool 2 certificates described herein. If these Class Certificate Principal Balances or Component Principal Balances are increased or decreased in accordance with the variance permitted hereby for Pool 2, the applicable percentages and such amounts will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Pool 2 Cross-Over Date, distributions of principal on the outstanding Pool 2 senior certificates entitled to principal distributions will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above.

     "Pro rata" distributions among classes of certificates will be made in proportion to the then-current Class Certificate Principal Balances or Component Principal Balances, as applicable, of such classes.

     If, after distributions have been made under priorities first and second above on any Distribution Date, the remaining Pool 2 Available Funds are less than the sum of the Pool 2 Senior Optimal Principal Amount and the Pool 2 Class PO Principal Distribution

                                      A2-8

Amount for such Distribution Date, the amounts distributable under priority third above shall be proportionately reduced, and such remaining Pool 2 Available Funds will be distributed on the Pool 2 senior certificates entitled to principal distributions and the Pool 2 component of the Class PO Certificates in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses will be allocated to the certificates or Pool 2 components thereof as described under "-- Allocation of Realized Losses on the Pool 2 Certificates" herein.

Interest

     Interest will accrue on the Pool 2 senior certificates and the Pool 2 components of the Component Certificates offered hereby entitled to interest distributions at the respective interest rates set forth in the summary of this prospectus supplement during each Interest Accrual Period.

     Interest will accrue on the Pool 2 components of the Class B3, Class B4 and Class B5 Certificates at the interest rate of 6.75% per annum during each Interest Accrual Period.

     Interest will accrue on the Pool 2 Notional Principal Balance of the Class S Certificates during each Interest Accrual Period at a variable per annum rate equal to the excess of (1) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans in Pool 2 which are Non-discount Mortgage Loans as of the first day of such Interest Accrual Period (or as of the Cut-off Date, in the case of the first Interest Accrual Period) over (2) 6.75%. However, this calculation will not include any Pool 2 mortgage loan that was the subject of a voluntary prepayment in full received by GECMSI, or, in the case of a Pool 2 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, on or after the first day but on or before the fifteenth day of such Interest Accrual Period. The per annum interest rate on the Pool 2 component of the Class S Certificates for the first Interest Accrual Period is expected to be approximately 0.29155230%.

     The "Pool 2 Notional Principal Balance" of the Pool 2 component of the Class S Certificates as of any Distribution Date will equal the aggregate Scheduled Principal Balance of the Outstanding Mortgage Loans in Pool 2 which are Non-discount Mortgage Loans as of the first day of the calendar month preceding such Distribution Date. The initial Pool 2 Notional Principal Balance of the Class S Certificates is expected to be approximately $195,711,244.

     The Class PO Certificates are principal-only certificates and will not accrue interest.

     The "Accrued Certificate Interest" for any Pool 2 certificate or Pool 2 component of a certificate entitled to distributions of interest for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable certificate interest rate on the Notional Principal Balance or Certificate Principal Balance (or, in the case of the Pool 2 component of the Class S Certificates, the Pool 2 Notional Principal Balance) of such certificate (or, in the case of the Pool 2 component of a class of junior certificates, the Component Principal Balance thereof) immediately prior to such Distribution Date, less such certificate's (or component's) share of any Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) in respect of Pool 2 mortgage loans through the Pool 2 Cross-Over Date and, after the

                                      A2-9

Pool 2 Cross-Over Date, the interest portion of Realized Losses, including Excess Losses in respect of Pool 2 mortgage loans.

     The "Notional Principal Balance" of each of the Class 2-A4 and Class 2-A6 Certificates as of any Distribution Date will equal the Class Certificate Principal Balance of the Class 2-A3 Certificates of such date.

     The "Certificate Principal Balance" of any Pool 2 senior certificate entitled to principal distributions as of any Distribution Date will equal such certificate's Certificate Principal Balance on the date of initial issuance of the certificates as reduced by:

          o all amounts distributed on previous Distribution Dates on such certificate on account of principal; and

          o the principal portion of all Realized Losses in respect of Pool 2 mortgage loans previously allocated to such certificate.

     The "Certificate Principal Balance" of the Class PO Certificates will equal the sum of the Component Principal Balances of each of the Pool 1 component and the Pool 2 component of such certificates.

     The "Component Principal Balance" of any component of a Pool 2 certificate as of any Distribution Date will equal such component's principal balance on the date of initial issuance of the certificates as reduced by:

          o all amounts distributed on previous Distribution Dates on such component on account of principal;

          o the principal portion of all Realized Losses previously allocated to such component; and

          o in the case of a component of a junior certificate, such component's pro rata share, if any, of the Pool 2 Junior Certificate Writedown Amount and the Pool 2 Class PO Deferred Payment Writedown Amount for previous Distribution Dates.

     As of any Distribution Date, the "Pool 2 Junior Certificate Writedown Amount" will equal the amount by which (a) the sum of the Class Certificate Principal Balances of all of the Pool 2 senior certificates and the Component Principal Balances of the Pool 2 components of the Component Certificates, after giving effect to the distribution of principal and the application of Realized Losses in respect of Pool 2 mortgage loans in reduction of the Certificate Principal Balances of the Pool 2 senior certificates or the Component Principal Balances of the Pool 2 components of the Component Certificates on such Distribution Date, exceeds (b) the Pool 2 Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Pool 2 Bankruptcy Coverage Termination Date.

     For any Distribution Date, the "Pool 2 Class PO Deferred Payment Writedown Amount" will equal the amount, if any, distributed on such date in respect of the Pool 2 Class PO Deferred Amount pursuant to priority fourth under "-- Allocation of Pool 2 Available Funds" above. The Pool 2 Junior Certificate Writedown Amount and the Pool 2 Class PO Deferred Payment Writedown Amount will be allocated to the Pool 2 components of the classes of junior certificates in inverse order of priority, until the Component Principal Balance of each such component has been reduced to zero.

     For definitions of "Interest Accrual Period," "Net Interest Shortfall" and "Interest Shortfall," see "Distributions on the Pool 1 Certificates" in Annex 1.

                                      A2-10

     Any Net Interest Shortfall, the interest portion of any Excess Losses through the Pool 2 Cross-Over Date and, after the Pool 2 Cross-Over Date, the interest portion of any Realized Losses in respect of the Pool 2 mortgage loans (see "-- Allocation of Realized Losses on the Pool 2 Certificates") will, on each Distribution Date, be allocated among all the outstanding Pool 2 senior certificates and the Pool 2 components of the Component Certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the Pool 2 mortgage loans occurring prior to the Pool 2 Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Pool 2 Available Funds on the related Distribution Date. As a result of the subordination of the Pool 2 components of the junior certificates in right of distribution, such losses will be borne first by the outstanding Pool 2 components of the junior certificates in inverse order of priority.

     If Pool 2 Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Pool 2 senior certificates or the Pool 2 components of the Senior Component Certificates entitled to distributions of interest to their certificateholders, any shortfall in available amounts will be allocated among such classes and components in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the Pool 2 senior certificates and the Pool 2 components of the Senior Component Certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with priority second under "-- Allocation of Pool 2 Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

Principal

     Distributions in reduction of the principal balance of each Pool 2 senior certificate and in reduction of the Component Principal Balance of the Pool 2 component of each Component Certificate entitled to principal distributions will be made on each Distribution Date.

     All payments and other amounts received in respect of principal of the Pool 2 mortgage loans will be allocated between (1) the Pool 2 senior certificates entitled to principal distributions and the Pool 2 components of the junior certificates, on the one hand, and (2) the Pool 2 component of the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any Pool 2 mortgage loan with a Net Mortgage Rate ("NMR") less than 6.75% per annum (each such mortgage loan, a "Discount Mortgage Loan") will be the fraction, expressed as a percentage, equal to NMR / 6.75%. The "Non-PO Percentage" with respect to any Pool 2 mortgage loan with a Net Mortgage Rate equal to or greater than 6.75% (each such mortgage loan, a "Non-discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan in Pool 2 will be the fraction, expressed as a percentage, equal to (6.75% - NMR) / 6.75%. The "PO Percentage" with respect to any Non-discount Mortgage Loan in Pool 2 will be 0%.

                                      A2-11

     The initial Component Principal Balance of the Pool 2 component of the Class PO Certificates, which are not offered hereby, will be approximately $1,453,084, subject to the variance described herein relating to Pool 2.

     Distributions in reduction of the Class Certificate Principal Balance of each class of Pool 2 senior certificates entitled to principal distributions and in reduction of the Component Principal Balance of the Pool 2 component of the Class PO Certificates will be made on each Distribution Date under priority third under "-- Allocation of Pool 2 Available Funds" above. In accordance with priority third, the Pool 2 Available Funds remaining after the distribution of interest will be allocated to such certificates and Pool 2 components in an aggregate amount not to exceed the sum of the Pool 2 Senior Optimal Principal Amount and the Pool 2 Class PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Component Principal Balances of the Pool 2 component of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, under "-- Allocation of Pool 2 Available Funds" above. In accordance with each such priority, the Pool 2 Available Funds, if any, remaining after distributions of principal and interest on the Pool 2 senior certificates and the Pool 2 components of the Senior Component Certificates and payments in respect of the Pool 2 Class PO Deferred Amount on such Distribution Date will be allocated to the Pool 2 components of the Class M, Class B1 and Class B2 Certificates in an amount equal to each such component's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such component until any component ranking prior thereto has received distributions of interest and principal, and such component has received distributions of interest, on such Distribution Date.

     The "Pool 2 Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the Pool 2 Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Pool 2 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Pool 2 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Pool 2 Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 2 mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a Pool 2 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period (as defined below);

          (3) the Pool 2 Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 2 mortgage loans during the applicable Prepayment Period;

          (4) the lesser of:

             (a) the Pool 2 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 2 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in

                                      A2-12
        clause (4)(a)(x), and (x) the principal balance of each Pool 2 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

             (b) the Pool 2 Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Pool 2 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause
        (4)(b)(x), and (x) the Scheduled Principal Balance of each Pool 2 mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus (y) the Pool 2 Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) in respect of Pool 2 mortgage loans during the related Prepayment Period; and

          (5) the Pool 2 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 2 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 2 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     With respect to any Pool 2 mortgage loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Pool 2 mortgage loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Class 2-A5 Principal Distribution Amount" for any Distribution Date will equal the sum of:

             (a) the total of the amounts described in clauses (1) and (4) of the definition of Pool 2 Senior Optimal Principal Amount (without application of the Pool 2 Senior Percentage or Pool 2 Senior Prepayment Percentage) for such date multiplied by the Class 2-A5 Scheduled Distribution Percentage for such date; and

             (b) the total of the amounts described in clauses (2), (3) and (5) of the definition of the Pool 2 Senior Optimal Principal Amount (without application of the Pool 2 Senior Prepayment Percentage) for such date multiplied by the product of (x) the Class 2-A5 Percentage for such date and (y) the Class 2-A5 Prepayment Distribution Percentage for such date.

     Notwithstanding the foregoing, (1) on the Pool 2 Group I Final Distribution Date, the Class 2-A5 Principal Distribution Amount will be increased by any Pool 2 Senior Optimal Principal Amount remaining after distributions of principal have been made on the Pool 2 Group I Senior Certificates, and (2) following the Pool 2 Group I Final Distribution Date, the Class 2-A5 Principal Distribution Amount will equal the Pool 2 Senior Optimal Principal Amount.

                                      A2-13

     The "Class 2-A5 Percentage" for any Distribution Date will equal the percentage (carried to ten places rounded up) obtained by dividing (1) the Class Certificate Principal Balance of the Class 2-A5 Certificates immediately preceding such Distribution Date by (2) the aggregate Class Certificate Principal Balances of all the Pool 2 senior certificates and the Pool 2 Component Principal Balances of the Pool 2 component of the junior certificates immediately preceding such Distribution Date, provided, however, that the Class 2-A5 Percentage for any Distribution Date shall not exceed 100%; and provided, further, that on any Distribution Date after the Class Certificate Principal Balance of the Class 2-A5 Certificates has been reduced to zero, the Class 2-A5 Percentage for such Distribution Date shall be zero. The initial Class 2-A5 Percentage is expected to be approximately 10.76%.

     The "Class 2-A5 Scheduled Distribution Percentage" for any Distribution Date through the Distribution Date in April 2004 will equal 0%. The Class 2-A5 Scheduled Distribution Percentage on any Distribution Date after the Distribution Date in April 2004 will equal the Class 2-A5 Percentage for such Distribution Date. Notwithstanding the foregoing, on any Distribution Date after the Pool 2 Group I Final Distribution Date, the Class 2-A5 Scheduled Distribution Percentage will equal the Pool 2 Senior Percentage for such Distribution Date.

     The "Class 2-A5 Prepayment Distribution Percentage" for any Distribution Date will equal 0% through the Distribution Date in April 2004; 30% thereafter through the Distribution Date in April 2005; 40% thereafter through the Distribution Date in April 2006; 60% thereafter through the Distribution Date in April 2007; 80% thereafter through the Distribution Date in April 2008; and 100% thereafter.

     The "Pool 2 Group I Final Distribution Date" is the Distribution Date on which the Class Certificate Principal Balance of each of the Pool 2 Group I Senior Certificates has been reduced to zero.

     The "Pool 2 Senior Percentage" on any Distribution Date will equal the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Pool 2 senior certificates entitled to principal distributions immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Pool 2 senior certificates entitled to principal distributions and the Component Principal Balances of the Pool 2 components of the junior certificates immediately preceding such Distribution Date. The initial Pool 2 Senior Percentage is expected to be approximately 96.00%.

                                      A2-14

     The "Pool 2 Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                  SENIOR PREPAYMENT PERCENTAGE
------------------------                 -------------------------------
May 1999 - April 2004................    100%
May 2004 - April 2005................    Pool 2 Senior Percentage plus
                                         70% of the Pool 2 Junior
                                         Percentage
May 2005 - April 2006................    Pool 2 Senior Percentage plus
                                         60% of the Pool 2 Junior
                                         Percentage
May 2006 - April 2007................    Pool 2 Senior Percentage plus
                                         40% of the Pool 2 Junior
                                         Percentage
May 2007 - April 2008................    Pool 2 Senior Percentage plus
                                         20% of the Pool 2 Junior
                                         Percentage
May 2008 and thereafter..............    Pool 2 Senior Percentage

     Notwithstanding the foregoing, if the Pool 2 Senior Percentage on any Distribution Date exceeds the initial Pool 2 Senior Percentage, the Pool 2 Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Pool 2 Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the "Pool 2 Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either:

     (A)(1) the aggregate Scheduled Principal Balance of Pool 2 mortgage loans delinquent 60 days or more (including for this purpose any Pool 2 mortgage loans in foreclosure and Pool 2 mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate Component Principal Balances of the Pool 2 components of the junior certificates as of such date; and

         (2) cumulative Realized Losses in respect of the Pool 2 mortgage loans do not exceed:

            (a)  30% of the aggregate Component Principal Balances of the Pool 2 components of the junior certificates as of the date of issuance of the certificates (the "Original Pool 2 Junior Component Principal Balance") if such Distribution Date occurs between and including May 2004 and April 2005;

            (b)  35% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2005 and April 2006;

            (c)  40% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2006 and April 2007;

            (d)  45% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2007 and April 2008; and

                                      A2-15

            (e)  50% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs during or after May 2008; or

     (B)(1) the aggregate Scheduled Principal Balance of Pool 2 mortgage loans delinquent 60 days or more (including for this purpose any Pool 2 mortgage loans in foreclosure and Pool 2 mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Pool 2 mortgage loans averaged over the last three months, does not exceed 4%; and

         (2) cumulative Realized Losses in respect of Pool 2 mortgage loans do not exceed:

            (a)  10% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2004 and April 2005;

            (b)  15% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2005 and April 2006;

            (c)  20% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2006 and April 2007;

            (d)  25% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs between and including May 2007 and April 2008; and

            (e)  30% of the Original Pool 2 Junior Component Principal Balance
                  if such Distribution Date occurs during or after May 2008.

     The "Pool 2 Class PO Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the applicable PO Percentage of all scheduled payments of principal due on each Pool 2 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Pool 2 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the applicable PO Percentage of the Scheduled Principal Balance of each Pool 2 mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a Pool 2 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the applicable PO Percentage of all partial prepayments of principal received in respect of Pool 2 mortgage loans during the related Prepayment Period;

          (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each Pool 2 mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each Pool 2 mortgage loan

                                      A2-16
     that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

          (5) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 2 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 2 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     For purposes of clauses (2) and (5) above, the Scheduled Principal Balance of a Pool 2 mortgage loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Pool 2 Bankruptcy Coverage Termination Date.

     The "Pool 2 Junior Percentage" on any Distribution Date will equal 100% minus the Pool 2 Senior Percentage. The "Pool 2 Junior Prepayment Percentage" will equal 100% minus the Pool 2 Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Pool 2 senior certificates entitled to principal distributions have each been reduced to zero (the "Pool 2 Senior Final Distribution Date"), the Pool 2 Junior Prepayment Percentage will equal 100%. The initial Pool 2 Junior Percentage is expected to be approximately 4.00%.

     The "Pool 2 Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Component Principal Balances of the Pool 2 components of the junior certificates immediately prior to such Distribution
Date):

          (1) the Pool 2 Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding Pool 2 mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Pool 2 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Pool 2 Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 2 mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a Pool 2 mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the Pool 2 Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 2 mortgage loans during the related Prepayment Period, plus, on the Pool 2 Senior Final Distribution Date, 100% of any Pool 2 Senior Optimal Principal Amount remaining undistributed on such date;

          (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Pool 2, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each Pool 2 mortgage loan that was purchased

                                      A2-17
     by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds
     (c) the sum of the amounts distributable to the Pool 2 senior certificates under clause (4) of the definition of Pool 2 Senior Optimal Principal Amount on such Distribution Date; and

          (5) the Pool 2 Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 2 mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 2 mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     The "Allocable Share" with respect to the Pool 2 component of any class of junior certificates on any Distribution Date will generally equal such component's pro rata share (based on the Component Principal Balance of each component entitled thereto) of each of the elements of the Pool 2 Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Pool 2 component of a Class B Certificate shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Pool 2 Junior Optimal Principal Amount unless the Pool 2 Class Prepayment Distribution Trigger for the related component is satisfied for such Distribution Date.

     The "Pool 2 Class Prepayment Distribution Trigger" for the Pool 2 component of a class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Component Principal Balance of the Pool 2 component of such class and each class subordinate thereto, if any, and the denominator of which is the Pool 2 Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the date of issuance of the certificates. If, on any Distribution Date, the Component Principal Balance of the Pool 2 component of the Class M Certificates or of any class of Class B Certificates for which the related Pool 2 Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such component under clauses (2), (3) and (5) of the definition of Pool 2 Junior Optimal Principal Amount, to the extent of such component's remaining Allocable Share, shall be distributed to the remaining Pool 2 components of the junior certificates in reduction of their respective Component Principal Balances in order of priority. If the Pool 2 Class Prepayment Distribution Trigger is not satisfied for the Pool 2 component of any class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of the Pool 2 components of the more senior ranking classes of junior certificates because the amount otherwise distributable to such components under clauses (2), (3) and (5) of the definition of Pool 2 Junior Optimal Principal Amount will be distributable among the outstanding Pool 2 components of the Class M Certificates and each class of the Class B Certificates as to which the related Pool 2 Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described in this Annex 2. On any Distribution Date, any reduction in funds available for distribution to the Pool 2 components of the junior certificates resulting from a distribution of the Pool 2 Class PO Deferred Amount to the Pool 2 component of the Class PO Certificates will be allocated to the Pool 2 components of the junior certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

                                      A2-18

PRINCIPAL DISTRIBUTIONS ON THE CLASS 2-A3 CERTIFICATES

General

     Arrangements have been made to distribute principal on the Class 2-A3 Certificates in $1,000 increments. These arrangements are intended to accommodate retail investors who may not wish to receive their principal distributions in amounts smaller than $1,000 and to give a limited payment priority to investors who request early payment. As a result, only some certificates in this class will receive distributions of principal on any given date on which principal would otherwise be distributed on all certificates of this class.

     Principal payments on the Class 2-A3 Certificates will be made as follows:

     . The amount of principal, if any, distributable on each Distribution Date on the class as a whole will be determined as described under "Distributions on the Pool 2 Certificates -- Allocation of Pool 2 Available Funds" above.

     . The distribution of principal will be rounded upward to an integral multiple of $1,000 by withdrawing funds from the Class 2-A3 Rounding Account (as defined below), if necessary.

     . The Trustee will remit distributions of principal to DTC in integral multiples of $1,000. DTC will then remit such distributions to its participants on behalf of the beneficial owners. The participants and the relevant Financial Intermediaries in turn will be responsible for remitting principal payments to their customers as described above.

     . Holders who have properly made a Principal Distribution Request, as described below, will be paid before other holders, to the extent of available principal.

     . Principal Distribution Requests submitted on behalf of Deceased Holders
       (as defined below) will be entitled to a first priority, and requests from beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority.

     . If more principal is available for distribution on a Distribution Date than the amount covered by valid Principal Distribution Requests, beneficial owners will receive distributions of principal on such Distribution Date in integral multiples of $1,000 pursuant to DTC's random lot procedures, to the extent of such excess.

Notwithstanding the foregoing, on and after the Pool 2 Cross-Over Date, distributions on the Class 2-A3 Certificates will be made pro rata among all holders of the certificates of such class and will not be made in integral multiples of $1,000, by requested distributions or by random lot.

     There can be no assurance that each participant receiving distributions of principal made by random lot, or in accordance with Principal Distribution Requests, and that each Financial Intermediary in the chain to beneficial owners, will remit distributions to their customers by random lot or in accordance with Principal Distribution Requests. Investors should ask their brokers or other intermediaries what allocation procedures they use. Neither GECMSI nor the Trustee will be responsible for the manner in which DTC, any participant or any Financial Intermediary allots distributions on these certificates.

     The Agreement will provide that, in the event definitive physical certificates are issued in respect of the Class 2-A3 Certificates, the Trustee will determine which physical certificates will receive principal distributions on the applicable Distribution Date using procedures comparable to those described herein.

                                      A2-19

     Due to the procedures for distributions described herein, there can be no assurance that any particular beneficial owner of a Class 2-A3 Certificate will receive a principal distribution on any Distribution Date. The timing and amount of distributions in reduction of the Class Certificate Principal Balance of these certificates is highly uncertain, and such distributions may be made earlier or later than the date, or in amounts different from that, desired by a beneficial owner of such certificate. Accordingly, the allocation of principal distributions in respect of such certificates may result in actual yields to investors and weighted average lives that vary significantly from those anticipated, and such yields and weighted average lives will vary among the holders of each such class of certificates. See the risk factor on page S-14.

Rounding of Distributions of Principal

     For purposes of distributions of principal on the Class 2-A3 Certificates, a rounding account (the "Class 2-A3 Rounding Account") will be established on behalf of each such class on the date of issuance of the certificates by the deposit of $999.99 in a segregated, non-interest bearing account maintained by the Trustee pursuant to the Agreement. Prior to the Pool 2 Cross-Over Date, whenever distributions of principal are to be made on the Class 2-A3 Certificates, the amount allocable to such class will be rounded upward to an integral multiple of $1,000, if necessary.

     On the first Distribution Date when distributions of principal will be made on the Class 2-A3 Certificates, the Trustee will withdraw from the Class 2-A3 Rounding Account any funds needed to round the amount allocable to the Class 2-A3 Certificates upward to the next integral multiple of $1,000 and will distribute the rounded amount. On the next Distribution Date when distributions of principal will be made on such class of certificates, the Trustee will first apply the amount allocable to such class in respect of principal to repay any amount withdrawn from the Class 2-A3 Rounding Account on the previous Distribution Date; then it will round the remainder of such allocable amount upward to the next integral multiple of $1,000 by making another withdrawal from the Class 2-A3 Rounding Account and will distribute this amount. This process will continue on subsequent Distribution Dates prior to the Pool 2 Cross-Over Date until the Class Certificate Principal Balance of the Class 2-A3 Certificates has been reduced to zero.

     Upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the Class 2-A3 Certificates is reduced to zero, the balance in the Class 2-A3 Rounding Account will be restored to $999.99 from Pool 2 Available Funds otherwise available for distribution to other classes of certificates and will be distributed to the holder of the residual certificates, and the Class 2-A3 Rounding Account will be terminated.

     As a result of the operation of the Class 2-A3 Rounding Account, the aggregate distributions made in reduction of the Class Certificate Principal Balance of the Class 2-A3 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the Class Certificate Principal Balance of the Class 2-A3 Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

Principal Distribution Requests and Withdrawals

     Each beneficial owner of a Class 2-A3 Certificate may request that a distribution of principal be made on a Distribution Date, in any integral multiple of $1,000, by delivering

                                      A2-20
a written request (each, a "Principal Distribution Request") to the DTC participant or Financial Intermediary that maintains such beneficial owner's account. The participant should in turn make the request to DTC (or, in the case of a Financial Intermediary, such firm must notify the related participant of such request, which participant should make the request to DTC) on a form required by DTC and provided to the participant.

     In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be re-requested. Upon receipt of such Principal Distribution Request, DTC will date and time-stamp such request. Such requests will be honored on any Distribution Date only to the extent that they are received by DTC on or before the Record Date for such Distribution Date. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Such requests shall be made available to the Trustee through the facilities of DTC, Principal Distribution Requests delivered to DTC after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below.

     In the case of Principal Distribution Requests on behalf of Living Holders, DTC will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Class 2-A3 Certificate will be held by DTC until such request has been accepted or has been withdrawn in writing as described below.

     On any Distribution Date on which principal distributions are made on the Class 2-A3 Certificates, priority of distributions of principal in respect of such class of certificates will be given to holders of such class of certificates on whose behalf Principal Distribution Requests have been duly received and not withdrawn. DTC will honor Principal Distribution Requests in the following order of priority:

          first, DTC will honor Principal Distribution Requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until such requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

          second, DTC will honor Principal Distribution Requests submitted on behalf of Living Holders in the order of priority established by DTC, until such requests have been honored in an amount of up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor Principal Distribution Requests submitted on behalf of each Deceased Holder as provided in priority first up to a second $100,000 and Principal Distribution Requests submitted on behalf of each Living Holder as provided in priority second up to a second $10,000. This sequence of priorities will be repeated until all

                                      A2-21

Principal Distribution Requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class 2-A3 Certificates.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class 2-A3 Certificates on a given Distribution Date is insufficient to honor all Principal Distribution Request, such requests will be honored on succeeding Distribution Dates as principal becomes available for distribution on the Class 2-A3 Certificates, without the need for the holders to resubmit their Principal Distribution Requests.

     On any Distribution Date on which principal distributions are to be made on the Class 2-A3 Certificates, the Trustee will advise DTC as to which Principal Distribution Requests should be honored, and in what amounts.

     Any beneficial owner of a Class 2-A3 Certificate with respect to which a Principal Distribution Request has been made may withdraw such request by so notifying in writing the participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The participant should forward the Withdrawal to DTC on a form required by DTC. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related participant, which in turn should forward the Withdrawal of such request on such form to DTC. If such Withdrawal has not been received by DTC on or before the Record Date for the applicable Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to such Distribution Date.

     Neither GECMSI nor the Trustee will be liable for any delay or failure by any DTC participant or any Financial Intermediary in the delivery of Principal Distribution Requests or Withdrawals to DTC.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class 2-A3 Certificates on any Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such class on such date, additional principal distributions, in integral multiples equal to $1,000, will be made to the holders of such class in accordance with DTC's established random lot procedures, without regard to whether or not such certificateholders have submitted Principal Distribution Requests.

Definition of "Deceased Holder"

     A "Deceased Holder" is a beneficial owner of a Class 2-A3 Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

     Class 2-A3 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class 2-A3 Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein.

     Class 2-A3 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's

                                      A2-22
beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Class 2-A3 Certificates greater than the number of individual Class 2-A3 Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class 2-A3 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Class 2-A3 Certificate will be deemed to be the death of the beneficial owner of the Class 2-A3 Certificate regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee.

     Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Class 2-A3 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Class 2-A3 Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

ALLOCATION OF REALIZED LOSSES ON THE POOL 2 CERTIFICATES

     For definitions of "Realized Loss," "Liquidated Mortgage Loan," "Deficient Valuation," "Debt Service Reduction," "Bankruptcy Loss," "Fraud Loss," and "Special Hazard Loss," see "Allocation of Realized Losses on the Pool 1 Certificates" in Annex 1.

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Discount Mortgage Loan in Pool 2 will be allocated to the Pool 2 component of the Class PO Certificates until the Component Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Pool 2 Cross-Over Date, the aggregate of all amounts so allocable to the Pool 2 component of the Class PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Discount Mortgage Loans in Pool 2 and all amounts previously allocated in respect of such losses to the Pool 2 component of the Class PO Certificates and not distributed on prior Distribution Dates will be the "Pool 2 Class PO Deferred Amount."

     To the extent funds are available therefor on any Distribution Date through the Pool 2 Cross-Over Date, distributions in respect of the Pool 2 Class PO Deferred Amount will be made on the Pool 2 component of the Class PO Certificates in accordance with priority fourth under "-- Distributions on the Pool 2 Certificates -- Allocation of Pool 2 Available Funds" above. Any distribution of Pool 2 Available Funds in respect of the Pool 2 Class PO Deferred Amount will not reduce the Component Principal Balance of the Pool 2 component of the Class PO Certificates. No interest will accrue on the Pool 2 Class PO Deferred Amount. On each Distribution Date through the Pool 2 Cross-Over

                                      A2-23

Date, the Component Principal Balance of the Pool 2 component of the lowest ranking class of junior certificates then outstanding will be reduced by the amount of any distributions in respect of the Pool 2 Class PO Deferred Amount on such Distribution Date, through the operation of the Pool 2 Class PO Deferred Payment Writedown Amount. After the Pool 2 Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Pool 2 component of the Class PO Certificates will not be added to, the Pool 2 Class PO Deferred Amount. Any distribution of Unanticipated Recoveries on the Pool 2 component of the Class PO Certificates will be adjusted to take into account the Pool 2 Class PO Deferred Amount previously paid to such component as specified in the Agreement. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus.

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Pool 2 mortgage loan for any Distribution Date will not be allocated to any Pool 2 senior certificates entitled to principal distributions until the Pool 2 Cross-Over Date. Prior to the Pool 2 Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the Pool 2 components of the outstanding classes of junior certificates, in inverse order of priority, until the Pool 2 Component Principal Balance of each such class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Pool 2 component of the Class B5 Certificates while such certificates are outstanding, second to the Pool 2 component of the Class B4 Certificates, and so on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Pool 2 mortgage loan for any Distribution Date will be allocated pro rata among all outstanding classes of Pool 2 senior certificates entitled to principal distributions and Pool 2 components of Component Certificates entitled to principal distributions (other than the Class PO Certificates) based on their Class Certificate Principal Balances or Component Principal Balances, as the case may be.

     An "Excess Loss" in respect of a Pool 2 mortgage loan is any Bankruptcy Loss, Fraud Loss and Special Hazard Loss (each a type of Realized Loss) occurring after the Pool 2 Bankruptcy Coverage Termination Date, Pool 2 Fraud Coverage Termination Date and Pool 2 Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Pool 2 Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) with respect to Pool 2 mortgage loans will be allocated among the outstanding classes of Pool 2 senior certificates entitled to principal distributions pro rata based upon their Class Certificate Principal Balances.

     No reduction of the Class Certificate Principal Balance or Component Principal Balance of any class or component of Pool 2 certificates shall be made on any Distribution Date on account of any Realized Loss with respect to Pool 2 mortgage loans to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balances of all of the Pool 2 senior certificates and the Component Principal Balances of the Pool 2 components of all Component Certificates as of such Distribution Date to an amount less than the Pool 2 Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Pool 2 Bankruptcy Coverage Termination Date (such limitation being the "Pool 2 Loss Allocation Limitation").

                                      A2-24

     Because the Notional Principal Balance of each of the Class 2-A4 and Class 2-A6 Certificates will be equal to the Class Certificate Principal Balance from time to time of the Class 2-A3 Certificates, any Realized Losses that are applied to reduce the Class Certificate Balance of the Class 2-A3 Certificates will also reduce by any equivalent amount the Notional Principal Balance of each of the Class 2-A4 and Class 2-A6 Certificates. As a result, the amount of interest distributable on the Class 2-A4 and Class 2-A6 Certificates would be reduced.

     The principal portion of Debt Service Reductions with respect to Pool 2 mortgage loans will not be allocated in reduction of the Certificate Principal Balance or the Component Principal Balance of the Pool 2 component of any certificate. However, after the Pool 2 Bankruptcy Coverage Termination Date, the amounts distributable under clause (1) of the definitions of Pool 2 Senior Optimal Principal Amount, Pool 2 Class PO Principal Distribution Amount and Pool 2 Junior Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Pool 2 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Pool 2 components of the junior certificates in right of distribution, any Debt Service Reductions prior to the Pool 2 Bankruptcy Coverage Termination Date will be borne by the Pool 2 components of the junior certificates (to the extent then outstanding) in inverse order of priority.

     All allocations of Realized Losses to a class of Pool 2 certificates or to the Pool 2 component of a class of certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance or Component Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Pool 2 component of the Class PO Certificates on any Distribution Date through the Pool 2 Cross-Over Date will also be taken into account in determining distributions in respect of the Pool 2 Class PO Deferred Amount for such Distribution Date.

     The interest portion of all Realized Losses in respect of Pool 2 mortgage loans will be allocated among the outstanding classes of Pool 2 senior certificates and Pool 2 components of Component Certificates entitled to distributions of interest to the extent described under "-- Distributions on the Pool 2 Certificates -- Interest" above.

     The applicable Non-PO Percentage of any Deficient Valuation on a Pool 2 mortgage loan will on each Distribution Date be allocated solely to the outstanding Pool 2 components of the junior certificates until the Pool 2 Bankruptcy Coverage Termination Date. The "Pool 2 Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Pool 2 Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Pool 2 Cross-Over Date, if earlier). On each Distribution Date, the "Pool 2 Bankruptcy Loss Amount" will equal approximately $100,000 (approximately 0.04% of the aggregate Scheduled Principal Balances of the Pool 2 mortgage loans as of the Cut-off
Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses in respect of the Pool 2 mortgage loans. The Pool 2 Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P that such

                                      A2-25
reduction or modification will not adversely affect the then current ratings of the senior certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

     The applicable Non-PO Percentage of any Fraud Loss in respect of a Pool 2 mortgage loan will on each Distribution Date be allocated solely to the outstanding Pool 2 components of the junior certificates until the Pool 2 Fraud Coverage Termination Date. The "Pool 2 Fraud Coverage Termination Date" is the Distribution Date upon which the Pool 2 Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Pool 2 Fraud Loss Amount" will equal approximately $2,523,648 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Pool 2 mortgage loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Pool 2 Fraud Loss Amount will equal approximately $2,523,648, minus the aggregate amount of Fraud Losses that would have been allocated to the Pool 2 components of the junior certificates in the absence of the Pool 2 Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Pool 2 Fraud Loss Amount will equal (1) the lesser of (a) the Pool 2 Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off
Date) of the aggregate outstanding principal balance of all of the Pool 2 mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Pool 2 components of the junior certificates in the absence of the Pool 2 Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Pool 2 Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss in respect of a Pool 2 mortgage loan will on each Distribution Date be allocated solely to the Pool 2 components of the outstanding junior certificates until the Pool 2 Special Hazard Termination Date. The "Pool 2 Special Hazard Termination Date" is the Distribution Date upon which the Pool 2 Special Hazard Loss Amount has been reduced to zero or a negative number (or the Pool 2 Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Pool 2 Special Hazard Loss Amount" will equal approximately $4,416,385 (approximately 1.75% of the aggregate Scheduled Principal Balances of the Pool 2 mortgage loans as of the Cut-off Date). As of any Distribution Date, the Pool 2 Special Hazard Loss Amount will equal approximately $4,416,385 minus the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Pool 2 components of the junior certificates in the absence of the Pool 2 Loss Allocation Limitation and (2) the Pool 2 Adjustment Amount. For each anniversary of the Cut-off Date, the "Pool 2 Adjustment Amount" shall be equal to the amount, if any, by which the Pool 2 Special Hazard Loss Amount (without giving effect to the deduction of the Pool 2 Adjustment Amount for such anniversary) exceeds the lesser of:

          (a) an amount calculated by GECMSI and approved by each of Fitch and S&P, which amount shall not be less than $500,000; and

          (b) the greater of (x) 1% (or if greater than 1%, the highest percentage of Pool 2 mortgage loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all the Pool 2 mortgage loans on the Distribution Date immediately preceding such anniversary and (y) twice

                                      A2-26
     the outstanding principal balance of the Pool 2 mortgage loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the Pool 2 certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Pool 2 mortgage loans underlying the certificates. You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield on your certificates.

PREPAYMENTS

     The rate of distribution of principal of the Pool 2 certificates (and the aggregate amount of interest payable on the Class 2-A4 and Class 2-A6 Certificates and the Pool 2 component of the Class S Certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the Pool 2 mortgage loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by GECMSI in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by GECMSI, or prepayments in connection with biweekly payment programs, participation in which may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties, from repurchase by GECMSI of any Pool 2 mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) and from an exercise by GECMSI of its option to repurchase a Pool 2 mortgage loan that is a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the Pool 2 mortgage loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Pool 2 certificateholders (other than holders of the Class 2-A4, Class 2-A6 and Class S Certificates) will generally be entitled on any Distribution Date to receive from Pool 2 Available Funds distributions of amounts based on clause (4) of each of the definitions of Pool 2 Senior Optimal Principal Amount, Pool 2 Class PO Principal Distribution Amount or Pool 2 Junior Optimal Principal Amount, as the case may be, the occurrence of defaults on the Pool 2 mortgage loans may produce the same effect on the certificates receiving such distributions as an early receipt of principal. See "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for a discussion of the factors that may influence prepayment rates.

     Voluntary prepayments in full of principal on the Pool 2 mortgage loans received by GECMSI (or, in the case of Pool 2 mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the Pool 2 certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Pool 2 mortgage loans are passed through to the Pool 2 certificateholders in the month following the month of receipt or payment. Any

                                      A2-27
prepayment of a Pool 2 mortgage loan or liquidation of a Pool 2 mortgage loan (by foreclosure proceedings or by virtue of the purchase of a Pool 2 mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Pool 2 certificateholders principal amounts (or, in the case of the Class 2-A4, Class 2-A6 and Class S Certificates, reducing the Notional Principal Balance or Pool 2 Notional Principal Balance thereof, as applicable) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     The entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a Pool 2 mortgage loan will be allocated solely to the outstanding Pool 2 senior certificates entitled to principal distributions during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. Among such Pool 2 senior certificates, such amounts will be allocated solely to the outstanding Pool 2 Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Pool 2 Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding Pool 2 senior certificates entitled to principal distributions on each Distribution Date after the Pool 2 Cross-Over Date. The resulting allocation between the Pool 2 Group I Senior Certificates and the Class 2-A5 Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the Pool 2 mortgage loans to holders of the Pool 2 Group I Senior Certificates relative to the Class 2-A5 Certificates through the earlier of the Pool 2 Group I Final Distribution Date and the Pool 2 Cross-Over Date. In addition, the Class 2-A5 Certificates will not receive any distributions of scheduled principal payments during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Pool 2 Group I Final Distribution Date and the Pool 2 Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding Pool 2 senior certificates entitled to principal distributions will be made pro rata among such certificates on each Distribution Date after the Pool 2 Cross-Over Date. See "Description of the Pool 2 Certificates -- Distributions on the Pool 2 Certificates -- Principal" herein.

     When a full prepayment is made on a Pool 2 mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the mortgage interest rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the Pool 2 certificateholders in the month following its receipt and the amount of interest thus distributed to Pool 2 certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted mortgage loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by Pool 2 certificateholders to the extent described herein. See "Description of the Pool 2 Certificates -- Distributions on the Pool 2 Certificates -- Interest" herein.

                                      A2-28

     Any partial prepayment will be applied to the balance of the related Pool 2 mortgage loan as of the first day of the month of receipt, will be passed through to the Pool 2 certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the Pool 2 certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain classes or components of the Pool 2 certificates also may be affected by any repurchase by GECMSI of the mortgage loans as described under "The Pooling and Servicing Agreement -- Termination" herein.

SENSITIVITY OF THE CLASS 2-A4 AND CLASS 2-A6 CERTIFICATES

     The yield to investors in the Class 2-A4 and Class 2-A6 Certificates will be highly sensitive to the rate of principal payments (including prepayments) on the Pool 2 mortgage loans. Investors in the Class 2-A4 and the Class 2-A6 Certificates should consider the associated risks, including the risk that faster than anticipated rates of prepayments on the Pool 2 mortgage loans could result in actual yields to investors that are significantly lower than anticipated yields or the failure of such investors to fully recover their investments. The Notional Principal Balance of each of the Class 2-A4 and Class 2-A6 Certificates at any time will equal the Class Certificate Principal Balance of the Class 2-A3 Certificates at such time.

     To illustrate the significance of prepayments on the distributions on the Class 2-A4 and Class 2-A6 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class 2-A4 and Class 2-A6 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price percentage for such certificates stated in such tables and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the Pool 2 mortgage loans will prepay at any of the constant levels of the Prepayment Assumption shown or any other constant rate until maturity or that all of the Pool 2 mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Pool 2 mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

                                      A2-29

     The following tables have been prepared based on the Pool 2 Modeling Assumptions (as defined herein) and the additional assumptions that:

          (1) the assumed purchase price of each of the Class 2-A4 and Class 2-A6 Certificates is as specified (expressed as a percentage of the Class Certificate Principal Balance thereof); and

          (2) such purchase price is paid on April 29, 1999.

 PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A4 CERTIFICATES     PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A6 CERTIFICATES
       (ASSUMED PURCHASE PRICE PERCENTAGE = 0.875%)                  (ASSUMED PURCHASE PRICE PERCENTAGE = 0.250%)
                   PREPAYMENT ASSUMPTION                                         PREPAYMENT ASSUMPTION
-----------------------------------------------------------   -----------------------------------------------------------
      0%        125%        275%         375%         500%          0%        125%        275%         375%         500%
 ------      ------      ------      -------      -------      ------      ------      ------      -------      -------
 25.355%     25.310%     24.234%      21.071%      13.114%     10.856%     10.515%      7.454%       1.780%     (11.719%)

---------------

* Corporate bond equivalent basis

     The Pool 2 mortgage loans may not have all the characteristics assumed and there can be no assurance that:

          (1) the Pool 2 mortgage loans will prepay at any of the constant rates shown in the table or any particular rate;

          (2) the pre-tax yield to maturity on the Class 2-A4 Certificates will correspond to any amounts shown herein; or

          (3) the respective purchase prices of the Class 2-A4 and Class 2-A6 Certificates will be as assumed.

     Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 2-A4 or Class 2-A6 Certificate.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Pool 2 certificates will depend on the rate of payment of principal of the Pool 2 mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Pool 2 mortgage loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Pool 2 mortgage loan is expected to be April 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the Pool 2 components of the junior certificates, delinquencies and defaults could affect the actual maturity of the Pool 2 certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE POOL 2 CERTIFICATES

     The weighted average life of a certificate is determined by:

      . multiplying the reduction, if any, in the principal balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date;

                                      A2-30

      .  summing the results; and

      . dividing the sum by the aggregate reductions in the principal balance of such certificate.

     The weighted average lives of the Pool 2 certificates will be affected, to varying degrees, by the rate of principal payments on the Pool 2 mortgage loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal on such certificates or the applicable components thereof. The interaction of the foregoing factors may have different effects on the various classes of the Pool 2 certificates or applicable components thereof and the effects on any class or component thereof may vary at different times during the life of such class or component thereof. Further, to the extent the prices of a class of Pool 2 certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such classes of certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in Pool 1 or Pool 2. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

Tables of Pool 2 Senior Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of Pool 2 senior certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such class of certificates. The figures in the table are based on the actual characteristics of the Pool 2 mortgage loans expected to be included in Pool 2. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption (other than 0% of the Prepayment Assumption) set forth in the table, it is assumed with respect to the Pool 2 mortgage loans (the "Pool 2 Modeling Assumptions") that:

          (1) the distributions in respect of the certificates are made and received in cash on the 25th day of each month commencing in May 1999;

          (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

          (3) the aggregate outstanding Scheduled Principal Balance of such mortgage loans as of the Cut-off Date is $252,364,834.85;

          (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any such mortgage loans as permitted or required by the Agreement;

                                      A2-31

          (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;

          (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in May 1999, and are computed prior to giving effect to prepayments received in the prior month;

          (7) prepayments representing payment in full of individual such mortgage loans are received on the last day of each month (commencing April
     1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of such mortgage loans;

          (8) the scheduled monthly payment for each mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

          (9) the initial Class Certificate Principal Balance and interest rate on the certificates for each class of Pool 2 senior certificates offered hereby are as indicated in the summary of this prospectus supplement;

          (10) the initial Component Principal Balances for the Pool 2 component of each class of the junior certificates offered hereby are as indicated in Annex 3, and the interest rate applicable to each such component is as indicated in the summary of this prospectus supplement;

          (11) the date of the initial issuance of the certificates is April 29, 1999; and

          (12) the amount distributable to the Pool 2 certificateholders is not reduced by the incurrence of any expenses by the trust.

     It is not likely that the Pool 2 mortgage loans will prepay at a constant level of the Prepayment Assumption. In addition, if the actual characteristics of the Pool 2 mortgage loans included in Pool 2 differ from those used in calculating the percentages set forth in the tables, the actual class certificate principal balance of each class of Pool 2 senior certificates outstanding at any time and the actual weighted average life of each class of Pool 2 senior certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                      A2-32

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                            CLASS 2-A1                         CLASS 2-A2              CLASS 2-A3+
                                 --------------------------------   --------------------------------   -----------
DISTRIBUTION DATE                 0%    125%   275%   375%   500%    0%    125%   275%   375%   500%    0%    125%
-----------------                ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.............   100   100    100    100    100     100   100    100    100    100     100   100
April 2000.....................    99    96     92     89     86     100   100    100    100    100     100   100
April 2001.....................    97    87     75     68     59     100   100    100    100    100     100   100
April 2002.....................    95    76     55     42     27     100   100    100    100    100     100   100
April 2003.....................    94    65     37     21      5     100   100    100    100    100      99    99
April 2004.....................    92    56     23      6      0     100   100    100    100      0      98    98
April 2005.....................    91    48     12      0      0     100   100    100     51      0      96    96
April 2006.....................    89    41      4      0      0     100   100    100      0      0      95    95
April 2007.....................    87    34      0      0      0     100   100     78      0      0      94    94
April 2008.....................    85    29      0      0      0     100   100     31      0      0      93    93
April 2009.....................    83    24      0      0      0     100   100      0      0      0      92    92
April 2010.....................    80    20      0      0      0     100   100      0      0      0      90    90
April 2011.....................    78    16      0      0      0     100   100      0      0      0      89    89
April 2012.....................    75    12      0      0      0     100   100      0      0      0      88    88
April 2013.....................    72     8      0      0      0     100   100      0      0      0      87    87
April 2014.....................    69     5      0      0      0     100   100      0      0      0      86    86
April 2015.....................    65     2      0      0      0     100   100      0      0      0      84    84
April 2016.....................    62     0      0      0      0     100    95      0      0      0      83    83
April 2017.....................    57     0      0      0      0     100    68      0      0      0      82    82
April 2018.....................    53     0      0      0      0     100    43      0      0      0      81    81
April 2019.....................    48     0      0      0      0     100    20      0      0      0      80    80
April 2020.....................    43     0      0      0      0     100     0      0      0      0      78    78
April 2021.....................    38     0      0      0      0     100     0      0      0      0      77    66
April 2022.....................    32     0      0      0      0     100     0      0      0      0      76    55
April 2023.....................    26     0      0      0      0     100     0      0      0      0      75    45
April 2024.....................    20     0      0      0      0     100     0      0      0      0      74    35
April 2025.....................    13     0      0      0      0     100     0      0      0      0      72    27
April 2026.....................     5     0      0      0      0     100     0      0      0      0      71    19
April 2027.....................     0     0      0      0      0      68     0      0      0      0      70    12
April 2028.....................     0     0      0      0      0       0     0      0      0      0      53     5
April 2029.....................     0     0      0      0      0       0     0      0      0      0       0     0
Weighted Average Life (in
  years)(1)....................  18.0   6.7    3.5    2.8    2.3    28.2  18.8    8.7    6.1    4.6    25.2  22.1

                                  CLASS 2-A3+
                                 ------------------
DISTRIBUTION DATE                275%   375%   500%
-----------------                ----   ----   ----
Initial Percentage.............  100    100    100
April 2000.....................  100    100    100
April 2001.....................  100    100    100
April 2002.....................  100    100    100
April 2003.....................   99     99     99
April 2004.....................   98     98     87
April 2005.....................   96     96     33
April 2006.....................   95     80      3
April 2007.....................   94     52      0
April 2008.....................   93     36      0
April 2009.....................   90     27      0
April 2010.....................   73     20      0
April 2011.....................   60     15      0
April 2012.....................   48     12      0
April 2013.....................   39      9      0
April 2014.....................   31      7      0
April 2015.....................   25      5      0
April 2016.....................   20      4      0
April 2017.....................   16      2      0
April 2018.....................   13      1      0
April 2019.....................   10      0      0
April 2020.....................    8      0      0
April 2021.....................    6      0      0
April 2022.....................    4      0      0
April 2023.....................    3      0      0
April 2024.....................    2      0      0
April 2025.....................    1      0      0
April 2026.....................    0      0      0
April 2027.....................    0      0      0
April 2028.....................    0      0      0
April 2029.....................    0      0      0
Weighted Average Life (in
  years)(1)....................  13.8   9.2    5.7

-------------------------
(1) The weighted average life is determined as described on page A2-30.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

                                      A2-33

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                           CLASS 2-A4+                         CLASS 2-A5              CLASS 2-A6+
                                 --------------------------------   --------------------------------   -----------
DISTRIBUTION DATE                 0%    125%   275%   375%   500%    0%    125%   275%   375%   500%    0%    125%
-----------------                ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.............   100   100    100    100    100     100   100    100    100    100     100   100
April 2000.....................   100   100    100    100    100     100   100    100    100    100     100   100
April 2001.....................   100   100    100    100    100     100   100    100    100    100     100   100
April 2002.....................   100   100    100    100    100     100   100    100    100    100     100   100
April 2003.....................    99    99     99     99     99     100   100    100    100    100      99    99
April 2004.....................    98    98     98     98     87     100   100    100    100    100      98    98
April 2005.....................    96    96     96     96     33      98    96     93     91     89      96    96
April 2006.....................    95    95     95     80      3      97    92     85     81     76      95    95
April 2007.....................    94    94     94     52      0      95    86     75     68     51      94    94
April 2008.....................    93    93     93     36      0      93    79     64     55     34      93    93
April 2009.....................    92    92     90     27      0      91    72     52     41     23      92    92
April 2010.....................    90    90     73     20      0      89    65     42     31     16      90    90
April 2011.....................    89    89     60     15      0      87    58     35     24     11      89    89
April 2012.....................    88    88     48     12      0      84    52     28     18      7      88    88
April 2013.....................    87    87     39      9      0      81    47     23     13      5      87    87
April 2014.....................    86    86     31      7      0      78    42     18     10      3      86    86
April 2015.....................    84    84     25      5      0      75    37     15      7      2      84    84
April 2016.....................    83    83     20      4      0      72    33     12      6      2      83    83
April 2017.....................    82    82     16      2      0      68    29      9      4      1      82    82
April 2018.....................    81    81     13      1      0      64    25      7      4      1      81    81
April 2019.....................    80    80     10      0      0      60    22      6      4      *      80    80
April 2020.....................    78    78      8      0      0      56    19      4      3      *      78    78
April 2021.....................    77    66      6      0      0      51    16      3      2      *      77    66
April 2022.....................    76    55      4      0      0      46    13      3      1      *      76    55
April 2023.....................    75    45      3      0      0      40    11      2      1      *      75    45
April 2024.....................    74    35      2      0      0      34     8      2      1      *      74    35
April 2025.....................    72    27      1      0      0      28     6      2      *      *      72    27
April 2026.....................    71    19      0      0      0      22     5      2      *      *      71    19
April 2027.....................    70    12      0      0      0      15     3      1      *      *      70    12
April 2028.....................    53     5      0      0      0       7     1      *      *      *      53     5
April 2029.....................     0     0      0      0      0       0     0      0      0      0       0     0
Weighted Average Life (in
  years)(1)....................  25.2  22.1   13.8    9.2    5.7    20.8  14.7   11.3   10.2    8.7    25.2  22.1

                                  CLASS 2-A6+
                                 ------------------
DISTRIBUTION DATE                275%   375%   500%
-----------------                ----   ----   ----
Initial Percentage.............  100    100    100
April 2000.....................  100    100    100
April 2001.....................  100    100    100
April 2002.....................  100    100    100
April 2003.....................   99     99     99
April 2004.....................   98     98     87
April 2005.....................   96     96     33
April 2006.....................   95     80      3
April 2007.....................   94     52      0
April 2008.....................   93     36      0
April 2009.....................   90     27      0
April 2010.....................   73     20      0
April 2011.....................   60     15      0
April 2012.....................   48     12      0
April 2013.....................   39      9      0
April 2014.....................   31      7      0
April 2015.....................   25      5      0
April 2016.....................   20      4      0
April 2017.....................   16      2      0
April 2018.....................   13      1      0
April 2019.....................   10      0      0
April 2020.....................    8      0      0
April 2021.....................    6      0      0
April 2022.....................    4      0      0
April 2023.....................    3      0      0
April 2024.....................    2      0      0
April 2025.....................    1      0      0
April 2026.....................    0      0      0
April 2027.....................    0      0      0
April 2028.....................    0      0      0
April 2029.....................    0      0      0
Weighted Average Life (in
  years)(1)....................  13.8   9.2    5.7

-------------------------

 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A2-30.

 + The information shown for this class of certificates is for illustrative purposes only, as this class of certificates is not entitled to distributions of principal and has no weighted average life. Because the Notional Principal Balance of this class of certificates will be determined by reference to the Class Certificate Principal Balance of the Class 2-A3 Certificates, reductions in the aggregate Notional Principal Balance of this class of certificates will occur concurrently with the reduction in the Class Certificate Principal Balance of the Class 2-A3 Certificates as described herein. The weighted average life shown for these certificates has been calculated on the assumption that a reduction in the Notional Principal Balance thereof is a distribution of principal.

                                      A2-34

                                    ANNEX 3

THE JUNIOR CERTIFICATES

     This Annex 3 describes some of the features of the junior certificates, including yield and weighted average life considerations, that are relevant to an investment in the junior certificates. You should read this annex carefully if you are considering a purchase of any class of the junior certificates offered hereby.

DESCRIPTION OF THE JUNIOR CERTIFICATES

     As described in this prospectus supplement, the trust will issue one group of junior certificates representing interests in both mortgage pools. Each class of junior certificates will consist of two components, each representing an interest in either Pool 1 or Pool 2. Amounts collected on each pool of mortgage loans will go only toward distributions on the component related to that pool. The components comprising each class of junior certificates are not separable and may not be represented by separate certificates. Holders of any class of junior certificates will have an undivided interest in those certificates in their entirety, and any amounts distributed in respect of either component will be distributed pro rata to the holders of such class of certificates.

     The initial Component Principal Balances of the Pool 1 and Pool 2 components of the junior certificates are as follows:

                                       INITIAL POOL 1         INITIAL POOL 2
                                     COMPONENT PRINCIPAL    COMPONENT PRINCIPAL
                                          BALANCES               BALANCES
                                     -------------------    -------------------
M..................................     $8,354,000.00          $4,668,000.00
B1.................................      3,387,000.00           1,893,000.00
B2.................................      2,032,000.00           1,010,000.00
B3.................................      2,258,000.00           1,261,000.00
B4.................................        903,000.00             505,000.00
B5.................................      1,129,516.04             757,750.36

     The Certificate Principal Balance of each class of junior certificates on any Distribution Date is the sum of the Component Principal Balances of the components thereof on such date.

     The Class B3, Class B4 and Class B5 Certificates are not offered by this prospectus supplement, and the initial component principal balances above are set forth only for the information of prospective investors in the certificates offered hereby in making an investment decision. Each component of the classes of junior certificates offered hereby will accrue interest at the certificate interest rate for the applicable class of certificates set forth in the summary of this prospectus supplement.

SUBORDINATION OF THE JUNIOR CERTIFICATES

Priority of Pool 1 and Pool 2 Senior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Component Principal Balance of the Pool 1 components of the junior certificates will equal approximately 4.00% of the aggregate Certificate Principal Balance of the Pool 1 certificates, and the aggregate Component Principal Balance of the Pool 2 components of the junior certificates will equal approximately 4.00% of the aggregate Certificate Principal Balance of the Pool 2 certificates.

                                      A3-1

     The rights of the holders of the junior certificates to receive distributions with respect to either the Pool 1 component or the Pool 2 component of their certificates will be subordinate to such rights of the holders of the corresponding senior certificates, to the extent described in "Annex 1 -- Distributions on the Pool 1 Certificates" and "Annex 2 -- Distributions on the Pool 2 Certificates."

     The subordination of the Pool 1 and Pool 2 components of the junior certificates is intended:

          (a) to enhance the likelihood of timely receipt by the holders of the related Pool 1 and Pool 2 senior certificates (to the extent of the subordination of the Pool 1 and Pool 2 components of the junior certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the related Pool 1 and Pool 2 senior certificates; and

          (b) to afford the holders of the Pool 1 and Pool 2 senior certificates (to the extent of the subordination of the Pool 1 and Pool 2 components of the junior certificates) protection against Realized Losses, to the extent described in the applicable annex.

     The protection afforded to the holders of the Pool 1 and Pool 2 senior certificates by means of the subordination feature will be accomplished by:

          (1) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the related Pool 1 component or Pool 2 component of the junior certificates, in accordance with the paydown rules specified under "-- Distributions on the Pool 1 Certificates -- Allocation of Available Pool 1 Funds" in Annex 1 or under "-- Distributions on the Pool 2 Certificates -- Allocation of Available Pool 2 Funds" in Annex 2, as applicable, the amounts due to the Pool 1 or Pool 2 senior certificate holders on each Distribution Date out of the Pool 1 or Pool 2 Available Funds, as applicable, with respect to such date and, if necessary, by the right of such holders to receive future distributions on the mortgage loans in Pool 1 or Pool 2, as applicable, that would otherwise have been payable to the Pool 1 component or Pool 2 component of the junior certificates, as applicable;

          (2) the allocation to the Pool 1 component or Pool 2 component of the junior certificates, as applicable, of the principal portion of the applicable Non-PO Percentage of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Pool 1 mortgage loan or Pool 2 mortgage loan, as applicable, to the extent set forth herein; and

          (3) the allocation to the Pool 1 component or Pool 2 component of the junior certificates of the applicable PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Pool 1 mortgage loan or Pool 2 mortgage loan, as applicable, to the extent set forth herein through the operation of the Pool 1 Class PO Deferred Payment Writedown Amount or Pool 2 Class PO Deferred Payment Writedown Amount, as applicable.

     The allocation of the principal portion of Realized Losses (as set forth herein) on the Pool 1 mortgage loans or Pool 2 mortgage loans to the Pool 1 component or Pool 2 component, as applicable, of the junior certificates on any Distribution Date will decrease the protection provided to the related Pool 1 or Pool 2 senior certificates then outstanding on future Distribution Dates by reducing the aggregate Component Principal Balance then

                                      A3-2
outstanding of the Pool 1 components or Pool 2 components, as applicable, of the junior certificates.

     In addition, in order to extend the period during which the Pool 1 and Pool 2 components of the junior certificates remain available as credit enhancement for the Pool 1 and Pool 2 senior certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a Pool 1 mortgage loan or a Pool 2 mortgage loan will be allocated to the Pool 1 or Pool 2 senior certificates entitled to principal distributions, as applicable, during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such Pool 1 or Pool 2 senior certificates as a group while, in the absence of losses in respect of the Pool 1 or Pool 2 mortgage loans, increasing the percentage interest in the principal balance of the Pool 1 or Pool 2 mortgage loans evidenced by the Pool 1 or Pool 2 components of the junior certificates. These amounts will be allocated among the Pool 1 senior certificates as described in Annex 1 and among the Pool 2 senior certificates as described in Annex 2.

     After the payment of amounts distributable in respect of the Pool 1 or Pool 2 senior certificates and the Pool 1 and Pool 2 components of the Senior Component Certificates on each Distribution Date, the related components of the junior certificates will be entitled on such date to the remaining portion, if any, of the Pool 1 Available Funds or Pool 2 Available Funds, as applicable, in an aggregate amount equal to the Accrued Certificate Interest on the related components of the junior certificates for such date, any remaining undistributed Accrued Certificate Interest on the related components of the junior certificates from previous Distribution Dates, and the sum of the Allocable Shares of the related components of the junior certificates. Amounts so distributed to the Pool 1 and Pool 2 components of the junior certificates will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

Priority Among Junior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, the two components of which are subordinate in right of distribution to the components of the junior certificates offered hereby to the extent described herein, will equal approximately 0.968% of the initial aggregate Certificate Principal Balance of all of the certificates and approximately 24.20% of the initial aggregate Certificate Principal Balance of all of the junior certificates.

     As of the date of the initial issuance of the certificates:

          (1) the aggregate Component Principal Balance of the Pool 1 components of the Class B3, Class B4 and Class B5 Certificates will equal approximately 0.95% of the aggregate Certificate Principal Balance and Component Principal Balance of the Pool 1 certificates and approximately 23.75% of the aggregate Component Principal Balance of the Pool 1 components of all of the junior certificates; and

          (2) the aggregate Component Principal Balance of the Pool 2 components of the Class B3, Class B4 and Class B5 Certificates will equal approximately 1.00% of the aggregate Certificate Principal Balance and Component Principal Balance of the Pool 2 certificates and approximately 25.00% of the aggregate Component Principal Balance of the Pool 2 components of all the junior certificates.

                                      A3-3

     On each Distribution Date, the Pool 1 or Pool 2 component of any particular class of junior certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Pool 1 Available Funds or Pool 2 Available Funds, as applicable, prior to any distribution being made on such date on the Pool 1 or Pool 2 component of each class of certificates ranking junior to such class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a Pool 1 mortgage loan or Pool 2 mortgage loan (other than a Debt Service Reduction or an Excess Loss), as applicable, and any Pool 1 Class PO Deferred Payment Writedown Amount or Pool 2 Class PO Deferred Payment Writedown Amount, as applicable, will be allocated, to the extent set forth herein, in reduction of the Component Principal Balances of the related components of the junior certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of the Pool 1 Class PO Deferred Payment Writedown Amount or Pool 2 Class PO Deferred Payment Writedown Amount, as applicable, to the Pool 1 or Pool 2 component of a class of junior certificates will be to reduce future distributions allocable to such component and increase the relative portion of distributions allocable to more senior components or classes.

     In order to maintain the relative levels of subordination among the Pool 1 components and the Pool 2 components of the junior certificates, respectively, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Pool 1 mortgage loans or Pool 2 mortgage loans, as applicable (which will not be distributable to the applicable components of the junior certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described in Annex 1 or Annex 2 on or following the Pool 1 Senior Final Distribution Date or Pool 2 Senior Final Distribution Date, as applicable), will not be distributable to the related components of any class of Class B Certificates on any Distribution Date for which the related Pool 1 Class Prepayment Distribution Trigger or Pool 2 Class Prepayment Distribution Trigger, as applicable, is not satisfied, except as described above. See Annex 1 -- "Distributions on the Pool 1 Certificates" or Annex 2 -- "Distributions on the Pool 2 Certificates," as applicable. If the Pool 1 Class Prepayment Distribution Trigger or Pool 2 Class Prepayment Distribution Trigger, as applicable, is not satisfied with respect to a particular Pool 1 or Pool 2 component of a class of Class B Certificates, the amortization of more senior ranking Pool 1 or Pool 2 components, as the case may be, of junior certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related mortgage loans, the percentage interest in the principal balance of the Pool 1 mortgage loans or Pool 2 mortgage loans, as the case may be, evidenced by such component of such Class B Certificates may increase.

     As a result of the subordination of the Pool 1 or Pool 2 component of any class of junior certificates, such component will be more sensitive than more senior ranking Pool 1 components or Pool 2 components, as applicable, and more sensitive than the related group of senior certificates to the rate of delinquencies and defaults on the Pool 1 mortgage loans or Pool 2 mortgage loans, as applicable, and under certain circumstances investors in the certificates comprised of such components may not recover their initial investment.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the junior certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of

                                      A3-4
principal (including both scheduled and unscheduled payments) of the mortgage loans underlying the certificates. For a discussion of relevant factors relating to the mortgage pools underlying each of the Pool 1 and Pool 2 components of the junior certificates and of factors relating to the yield and weighted average life of the Pool 1 and Pool 2 senior certificates, see "Yield and Weighted Average Life Considerations" in Annex 1 or Annex 2, as applicable. You should also refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield on your certificates.

THE CLASS M, CLASS B1 AND CLASS B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will depend upon the rate of payment of principal and the amount of distributions on each of the Pool 1 and Pool 2 components of such classes of certificates. Principal payment rates and distributions on each of the Pool 1 and Pool 2 components will be affected by the rate of prepayments on the Pool 1 mortgage loans or Pool 2 mortgage loans, as applicable, as well as the rate of mortgagor defaults resulting in Realized Losses on such mortgage loans, by the severity of those losses and by the timing thereof. See "Description of the Pool 1 Certificates -- Allocation of Realized Losses on the Pool 1 Certificates" in Annex 1 and "Description of the Pool 2 Certificates -- Allocation of Realized Losses on the Pool 2 Certificates" in Annex 2 herein for a description of the manner in which such losses are borne by the certificates or the components thereof. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses on the Pool 1 mortgage loans and/or Pool 2 mortgage loans that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     Depending on the relative performance of the Pool 1 mortgage loans and Pool 2 mortgage loans, the yields to maturity on the classes of Class B Certificates with higher numerical designations may be more sensitive to losses due to liquidations of defaulted mortgage loans than the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates may be more sensitive to such losses than the yields on the other classes of Pool 1 or Pool 2 certificates. Similarly, the yields to maturity on the Class M Certificates may be more sensitive to such losses than the yields on the Pool 1 or Pool 2 senior certificates and less sensitive than the yields on the Class B Certificates. The applicable components of the junior certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans in the related pool because the entire amount of such losses will be allocable to such components in inverse order of priority, either directly or through the allocation of the Pool 1 Class PO Deferred Payment Writedown Amount or Pool 2 Class PO Deferred Payment Writedown Amount, as applicable, except as provided herein. If the performance of one mortgage pool is significantly worse than the other, however, it is possible that the higher-ranking components related to that mortgage pool will be allocated losses prior to the lower-ranking components related to the other mortgage pool. As a result, for example, higher-ranking junior certificates may suffer losses while lower-ranking junior certificates are still outstanding. To the extent not covered by GECMSI's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a

                                      A3-5
relatively greater effect, depending on the relative performance of the Pool 1 and Pool 2 mortgage loans:

          (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations;

          (2) on the yields to investors in the Class B Certificates than on the yields to investors in the other classes of the Pool 1 or Pool 2 certificates; and

          (3) on the yields to investors in the Class M Certificates than on the yields to investors in the Pool 1 or Pool 2 senior certificates.

     As described in the applicable annex, amounts otherwise distributable to the Pool 1 or Pool 2 components of any class of Class B Certificates will be made available to protect the more senior ranking components or classes of the Pool 1 or Pool 2 certificates, as applicable, against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to the Pool 1 or Pool 2 components of the Class M Certificates will be made available to protect the holders of the Pool 1 or Pool 2 senior certificates, as applicable, against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the junior certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal on each component that is faster than that actually received, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of each of the Pool 1 and Pool 2 components of the junior certificates will depend on the rate of payment of principal of the Pool 1 mortgage loans or Pool 2 mortgage loans, as applicable (including prepayments, defaults, delinquencies and liquidations), which, in turn, will depend on the characteristics of the Pool 1 mortgage loans or Pool 2 mortgage loans, as applicable, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of any mortgage loan in either mortgage pool is expected to be April 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the Pool 1 or Pool 2 components of the Class B3, Class B4 and/or Class B5 Certificates, delinquencies and defaults could affect the actual maturity of the junior certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE JUNIOR CERTIFICATES

     For a general discussion of how the weighted average life of a certificate is determined and the factors that could affect the weighted average life of a certificate, see "Annex 1 -- Yield and Weighted Average Life Considerations."

Tables of Junior Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of junior certificates offered hereby that would be outstanding after

                                      A3-6
each of the dates shown at the specified constant percentages of the Prepayment Assumption (as defined in Annex 1) and the corresponding weighted average life of each such class of junior certificates. The figures in the table are based on the actual characteristics of the mortgage loans expected to be included in each of Pool 1 and Pool 2. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption set forth in the table, it is assumed with respect to each of the mortgage loans that:

          (1) the distributions in respect of the certificates are made and received in cash on the 25th day of each month commencing in May 1999;

          (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

          (3) the aggregate outstanding Scheduled Principal Balance as of the Cut-off Date of the Pool 1 mortgage loans is $451,582,304.25, and the aggregate outstanding Scheduled Principal Balance of the Pool 2 mortgage loans is $252,364,834.85;

          (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any such mortgage loans as permitted or required by the Agreement;

          (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;

          (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in May 1999, and are computed prior to giving effect to prepayments received in the prior month;

          (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing April 1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the mortgage loans;

          (8) the scheduled monthly payment for each such mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

          (9) the initial Class Certificate Principal Balance and interest rate on each class of certificates offered hereby are as indicated in the summary of this prospectus supplement or in this Annex 3;

          (10) the date of the initial issuance of the certificates is April 29, 1999; and

          (11) the amount distributable to certificateholders is not reduced by the incurrence of any expenses by the trust.

     It is not likely that the mortgage loans in either of Pool 1 or Pool 2 will prepay at a constant level of the Prepayment Assumption. In addition, if the actual characteristics of the mortgage loans differ from those used in calculating the percentages set forth in the tables, the actual class certificate principal balance of each class of junior certificates outstanding at any time and the actual weighted average life of each class of junior certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                      A3-7

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                                                      CLASSES M, B1 AND B2
                                                              ------------------------------------
DISTRIBUTION DATE                                              0%     125%    250%    275%    375%   500%
-----------------                                             -----   -----   -----   -----   ----   ----
Initial Percentage..........................................    100%    100%    100%    100%  100%    100%
                                                              -----   -----   -----   -----   ----   ----
April 2000..................................................     99      99      99      99    99      99
April 2001..................................................     98      98      98      98    98      98
April 2002..................................................     97      97      97      97    97      97
April 2003..................................................     95      95      95      95    95      95
April 2004..................................................     94      94      94      94    94      94
April 2005..................................................     93      90      88      88    86      83
April 2006..................................................     91      86      81      80    76      71
April 2007..................................................     89      81      72      71    64      56
April 2008..................................................     88      74      62      60    51      42
April 2009..................................................     86      67      52      49    39      28
April 2010..................................................     84      61      43      40    29      19
April 2011..................................................     81      55      36      32    22      13
April 2012..................................................     79      49      29      26    17       9
April 2013..................................................     76      44      24      21    13       6
April 2014..................................................     74      39      20      17     9       4
April 2015..................................................     71      35      16      14     7       3
April 2016..................................................     67      31      13      11     5       2
April 2017..................................................     64      27      11       9     4       1
April 2018..................................................     60      23       8       7     3       1
April 2019..................................................     56      20       7       5     2       1
April 2020..................................................     52      17       5       4     1       *
April 2021..................................................     47      15       4       3     1       *
April 2022..................................................     43      12       3       2     1       *
April 2023..................................................     38      10       2       2     *       *
April 2024..................................................     32       8       2       1     *       *
April 2025..................................................     26       6       1       1     *       *
April 2026..................................................     20       4       1       1     *       *
April 2027..................................................     14       3       *       *     *       *
April 2028..................................................      7       1       *       *     *       *
April 2029..................................................      0       0       0       0     0       0
Weighted Average Life (in years)(1).........................   19.7    13.9    11.2    10.8   9.7     8.7

-------------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page A1-39.

                                      A3-8